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Stock Purchase Agreement

by and among

Silvermark LLC,

a Delaware limited liability company,

or its Assignee(s)

Florida Gaming Corporation,

a Delaware corporation

and

Florida Gaming Centers, Inc.,

a Florida corporation

Dated as of November 25, 2012

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TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

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		Page
		No.

14.15	Counterparts	88

14.16	Remedies Cumulative	89

14.17	Alternative Structure; Section 363 Sale	89

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EXHIBITS
Exhibit A	Joinder
Exhibit B	Deposit Escrow Agreement
Exhibit C	Indemnification Escrow Agreement

* The schedules to this exhibit listed below have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SCHEDULES
Schedule I	Real Property
Schedule II	Included Contracts
Schedule III	Tangible Personal Property
Schedule IV	Intangible Personal Property
Schedule V	Surveys
Schedule VI	Other Assets
Schedule VII	Excluded Contracts
Schedule VIII	Excluded Litigation
Schedule IX	Additional Excluded Assets
Schedule X	Excluded Liabilities
Schedule 2.01(a)	Corporate Matters
Schedule 2.03(b)	Seller Parties - Approvals, Consents/Conflicts
Schedule 2.06(a)	Financial Statements
Schedule 2.06(b)	Indebtedness
Schedule 2.07	No Material Change
Schedule 2.09(a)	Taxes
Schedule 2.09(c)	Tax Returns
Schedule 2.10	Legal Proceedings
Schedule 2.11	Compliance With Laws
Schedule 2.12(a)	Benefit Plans; ERISA
Schedule 2.13(a)	Real Property
Schedule 2.13(b)	Real Property Issues
Schedule 2.13(d)	Insurance Claims/Notice of Defects
Schedule 2.13(m)	Percentage Payments
Schedule 2.15(d)	Restrictions Under Contracts
Schedule 2.16(a)	Contracts
Schedule 2.16(c)	Contracts- Rights to Terminate as a Result of Sale
Schedule 2.17	Insurance
Schedule 2.18	Affiliate Transactions
Schedule 2.19(a)	Environmental Matters
Schedule 2.19(e)	Decrees Regarding Environmental Claims
Schedule 2.20	Inventory Matters
Schedule 2.22	Guarantees
Schedule 2.23	Shared Facilities/Services
Schedule 2.24	Employees
Schedule 2.24(l)	Severance Agreements/Policies

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Schedule 2.28	Suppliers
Schedule 3.03(b)	Purchaser - Approvals, Consents/Conflicts
Schedule 6.05	Third Party Consents

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT dated as of November 25, 2012 (the “Effective Date”) is made and entered into by and among SILVERMARK LLC, a Delaware limited liability company (“Purchaser”) or its assignee(s) pursuant to Section 14.08, FLORIDA GAMING CORPORATION, a Delaware corporation (“Seller”) and FLORIDA GAMING CENTERS, INC., a Florida corporation (“Company”). Seller and Company are sometimes collectively referred to herein as the “Seller Parties” and individually referred to herein as a “Seller Party”. Capitalized terms not otherwise defined herein have the meanings set forth in Section 13.01.

WHEREAS, Company is engaged in the business of the operation of jai alai, slot machines and related gaming and other ancillary businesses, including poker, domino, cards and inter-track wagering, in Miami, Florida (d/b/a Miami Jai Alai) and Ft. Pierce, Florida (d/b/a Ft. Pierce Jai Alai), and holds and operates under the Gaming Licenses (collectively, the “Business”); and

WHEREAS, effective as of October 25, 2012, pursuant to an Order (the “Receivership Order”) of the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (the “Court”), Case No. 12-35064CA58, David Jonas was appointed as the temporary Receiver of the Assets of Company; and

WHEREAS, Seller is the sole shareholder of Company and owns all of the issued and outstanding shares of capital stock of Company; and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of the shares of capital stock in Company, free and clear of any and all Liens, for the consideration and on the terms set forth in this Agreement; and

WHEREAS, in order to induce Purchaser to execute and deliver this Agreement, William B. Collett, Sr. and William B. Collett, Jr., who are individual residents of the State of Florida (the “Colletts”) and indirect principal shareholders of Seller, executed and delivered the Guarantee and Joinder dated as of the date hereof (the “Joinder”) in the form attached hereto as Exhibit A; and

WHEREAS, the Board of Directors of Seller (the “Seller Board”) has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that the transactions contemplated by this Agreement, including the Sale, are fair to and in the best interests of Seller and its shareholders, (ii) adopted this Agreement and approved the transactions contemplated hereby, including the Sale, and (iii) recommended that Seller’s shareholders approve this Agreement (the “Seller Board Recommendation”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I

SALE OF shares AND CLOSING

1.01         Purchase and Sale of Stock of Company.

(a)          On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, acquire, accept and pay for, all of the issued and outstanding shares of capital stock of Company, consisting of One Thousand (1,000) shares (the “Shares”) of Company’s common stock, no par value per share (the “Common Stock”), free and clear of any and all Liens (the “Sale”). Upon the Closing of the Sale, Purchaser shall become the sole shareholder and sole beneficial owner of Company and own all of the issued and outstanding shares of capital stock of Company.

(b)          From and after the Effective Date, the Company shall use its best efforts to obtain an order from the Court : (i) approving and authorizing this Agreement, the Sale and the transactions contemplated under this Agreement or ruling that such approval and authorization by the Court is not required in order for the Company to be a party to this Agreement, and (ii) requiring the Receiver to cooperate with the Company to allow the Company to comply with and fulfill its obligations under this Agreement (collectively, the “Court Authorization Order”). The foregoing shall include, the Company’s obligation to request and use its best efforts to obtain the Court Authorization Order at the hearing currently scheduled for November 27, 2012. In the event that the Court does not issue the Court Authorization Order by November 27, 2012 or such other date as Purchaser and Seller may otherwise agree in writing, then the Company shall continue to use its best efforts to obtain the same, but provided that Purchaser shall have the right and option, which may be exercised by Purchaser in its sole and absolute discretion, at any time on or before the Due Diligence Termination Date, to either (i) remove the Company as a party to this Agreement and continue this Agreement as an agreement between Purchaser and Seller without the Company; or (ii) terminate this Agreement by written notice to Seller, whereupon the Deposit shall be refunded to Purchaser by the Escrow Agent. Upon any such termination, neither Purchaser nor any of its Representatives shall have any Liability or obligation whatsoever to any party hereto or any other Person under or pursuant to this Agreement, any of the Ancillary Agreements or applicable Law. Seller and the Company agree that in the event that this Agreement is filed with or disclosed to the Court, Seller and the Company will use their best efforts to obtain confidential treatment from the Court with respect to any proprietary information, trade secrets and other confidential information contained in this Agreement unless Purchaser otherwise consents in writing.

1.02         Purchase Price; Deposit; Allocation.

(a)          Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price for the Shares and the covenant not to compete of Seller contained in Section 4.10 is One Hundred Fifteen Million Dollars ($115,000,000) (the “Purchase Price”). Upon Closing, the Creditor Payments, the Deposit, the Retention Amount and the Holdback Amount shall be deducted from the Purchase Price and the remaining amount of the Purchase Price (the “Remaining Purchase Price”), as adjusted based on prorations and credits under this Agreement, shall be payable to Seller in immediately available United States funds at the Closing in the manner provided in Section 1.04.

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(b)          Deposit. Within ten (10) Business Days following the Effective Date, Purchaser shall deliver the Deposit to Escrow Agent. The Deposit shall be paid by good check (drawn on a bank doing business in Miami-Dade County, Florida) or by electronic wire transfer of immediately available funds or an equivalent manner and shall be held in escrow by Escrow Agent pursuant to the Deposit Escrow Agreement to be executed by Seller, Purchaser and Escrow Agent and applied toward the Purchase Price at the time of Closing. Any interest earned on the Deposit shall be applied in the same manner as the Deposit. The Deposit shall be non-refundable to Purchaser in the event that the Closing fails to occur due to a default under this Agreement by Purchaser and the Purchase Agreement is terminated by the Seller Parties pursuant to Section 12.01(c)(i), in which event, upon such termination of this Agreement as a result thereof, the Deposit shall be paid by Escrow Agent to Seller; otherwise, the Deposit shall be refunded to Purchaser by Escrow Agent in the event that the Closing fails to occur. Seller acknowledges that the payment of the Deposit by Purchaser to Escrow Agent to be held and applied pursuant to the terms hereof is, among other covenants contained in this Agreement, good, valuable and sufficient consideration for this Agreement.

(c)          Section 338(h)(10) Election; Company Conversion; Payment of Taxes; Allocation of Purchase Price.

(i)          Upon request of Purchaser, Seller agrees to join with Purchaser in making an election under Code Section 338(h)(10), and any comparable elections, with respect to the purchase of the Shares, under any state or local income tax Law (each a “Section 338(h)(10) Election”). All taxes imposed on the deemed sale of assets resulting from the Section 338(h)(10) Election will be included in Seller’s tax returns as applicable and will be paid by Seller. As an alternative to the making of the Section 338(h)(10) Election, upon request of Purchaser, Seller agrees to convert Company from a Florida corporation to a Florida limited liability company pursuant to Florida Statutes 607.1112 and 608.439 (a “Conversion”), in which case, the term “Shares” as used in this Agreement shall mean all of the membership interests in Company following conversion. A Conversion shall be treated by Purchaser and Seller as a deemed liquidation of Company by Seller in a transaction qualifying as a tax free liquidation under Code Section 336 followed by the sale of all of the assets of Company to Purchaser.

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(ii)         Purchaser and Seller have agreed that in the event Purchaser requests the making of the Section 338(h)(10) Election, or upon the sale of the Shares to Purchaser following a Conversion, that Purchaser and Seller shall act together in good faith to determine and agree upon the proper allocation of the consideration paid by Purchaser for the Shares (and the assets of Company that are deemed to have been acquired pursuant to Section 338(h)(10)) and the covenant not to compete contained in Section 4.10 hereof (the “Allocation Schedule”). A draft of the Allocation Schedule shall be prepared by Purchaser and delivered to Seller within 60 days following the Closing. If Seller notifies Purchaser in writing that Seller objects to one or more items reflected in the Allocation Schedule, Seller and Purchaser shall negotiate in good faith to resolve such dispute. If Seller and Purchaser are unable to resolve any dispute with respect to the Allocation Schedule within 90 days following the Closing Date, such dispute shall be resolved by an impartial nationally recognized firm of independent certified public accountants (other than Seller's accountants or Purchaser’s accountants), and the fees and expenses of such accounting firm shall be borne equally by Seller and Purchaser. In addition, Purchaser and Seller each agrees that in the event of the Section 338(h)(10) Election or Conversion (i) that any such allocation shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder, (ii) to complete jointly and to file Form 8023 (or Form 8594, as applicable), the required schedules related thereto, and comparable state forms and schedules; (iii) to complete jointly and to file separately Form 8883 (if required) with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs; and (iv) that neither party will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such income, transfer or gains Tax or in any judicial proceeding relating to any such Tax, that is in any manner inconsistent with the terms of any such allocation without the prior written consent of the other party. If any changes are required to be made to these forms or schedules (including Form 8883) as a result of any adjustments to the Purchase Price after the Closing, the parties shall promptly and in good faith reach an agreement as to the precise changes required to be made. Seller shall assist Purchaser and cooperate with Purchaser in connection with any and all documents and materials that Purchaser deems necessary to be prepared and/or filed in connection with making a Section 338(h)(10) Election or a Conversion.

(d)          Effect of Payments to Creditors. Each of the Seller Parties acknowledges and agrees that notwithstanding anything contained in this Agreement or any of the Ancillary Agreements to the contrary: (i) any amount of the Purchase Price that is paid by Purchaser to any Creditor or the Escrow Agent hereunder shall each be deemed to be paid to Seller; (ii) neither Purchaser nor any of its Affiliates (nor Company after the Closing) shall be liable to Seller for any such payments to any Creditor or the Escrow Agent, and Seller shall not make any claims or otherwise seek any recourse or remedies against Purchaser or its Affiliates (nor against Company after the Closing) for such payments; (iii) neither Seller nor Company shall make any claims or otherwise seek any recourse or remedies against Purchaser or its Affiliates for amounts representing the Creditor Payments, the Holdback Amount, the Deposit or the Retention Amount; and (iv) all such payments and amounts shall be applied against and be deemed to be payments of the Purchase Price and shall be deemed to be payments in full satisfaction of Purchaser’s obligations hereunder with respect to such portion of the Purchase Price. Notwithstanding that Company has joined in this Agreement as a party in order to induce Purchaser to enter into this Agreement and to purchase the Shares in accordance with the terms and conditions of this Agreement, Company acknowledges and agrees that Company shall have no rights or claims against the Purchase Price or any portion thereof, including the Creditor Payments, the Holdback Amount, the Deposit or the Retention Amount.

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1.03         Closing. The Closing will take place at the offices of Gunster, Yoakley & Stewart, P.A., at 10:00 A.M. Eastern time on the Closing Date or at such other time and place as may be mutually agreed upon by the parties. At the Closing, (i) Purchaser will deliver the sum of Seven Million Five Hundred Thousand and NO/100 Dollars ($7,500,000.00) to the Escrow Agent by wire transfer of immediately available funds (the “Retention Amount”) to such account or accounts as identified in the Indemnification Escrow Agreement, to be held, invested and/or disbursed in accordance with the terms of the Indemnification Escrow Agreement, and (ii) Purchaser will pay the Remaining Purchase Price, as adjusted based on prorations and credits under this Agreement, to Seller by wire transfer of immediately available funds to such accounts as Seller may reasonably direct by written notice delivered to Purchaser at least two (2) Business Days before the Closing Date. At the Closing, Seller will transfer, convey and assign to Purchaser all the Shares (free and clear of any and all Liens) by delivery to Purchaser of certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers in form and substance acceptable to Purchaser in Purchaser’s sole and absolute discretion), for transfer to Purchaser. At the Closing, Seller, Purchaser and the Escrow Agent shall execute and deliver the Indemnification Escrow Agreement, and there shall also be delivered to Purchaser and Seller all contracts, documents, certificates, opinion and instruments required to be delivered under Article VI and Article VII.

1.04         Purchase Price Adjustments and Deductions; Payoff of Indebtedness; Holdback Amount; Prorations and Credits.

(a)          The Purchase Price shall be (i) increased by an amount equal to the amount of Cash on Hand, as such term is defined below (to be verified by procedures set forth in Section 1.09, below); and (ii) decreased by an amount equal to the amount of the Accounts Payable and the amount of total Liabilities of Company associated with Uncashed Tickets and Pre-Closing Checks, as provided in Section 1.08 and Section 1.09 of this Agreement.

(b)          No later than fifteen (15) Business Days prior to the Closing, the Seller Parties shall obtain and deliver to Purchaser payoff letters and Estoppel Certificates from the holders of any Indebtedness of Company (collectively, the “Creditors”), including without limitation from the Summit Lenders with respect to the Summit Loan and Security Agreements and MCM with respect to the MCM Agreement, which payoff letters and Estoppel Certificates will be delivered by Company to Purchaser and shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement by the Creditors to deliver to Company, upon full payment or release of any such Indebtedness, UCC-3 termination statements, satisfactions of mortgage and/or other appropriate releases and satisfactions and any and all original promissory notes or other evidences of Indebtedness marked canceled. The obligation of the Seller Parties to obtain and deliver Estoppel Certificates prior to the Closing, shall also be deemed to include Estoppel Certificates from the City of Miami, Florida, Miami-Dade County, Florida and the City of Fort Pierce, Florida under those certain three (3) revenue sharing agreements described in Schedule II (the “Revenue Sharing Agreements”). Notwithstanding anything in this Section 1.04 to the contrary, the Seller Parties shall not be required to obtain payoff letters for any Indebtedness which constitutes Included Liabilities.

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(c)          From the Effective Date through the Closing Date, at the sole cost and expense of the Seller Parties, the Seller Parties shall use best efforts to procure and deliver to Purchaser prior to or at the Closing, satisfactions and releases (collectively, the “Pre-Closing Releases”) in form and substance acceptable to Purchaser in its sole and absolute discretion, executed by or on behalf of each of the Creditors, beneficiaries and other contract parties to the agreements, guaranties, obligations and instruments that are Excluded Contracts and/or Excluded Liabilities (including those agreements, guaranties, obligations and instruments described in Schedule VII hereto and/or Schedule X hereto) and claimants and potential claimants under claims, potential claims and Actions or Proceedings that are Excluded Litigation and/or Excluded Liabilities (including those claims, potential claims and Actions or Proceedings described in Schedule 2.10 hereto, Schedule VIII hereto and/or Schedule X hereto) (including without limitation from the Summit Lenders with respect to the Summit Loan and Security Agreements and MCM with respect to the MCM Agreement), fully and unconditionally releasing Company from any and all Liabilities (including the Summit Liabilities and the MCM Liabilities), and waiving any claims and/or potential claims that such Creditors, beneficiaries, other contract parties, claimants and potential claimants may have against Company, arising under or in connection with such agreements, guaranties, instruments, any document related thereto or claims, potential claims or proceedings (collectively, the “Excluded Creditor Claims and Liabilities”). For avoidance of doubt, the Excluded Creditor Claims and Liabilities shall be deemed to constitute Excluded Liabilities. To the extent that the procurement of any Pre-Closing Releases that have not been obtained by the Closing Date requires the payoff of any outstanding Excluded Creditor Claims and Liabilities, then Purchaser shall have the option, which may be exercised or not exercised at Purchaser’s sole and absolute discretion (and without waiving any right of Purchaser under Section 6.01), to proceed to Closing and (i) pay such Excluded Creditor Claims and Liabilities in whole or in part at or prior to the Closing using the proceeds of the Purchase Price (the amount of any and all such payments are collectively referred to herein as the “Creditor Payments”); and/or (ii) hold back and retain an amount equal to the unpaid portion of such Excluded Creditor Claims and Liabilities from the Purchase Price (the “Holdback Amount”). Notwithstanding anything in this Agreement to the contrary, the Seller Parties shall not be obligated to obtain or deliver a Pre-Closing Release in respect of any Included Liability. The amount equal to any and all Creditor Payments and Holdback Amount shall be deducted from the Purchase Price. Purchaser has been advised of the pendency of those certain foreclosure actions, described in Schedule VIII (the “Summit Actions”). In connection therewith, Company agrees not to waive any rights under the Summit Actions or otherwise agree or consent to anything thereunder or otherwise unreasonably act or fail to act thereunder in manner that would adversely affect Purchaser’s rights under this Agreement or after the Closing. Furthermore, the Seller Parties agree to use their best efforts (which shall be deemed to include requesting and attending a hearing under the aforesaid action) to obtain a payoff letter and an Estoppel Certificate from Summit, any other Creditor and any other plaintiff under the Summit Actions computed through the Closing. For the purposes of subparagraph (b) above and this subparagraph (c), the term “best efforts” with respect to obtaining payoff letters, Estoppel Certificates and Pre-Closing Releases from the Summit Lenders with respect to the Summit Loan and Security Agreements and any other Creditor in any Actions or Proceedings, shall be deemed to include, without limitation, the obligation to request and attend a hearing under the such Summit Actions or other Actions or Proceedings to compel the issuance of the payoff letters, the Estoppel Certificates and Pre-Closing Releases by Summit Lenders. The Seller Parties further agree that in the event that Purchaser elects to make a Creditor Payment prior to the Closing to pay off the Summit Lenders with respect to the Summit Loan and Security Agreements, then the Seller Parties, as borrower/mortgagor/debtor, and Purchaser, as lender/mortgagee/secured party, shall reasonably agree upon the appropriate loan and security documentation in order to evidence a loan in favor of Purchaser in the amount of such Creditor Payment, which shall provide Purchaser with a mortgage and a security interest in the Assets in the same priority as the Summit Loan and Security Agreements. In such event, the Seller Parties shall pay all mortgage recording tax, recording fees, title premiums, and reasonable attorneys’ fees incurred by Purchaser, in connection with the negotiation, documentation, execution, delivery and recordation of the applicable loan documents.

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(d)          The Purchase Price shall also be adjusted (upwards or downwards) as a result of the following prorations and credits relating to the Assets, the Excluded Liabilities and the ownership and operation of the Business as of the Closing Date and reflected in the Operations Settlement Statement as though the transaction under this Agreement constituted the purchase and sale of Assets and not the purchase and sale of the Shares, with Seller liable to Company and the Purchaser for such items to the extent such items relate to any time period on or prior to the Closing Date or are Excluded Liabilities, and Company being liable to the extent such items relate to periods subsequent to the Closing Date or are Included Liabilities:

(i)          Real estate taxes on or with respect to the Assets;

(ii)         Rents, lease amounts, additional rents, taxes and other items payable by Company under the Operating Agreements;

(iii)        The amount of rents, taxes and charges for sewer, water, telephone, electricity and other utilities relating to the Real Property and the real property subject to any Real Property Leases;

(iv)        All other Taxes (except for Income Taxes and Transfer Taxes) on or with respect to the Assets and/or the Business;

(v)         All prepaid expenses of Company existing on the Closing Date (the “Prepaid Expenses”);

(vi)        All prepaid deposits of Company in connection with the Business existing on the Closing Date listed on Schedule IX of the Seller Disclosure Schedule (the “Prepaid Deposits”);

(vii)       All accrued expenses under the Operating Agreements;

(viii)      The amount of any and all other Indebtedness of Company that constitutes Excluded Liabilities that have not otherwise been fully paid and satisfied prior to the Closing shall be applied against the Purchase Price to reduce the amount of the Purchase Price payable hereunder; and

(ix)         All other items normally pro rated or adjusted in connection with similar transactions.

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Except as otherwise agreed by the parties, the net amount of all such prorations and credits will be settled and paid by Seller, on the one hand, or Purchaser (or at Purchaser’s option, Company), on the other hand, as applicable, on the Closing Date, and: (x) if the real estate tax bill for the year of this Agreement has not yet been issued then the proration shall be based on the prior year’s taxes, provided, however, that upon receipt of the 2012 tax bill, each party agrees with the other to re-prorate and pay said real estate taxes within fifteen (15) days of receipt of said tax bill using the November four percent (4%) discount amount; (y) all taxes and real estate assessments will be prorated as of 12:01 A.M. on the Closing Date on the basis of a 365-day year or a 366-day year, as the case may be. If, on the Closing Date, the current real property tax bill with respect to the Business or the Assets is not available, the amount of real property taxes will be apportioned based on the current year’s millage applied to that portion of the Purchase Price allocated to the Real Property. If the current year’s millage is not fixed, taxes will be apportioned in the same manner based upon the immediately prior year’s millage. Any apportionment of taxes based upon any figures other than a final tax bill will, at the request of either Seller, on the one hand, or Purchaser, on the other hand, be subsequently reapportioned based upon receipt of the final tax bill for the current year; and (z) if any of the prorations cannot be calculated accurately on the Closing Date, then the same will be calculated within one hundred twenty (120) days after the Closing Date and either party owing the other party a sum of money based on such subsequent prorations will promptly pay such sum to the other party.

1.05         Further Assurances; Post-Closing Cooperation.

(a)          Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at Purchaser’s or Company’s request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser and Company may reasonably deem necessary or desirable in order to effectively transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to, all of the Shares, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of Company, the Business and the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement.

(b)          Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business, Company and/or the Excluded Assets in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) compliance with the requirements of any Governmental or Regulatory Authority, (iii) the determination or enforcement of the rights and obligations of such other party to this Agreement and the transactions contemplated hereby and (iv) in connection with any actual or threatened Action or Proceeding.

(c)          If, in order to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business, Company and/or the Excluded Assets not referred to in Section 1.05(b) above, and such information, documents or records are in the possession or control of any other party to this Agreement, such other party shall use its reasonable best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient’s request, cost and expense. Any information obtained by a party in accordance with this Section shall be held confidentially by it.

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(d)          Notwithstanding anything to the contrary contained in this Section 1.05, if Seller, on the one hand, and Purchaser, on the other hand, are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with subsections (b) and (c) of this Section shall be subject to applicable rules relating to discovery.

(e)          In the event that any party hereto collects or receives, after the Closing, funds belonging to any other party, the party receiving such funds shall be deemed to have collected or received such funds in trust for the benefit of the other party, and shall promptly deliver the amounts to the party entitled thereto, and the parties will cooperate to minimize any such misdirected funds.

1.06         Third Party Consents. To the extent that the consummation of the transactions contemplated under this Agreement or the Ancillary Agreements (including the sale of the Shares hereunder) will result in or give rise to any conflict, violation, breach, default, termination, cancellation, acceleration or modification or require the consent, approval or notice of the type described in Section 2.03(c), below, in or with respect to any Contract to which Company is a party or by which any of its assets and properties is bound, the Seller Parties shall, at their sole cost and expense, use their best efforts to obtain the consent or waiver of the other party or parties to such Contract so that the transactions contemplated hereby may be consummated without resulting or giving rise to such conflict, violation, breach, default, termination, cancellation, acceleration or modification. In the event that such consent or waiver is not obtained prior to the Closing and the parties consummate the Sale hereunder, then the Purchaser Indemnified Parties shall be indemnified from and against any and all Losses arising from any such conflict, violation, breach, default, termination, cancellation, acceleration or modification pursuant to the indemnification provisions of Section 11.01(a) of this Agreement as though such Losses were Excluded Liabilities. The provisions of this Section 1.06 shall not affect the right of Purchaser to not consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 6.05 has not been fulfilled.

1.07         Insurance Proceeds.

(a)          Casualty Insurance Proceeds or Condemnation Awards. If any of the Assets are destroyed or damaged due to a casualty or other events or circumstances covered by insurance maintained by Company or taken in condemnation, the insurance proceeds or condemnation award or claim for insurance proceeds or condemnation award with respect thereto shall be Assets, and shall not be Excluded Assets. At the Closing, Seller shall pay or credit to Purchaser (i) any such insurance proceeds or condemnation awards received by Seller following the Effective Date but on or prior to the Closing, and (ii) the amount of any insurance deductibles or self-insured amounts, and the Company shall have all of the rights against any insurance companies, Governmental or Regulatory Authorities and others with respect to such damage, destruction or condemnation. In no event shall Seller or Company compromise or settle any insurance claim or condemnation award prior to the Closing, without Purchaser’s consent, which shall not be unreasonably withheld or delayed. The provisions of this Section 1.07 shall not affect the right of Purchaser not to consummate the transaction contemplated by this Agreement because obligations or conditions contained in Section 6.08 have not been fulfilled.

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(b)          General Liability or Similar Insurance. If Company or Purchaser receives proceeds from a general liability insurance policy or other similar form of insurance maintained by Company after the Closing Date for an act that arose on or prior to the Closing Date, such insurance proceeds shall be (i) Assets (and shall not be Excluded Assets), if such proceeds relate to an Excluded Liability that has not been fully and irrevocably released or satisfied or if such proceeds relate to an Included Liability, and therefore retained by Company provided that Company shall apply any such proceeds received with respect to such Excluded Liability to the payment of such Excluded Liability (and if such insurance proceeds exceed the amount required fully and irrevocably to release or satisfy the applicable Excluded Liability, then the excess proceeds shall be treated as provided in the immediately following subsections (ii) and (iii)); (ii) Excluded Assets (and shall not be Assets), if such proceeds relate to an Excluded Liability that has been fully and irrevocably released or satisfied, and therefore such proceeds shall be promptly paid to Seller; and (iii) if the proceeds relate to a Loss subject to indemnity by a Seller Party, then such proceeds shall be retained by Purchaser to reduce the amount of any indemnification obligation of Seller with respect to such Loss or Excluded Liability hereunder, or if the applicable item of Loss has previously been fully and irrevocably released or paid and satisfied by Seller, distributed to Seller to be applied to reimburse such indemnification payments.

(c)          Insurance Proceeds to be Retained by Seller (or to be Delivered to Other Third Parties). Any insurance proceeds arising from any insured peril that occurs with respect to any of the Excluded Assets, to the extent such proceeds are received by Company or Purchaser after the Closing Date, shall be promptly paid over to Seller (or other applicable third party entitled to same) for the benefit and on behalf of Seller (or other applicable third party entitled to same) regardless of when they are received.

1.08         Uncashed Tickets. At the Closing, Seller shall make a cash payment to or in favor of Purchaser (or at Purchaser’s option, to Company) in an amount equal to, or the Purchase Price shall be decreased by an amount equal to, the amount of the total Liabilities of Company associated with uncashed, unclaimed or abandoned tickets, gaming chips, tokens and similar gaming Liabilities outstanding (collectively, “Uncashed Tickets”) on the Closing Date made by wagers for bets placed at the Business on live events held at the Business. In addition, at the Closing, Seller shall make a cash payment to Purchaser (or at Purchaser’s option, to Company) in an amount equal to the aggregate dollar amount of Uncashed Tickets from inter-track wagers placed on live events held at the Business prior to the Closing (the “Offsite Wagering”) which are outstanding on the Closing Date. Further, Seller shall transfer to Purchaser (or at Purchaser’s option, to Company) at the Closing all cash proceeds derived from Uncashed Tickets outstanding on the Closing Date from inter-track wagers placed on events not held at the Business.

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1.09         Determination of Cash on Hand at Closing; Pre-Closing Checks. Pursuant to Section 1.04 hereof, the Purchase Price shall be increased by the amount of Company’s cash on hand at the Facilities as of the close of business (i.e., 11:59 P.M., E.T.) on the Closing Date (the “Cash on Hand”), provided that such increased amount of the Purchase Price that reflects the amount of Cash on Hand shall be payable at the times set forth in this Section 1.09 and not on the Closing Date. The Seller Parties represent that (i) approximately $2,000,000 in Cash on Hand is maintained at the Miami Jai Alai Facility in the Ordinary Course of Business and used in connection with the daily operations of the Business; and approximately $100,000 in Cash on Hand is maintained at the Ft. Pierce Jai Alai Facility in the Ordinary Course of Business and used in connection with the daily operations of the Business. Seller and Purchaser will mutually designate individuals who will jointly count and mutually agree on the balance of the Cash on Hand. Purchaser will pay to Seller within two (2) Business Days after the Closing Date an amount equal to the Cash on Hand that has been mutually agreed upon by wire transfer of immediately available funds to such accounts as Seller may reasonably direct by written notice delivered to Purchaser at least two (2) Business Days before the Closing Date. If the parties are unable to agree upon the amount of the Cash on Hand, Purchaser shall make such payment of the amount of Cash on Hand which is undisputed by the parties in the time frame and manner as set forth above and may delay the payment of such disputed amount. The parties will mutually designate an independent certified public accounting firm that will determine the Cash on Hand and resolve any disputes between the parties as to the Cash on Hand. In such case, Purchaser shall make such payment of the disputed amount, as finally determined by independent certified public accounting firm, within two (2) Business Days after the written determination of such Cash on Hand by such independent certified public accounting firm. Pursuant to Section 1.04 hereof, the Purchase Price shall be reduced by the amount of the balance of outstanding checks issued by Company as of the close of business on the Closing Date (the “Pre-Closing Checks”), which balance together with the check ledger or other reference to all such Pre-Closing Checks, shall be provided to Purchaser by Seller at or immediately prior to the Closing. The Seller Parties shall (or shall cause Company) to procure from Company’s banks and complete such documents (including signature cards and banking resolutions) that are necessary to add or remove signatories to and from Company’s bank accounts at such banks, and deliver such documents to Purchaser at the Closing. Such Pre-Closing Checks for which the amount of the Purchase Price is reduced shall be deemed an Included Liability hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

The Seller Parties jointly and severally hereby represent and warrant to Purchaser, as of the Effective Date and as of the Closing Date, as set forth in this Article II. Notwithstanding any other provision of this Agreement or the Seller Disclosure Schedule, each exception set forth in such Seller Disclosure Schedule will be deemed to qualify only each representation and warranty set forth in this Agreement that is specifically identified (by cross-reference or otherwise) in the Seller Disclosure Schedule as being qualified by such exception.

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2.01         Corporate Existence; Capitalization.

(a)          Company. Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Florida, and has full corporate power and authority to conduct its business as and to the extent conducted and to own, operate, use and lease its Assets, and to execute and deliver this Agreement and the Ancillary Agreements to which Company is a party, to perform its obligations thereunder and hereunder and to consummate the transactions contemplated thereby and hereby. Company is legally qualified to transact business as a foreign corporation, and is in good standing as such, in each of the jurisdictions in which the nature of its properties and/or the conduct of its business requires such qualification. Schedule 2.01(a) sets forth (i) each of the jurisdictions in which Company is legally qualified to transact business as a foreign corporation and (ii) each of the names under which Company has at any time done business. Company has fully complied in all material respects with all of the requirements of any Law governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. Except as set forth on Schedule 2.01(a), Company has not changed its name or used any assumed or fictitious name other than those listed on Schedule 2.01(a), or been the surviving entity in a merger, acquired any businesses or changed its principal place of business or chief executive office, in each case, since the date of its organization. There is no pending or, to the Knowledge of the Seller Parties, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Company.

(b)          Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct its business as conducted and to own, operate, use and lease its assets, to own and sell the Shares, and to execute and deliver this Agreement and the Ancillary Agreements to which Seller is a party, to perform its obligations thereunder and hereunder and to consummate the transactions contemplated thereby and hereby. Seller is legally qualified to transact business as a foreign corporation, and is in good standing as such, in each of the jurisdictions in which the nature of its properties and/or the conduct of its business requires such qualification.

(c)          Subsidiaries.    Company does not have any equity investment in any entity, nor does it own any other securities with respect to any entity.

(d)          Capitalization.         Company has (a) Two Thousand (2,000) shares of Common Stock authorized and no other shares of any class of capital stock authorized, (b) One Thousand (1,000) shares of Common Stock issued and outstanding, which constitute the Shares being sold and transferred to Purchaser hereunder, of which such shares of Common Stock are issued to and owned by Seller, and (c) no other shares of Common Stock issued or outstanding and no shares of Common Stock held in treasury. All of the issued and outstanding shares of capital stock of Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and Federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights, rights of first refusal or other Liens exist with respect to the shares of capital stock of Company, other than as provided in the Summit Pledge Agreements with respect to the Shares (which Summit Pledge Agreements and the rights and obligations of the parties thereto and the Liens arising thereunder shall be fully released and terminated on or prior to the Closing without any Liability to Purchaser), and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except for the Summit Warrants (which Summit Warrants and the rights and obligations of the parties thereto shall be fully released and terminated on or prior to the Closing without any Liability to Purchaser), there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Company other than as provided in the Summit Pledge Agreements with respect to the Shares (which Summit Pledge Agreements and the rights and obligations of the parties thereto and the Liens arising thereunder shall be fully released and terminated on or prior to the Closing without any Liability to Purchaser). Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

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(e)          Ownership of Shares.         Seller is the holder and owner of all issued and outstanding shares of capital stock of Company. Seller owns the Shares, and, except as provided in the Summit Pledge Agreements (which Summit Pledge Agreements and the rights and obligations of the parties thereto and the Liens arising thereunder shall be fully released and terminated on or prior to the Closing without any Liability to Purchaser), Seller owns the Shares free and clear of all Liens of any kind.

2.02         Authority.

(a)          The execution and delivery by Company of this Agreement and the Ancillary Agreements to which it is a party, and the performance by Company of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors and the shareholders of Company, no other action on the part of Company or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by Company and constitutes, and upon the execution and delivery by Company of the Ancillary Agreements to which its is a party, such Ancillary Agreements will constitute, legal, valid and binding obligations of Company enforceable against Company in accordance with their terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (b) is subject to general principles of equity.

(b)          The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, including without limitation, to sell and transfer the Shares pursuant to this Agreement, have been duly and validly authorized by the Board of Directors, and except for the Seller Shareholder Approval, no other action on the part of Seller or its shareholders is necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Ancillary Agreements to which its is a party, such Ancillary Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (b) is subject to general principles of equity.

2.03         No Conflicts. The execution, delivery and performance by any of the Seller Parties of this Agreement do not and the execution and delivery by any of the Seller Parties of the applicable Ancillary Agreements to which it is a party, the performance by any of the Seller Parties of its obligations under this Agreement and such Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not:

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(a)          conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation, bylaws or other comparable charter documents of any of the Seller Parties, as applicable;

(b)          subject to obtaining the consents, approvals and actions, making the filings and giving the notices with respect to the HSR Act, applicable liquor license laws and regulations, and applicable Gaming Laws or as set forth in Schedule 2.03(b) of the Seller Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any of the Seller Parties, any of their Affiliates, or any of the assets and properties of any of the Seller Parties or any of their Affiliates; or

(c)          except as set forth in Schedule 2.03(b) of the Seller Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any of the Seller Parties or any of their Affiliates to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon any of the Seller Parties or any of the assets and properties of any of the Seller Parties or any of their Affiliates, under, any contract or license to which any of the Seller Parties or any such Affiliate is a party or by which any of the assets and properties of any of the Seller Parties or any such Affiliate, is bound.

2.04         Governmental Approvals and Filings. Except as set forth in Schedule 2.03(b) of the Seller Disclosure Schedule, no consent, approval, action, order or authorization of, or registration, declaration or filing with or notice to any Governmental or Regulatory Authority on the part of any of the Seller Parties is required in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

2.05         Books and Records. None of the Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) is not under the direct control of one or more Employees. All Books and Records have been fully, properly and accurately kept and completed, and there are no material inaccuracies or discrepancies contained therein. The minute books for Company, which shall be made available to Purchaser for review at any time and from time to time prior to the Closing, are and shall continue to be correct and complete in all material respects at all times, such minute books contain and shall continue to contain true and accurate copies or the executed originals of documents, instruments and certificates with true signatures of the persons purporting to have signed them, and each such minute book contains and shall continue to contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of Company taken by written consent or at a meeting since the date of its organization. All corporate actions taken by Company have been duly authorized or ratified. The stock ledgers of Company contain and shall continue to contain complete and accurate records of all issuances, transfers and cancellations of shares of the capital stock and securities of Company. At the Closing, all of Books and Records will be delivered to Purchaser.

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2.06         Financial Statements and Condition.

(a)          The Seller Parties have made available to Purchaser, and included in Schedule 2.06(a) of the Seller Disclosure Schedule are (i) Company’s Annual Report Pursuant to the Uniform Reporting System Prescribed for Pari-Mutuel Permit Holders, audited by a certified public accountant as required by Florida Law, (ii) the Seller Parties’ audited consolidated financial statements (including balance sheet, income statement and statement of cash flows) as of the end of the most recently completed last three (3) fiscal years prior to the latest date on which this representation is deemed to be made and for the twelve-month period ended on such date, (iii) unaudited consolidated financial statements of the Seller Parties (including balance sheet, income statement and statement of cash flows) for the portion of the current fiscal year ended on the last day of the calendar month that is no less than 30 days preceding the Effective Date, and (iv) unaudited and unconsolidated financial statements of Company (including balance sheet, income statement and statement of cash flows) for the portion of the current fiscal year ended on the last day of the calendar month that is no less than 30 days preceding the Effective Date (collectively, “Financial Statements”). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP, except that the unaudited financial statements do not contain footnotes and are subject to year end audit adjustments made in accordance with GAAP. The Financial Statements accurately set out and describe in all material respects in accordance with GAAP the financial condition of the Seller Parties and Company on a consolidated and an unconsolidated basis, as applicable, as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which are neither individually nor in the aggregate material. Each of the Seller Parties maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. Company has maintained the Books and Records for the past five (5) years in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

(b)          Except as set forth on Schedule 2.06(b) of the Seller Disclosure Schedule and except for Indebtedness reflected in the Financial Statements, Company does not have any Indebtedness outstanding at the date hereof, other than Indebtedness incurred in the Ordinary Course of Business. Neither of the Seller Parties is in default with respect to any outstanding Indebtedness or any instrument relating thereto, nor is there any event which, with the passage of time or giving of notice or both, would result in a default, except for such defaults that are disclosed on Schedule 2.06(b) of the Seller Disclosure Schedule.

2.07         No Material Change. Except as disclosed in Schedule 2.07 of the Seller Disclosure Schedule, since the date of the latest Financial Statements, no change has occurred that individually or in the aggregate could reasonably be expected to have a Material Adverse Change and no event has occurred or circumstance exists that may result in such a Material Adverse Change. There shall not be and there shall not have occurred any Material Adverse Change from the Effective Date through the Closing Date.

2.08         Liabilities. Company has no material liabilities, and none of the Seller Parties knows of any material contingent liabilities, that are required under GAAP to be disclosed in the Financial Statements and which are not disclosed in the Financial Statements, except current liabilities incurred in the Ordinary Course of Business subsequent to the date of the latest Financial Statements.

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2.09         Taxes.

(a)          Except as set forth on Schedule 2.09(a) of the Seller Disclosure Schedule, the Seller Parties and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company is or has been a member (collectively, the “Company’s Group”) have duly completed and timely filed all Tax Returns required to be filed by them for the previous five (5) years from the date hereof. All such Tax Returns are correct and complete in all material respects. All Taxes due or payable by any of Company’s Group, whether or not disputed, other than Taxes that are not yet due and payable, have been paid in full. None of the Seller Parties expects any Tax Authority to assess any additional Taxes for any period. Except as set forth on Schedule 2.09(a) to the Seller Disclosure Schedule, there is (i) no claim for Taxes that is or could be a Lien against the Assets, other than Liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company’s Group which has been or which is being conducted by a Tax Authority, and (iii) no outstanding or unresolved dispute or claim concerning any Tax Liability of Company. No claim has ever been made by a Tax Authority in a jurisdiction where Company does not file Tax Returns that Company is or may be subject to taxation by that jurisdiction.

(b)          Except as set forth on Schedule 2.09(a) of the Seller Disclosure Schedule, Company has withheld and paid all material Taxes required by Law to be withheld and paid by Company with respect to any amounts paid or owing by Company to any employee, independent contractor, creditor, shareholder or other third party. Company has paid to the appropriate Tax Authorities all amounts so withheld or otherwise due in connection with employment by Company of such service providers, and has timely filed all requisite Tax Returns with the Tax Authorities with respect to such Taxes. Company is not a party to any Tax proceedings with respect to the withholding of Taxes and/or payment to the Tax Authorities of withholding Taxes or other dues or Taxes with respect to the rendering of services to Company or otherwise. To the Knowledge of the Seller Parties, no investigation is being conducted against Company by any Tax Authority with respect to any withholding, payment, filing or any other obligations in connection with the above.

(c)          The Seller Parties have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Schedule 2.09(c) of the Seller Disclosure Schedule lists all Federal, state, local, and foreign income Tax Returns filed (for the five (5) year period prior to the date of this Agreement) with respect to Company and those Tax Returns that have been audited. The Seller Parties have delivered to Purchaser correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Company (for the five (5) year period prior to the date of this Agreement).

(d)          The unpaid Taxes of Company (i) did not, as of the end of the most recently completed fiscal quarter prior to the latest date of which this representation is deemed to be made, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statement for such period and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of Company in filing its Tax Returns.

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(e)          None of the Included Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G.

(f)          Company is not a party to any Tax allocation or sharing agreement, other than this Agreement.

(g)          Seller is not a foreign corporation or other foreign entity subject to Code Sections 897 or 1446 with respect to the sale of the Shares hereunder.

2.10         Legal Proceedings. Except as set forth on Schedule 2.10 of the Seller Disclosure Schedule, there are no Orders outstanding and no Actions or Proceedings pending or, to the Knowledge of the Seller Parties, threatened, against, relating to or affecting Company or any of its Assets or the Shares. Except as set forth on Schedule 2.10 of the Seller Disclosure Schedule, there are no facts or circumstances known to the Seller Parties that could be expected to give rise to any such Orders, Actions or Proceedings.

2.11         Compliance With Laws and Orders. Except as set forth on Schedule 2.11 of the Seller Disclosure Schedule, each of Seller Parties is not, nor has it at any time within the last three (3) years been, nor has any of the Seller Parties received any notice that either Seller Party is or has at any time within the last three (3) years been in violation of or in default under, in any respect, any Law or Order applicable to Company, the Business, the Shares or any of the Assets (including any Gaming License). Neither Company nor, to the Knowledge of any Seller Party, any of its directors, executive officers, representatives, agents or employees (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

2.12         Benefit Plans; ERISA.

(a)          Schedule 2.12(a) of the Seller Disclosure Schedule lists all (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA (including any “individual retirement accounts” or “individual retirement annuities” within the meaning of Section 408 of the Code), sponsored by Company and by each member of any trade or business (whether or not incorporated) that would be treated as a single employer with Company under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”); (ii) employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of Company or an ERISA Affiliate, and (iii) other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether formal or informal, oral or written, legally binding or not, which Company or any ERISA Affiliate maintains, to which any of them contributes, or for which any of them has any obligation or Liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Company Plans”.

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(b)          None of Company or any ERISA Affiliate maintains or contributes to any plan or other arrangement (whether or not such plan or other arrangement constitutes a Company Plan) that provides health benefits to an employee after the employee’s termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

(c)          (i) Company has complied with ERISA, the Code and all laws and regulations applicable to the Company Plans and each Company Plan has been maintained and administered in compliance with its terms; and (ii) each Company Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code does so qualify.

(d)          None of the Company Plans is a defined benefit plan within the meaning of Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code, and none of Company or any ERISA Affiliate has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, any such plan.

(e)          None of the Company Plans is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, and Company or any ERISA Affiliate has ever contributed to, or ever been obligated to contribute to, a multiemployer plan.

(f)          None of the Company Plans is a self-insured employee welfare benefit plan (as defined in Section 3(1) of ERISA), including, without limitation, any such plan pursuant to which a excess loss or reinsurance policy or contract applies.

(g)          All reports, forms and other documents required to be filed with any government entity or furnished to employees, former employees or beneficiaries with respect to any Company Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and furnished and are accurate.

(h)          With respect to the applicable Company Plans, all required contributions that are due and payable for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made or will have been made by Company prior to the Closing Date.

(i)          All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the applicable Company Plans for plan years ending on or before the Closing Date.

(j)          With respect to each Company Plan:

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(i)          no prohibited transactions (as defined in Sections 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

(ii)         no action or claims (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending or threatened or imminent against or with respect to any Company Plan, any employer who is participating (or who has participated) in such Company Plan or any fiduciary (as defined in Section 3(21) of ERISA) of such Company Plan;

(iii)        neither Company nor, after inquiry by Company of any fiduciary of any Company Plan, any fiduciary has any knowledge of any facts that could give rise to any such action or claim as described in subsection (ii), above;

(iv)        such Company Plan provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current or terminated employees or any beneficiary may be amended or terminated by Company at any time without Liability;

(v)         none of Company or any ERISA Affiliate has any Liability or is Company or any ERISA Affiliate threatened with any Liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA;

(vi)        all of the Company Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA;

(vii)       true, correct and complete copies of all documents creating or evidencing any Company Plan have been delivered or made available to Purchaser, and true, correct and complete copies of all reports, forms and other documents required to be filed with any Governmental or Regulatory Authority Entity or furnished to employees, former employees or beneficiaries (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA, but excluding individual account statements and tax forms) within the past five (5) years of the Effective Date have been delivered to Purchaser. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements required to be listed in Schedule 2.12 (a) of the Seller Disclosure Schedule; and

(viii)      all expenses and liabilities relating to all of the Company Plans have been, and will on the Closing Date be fully and properly accrued on Company’s Books and Records and reflected in accordance with GAAP on the Financial Statements and in the applicable Company Plan financial statements.

(k)          No Company Plan exists that could result in the payment to any present or former employee of Company of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Company as a result of the transactions contemplated by this Agreement, which payment would constitute a parachute payment within the meaning of Code Section 280G.

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2.13         Real Property.

(a)          The Real Property includes all of the real property used in connection with the Business and any other real property owned by Company. Schedule 2.13(a) of the Seller Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned by Company or used or held for use by Company in connection with the Business, (ii) each parcel of real property leased by Company (as lessor or lessee) that is used or held for use in connection with the Business, and (iii) each other parcel of real property included in the Real Property, whether or not the same is owned or leased by Company.

(b)          Company, Seller and City National Bank (all as indicated on Schedule 2.13(a)) own and have good and marketable fee simple title to the Real Property, free and clear of all Liens other than Permitted Liens. Except as set forth on Schedule 2.13(b) of the Seller Disclosure Schedule, title to the Real Property is insured pursuant to a valid title insurance policy. The Real Property does not rely on any other real property for vehicular or pedestrian ingress or egress to and from such Real Property (other than public roads and thoroughfares) and such Real Property does not rely on any other real property for parking or other easements or rights of way except as set forth on Schedule 2.13(b) of the Seller Disclosure Schedule. None of the Real Property, or the Improvements or the use thereof contravenes or violates any building, administrative, environmental, zoning, other land use, occupational safety and health or other applicable Law (whether or not permitted on the basis of prior nonconforming use, waiver or variance). Schedule 2.13(a) of the Seller Disclosure Schedule contains a true and complete list of all of the Real Property Leases and true and complete copies thereof, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement. Except for the Real Property Leases, there are no other leases, subleases, occupancy or concession agreements in effect with respect to the Real Property. Each Real Property Lease, if any, is a legal, valid and binding agreement, enforceable in accordance with its terms, of Company and of each other Person that is a party thereto, and there is no, nor has Company or Seller received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) by Company nor by any other Person thereunder. There are no brokerage commissions due with respect to any such leased space. Company shall not modify, amend or terminate any Real Property Leases prior to the Closing without Purchaser’s prior written consent.

(c)          The Seller Parties have delivered to Purchaser prior to the execution of this Agreement true and complete copies of all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the Real Property that are within the possession, or control, of Company or their respective agents (e.g., surveyors).

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(d)          Except as provided in Schedule 2.13(d) of the Seller Disclosure Schedule, the Improvements are in operating condition and in a state of operable maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used; and there are no condemnation or appropriation, environmental, zoning or other land use regulation proceedings or investigations pending or threatened against any of the Real Property, the Improvements, or Company, Seller or City National Bank which would detrimentally affect the value of the Real Property, the Improvements, or Company or the use and operation of Real Property and the Improvements as a jai alai facility or slot machine facility or for other commercial use, nor are there any assessments affecting the Real Property, the Improvements, Company or Seller. Company has received all final sign-offs, inspections, certificates of occupancy and any other licenses, permits, approvals and consents required by applicable Governmental Authorities evidencing the completion of construction and installation of all of the Improvements and the ability of Company to legally use the same in the operation of its Business.

(e)          None of the Real Property or the Improvements, or the use and operation thereof, contravenes or violates any building, zoning, subdivision, land use, administrative, occupational safety and health or other applicable Law, including Environmental Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance). Company has received no notice from any Governmental or Regulatory Authority advising Company of (i) a violation of any such Laws (whether now existing or which will exist under Existing Laws with the passage of time) or (ii) any action which must be taken to avoid a violation thereof.

(f)          There are no outstanding Contracts made by Company, Seller or City National Bank for the construction or repair of any improvements to the Real Property which have not been fully paid for.

(g)          There are no material physical defects in the Real Property or the Improvements.

(h)          The Surveys, plans and specifications, warranties, and all other Contracts or documents required to be delivered to Purchaser pursuant to this Agreement, are true, correct and complete copies, and are in full force and effect, without default by any party and without any right of setoff.

(i)          All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by Law for Company’s continued use and operation of the Real Property as a jai alai facility (and with respect to the Miami Jai Alai Facility, as a jai alai facility and a slot machine facility) are installed, or may be installed without additional consent of any third party, across public property or valid easements to the boundary lines of the Real Property.

(j)          The zoning and land use designation of the Real Property permit the operation of the Business and the Improvements in connection therewith. Company has obtained all licenses, permits, easements, and rights-of-way, including a use permit, required from all Governmental or Regulatory Authorities having jurisdiction over the Real Property or from private parties (i) for the use and operation of the Real Property as a jai alai facility (and with respect to the Miami Jai Alai Facility, as a jai alai facility and a slot machine facility) with all of the amenities necessary for the operation of the Business as presently conducted, (ii) for the use of the Real Property for commercial purposes, and (iii) to assure vehicular and pedestrian ingress to and egress from the Real Property.

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(k)          Company has not received any notice from any insurance carrier of any defects or inadequacies in the Real Property, or in any portion thereof, which would adversely affect the insurability thereof or the cost of such insurance. Except as set forth on Schedule 2.13(d) of the Seller Disclosure Schedule, there are no pending insurance claims relating to the Real Property.

(l)          None of the Seller Parties is a “foreign person” within the meaning of Sections 1445(f)(3) or 1446(e) of the Code.

(m)          There is no default by any of the parties under the Revenue Sharing Agreements and no event has occurred which with notice and/or lapse of time would cause a default to occur thereunder. Company shall not amend, modify, terminate or waive any provision of the Revenue Sharing Agreements prior to the Closing without Purchaser’s consent. Attached hereto as Schedule 2.13(m) is a list of the “Percentage Payments” or any other payments that have been made by Company under the Revenue Sharing Agreements.

(n)          Company owns all of the beneficial interests of the trust pursuant to which City National Bank, as trustee, owns portions of the Real Property (as such ownership is indicated on Schedule 2.13(a)).

2.14         Tangible Personal Property. Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all the Tangible Personal Property, which includes all tangible personal property of Company relating to the Business reflected in the latest Financial Statements and tangible personal property relating to the Business acquired since the date of the latest Financial Statements, other than Tangible Personal Property disposed of since such date, in the Ordinary Course of Business. As of the Closing Date, Company shall be in possession of and has good and valid title to all such Tangible Personal Property. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens, and is in good working order and condition, ordinary wear and tear, maintenance and replacement excepted, and its use complies with all applicable Laws.

2.15         Intellectual Property Rights.

(a)          Company has interests in or uses only the Intellectual Property disclosed in Schedule IV of the Seller Disclosure Schedule in connection with the conduct of the Business, each of which Company either has all right, title and interest in or a valid and binding right under Contract to use. No other Intellectual Property is used or necessary in the conduct of the Business as presently conducted.

(b)          Company has the exclusive right to use the Intangible Personal Property.

(c)          All registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any past-due Taxes or maintenance fees or the taking of any other actions by Company to maintain their validity or effectiveness.

(d)          No conflict, violation, breach, default, termination, cancellation, acceleration or modification will result with respect to any Contract in respect of such Intangible Personal Property from the consummation of any of the transactions contemplated under this Agreement or any of the Ancillary Agreements.

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(e)          The Seller Parties have delivered to Purchaser prior to the execution of this Agreement documentation with respect to any and all computer programs or other know-how or trade secret included in such Intangible Personal Property (including casino, gaming and accounting software used in the operation of the Business, and the contents thereof), which documentation is accurate and sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person.

(f)          Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapses of time or both, would be in default) under any Contract to use such Intangible Personal Property. To the Knowledge of the Seller Parties, no such Intangible Personal Property is being infringed by any other Person. Company has not received notice that Company is infringing any Intellectual Property of any other Person, no claim is pending or has been made to such effect, and Company is not infringing any Intellectual Property of any other Person.

2.16         Contracts.

(a)          Schedule 2.16(a) of the Seller Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement) which is currently in existence and to which Company is a party or by which any of the Assets are bound:

(i)          (A) all Contracts providing for a commitment of employment or consultation services for a specified term and payments or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding any such Contracts referred to in clause (A)) involving an obligation of company to make payments in any year to any Employee;

(ii)         all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with Company;

(iii)        all partnership, joint venture, shareholders’ or other similar Contracts with any Person;

(iv)        all Contracts with distributors, dealers, manufacturer’s representatives, sales agencies or franchises with whom Company deals;

(v)         all Contracts relating to Indebtedness of Company;

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(vi)        all Contracts (other than this Agreement) providing for (A) the future disposition or acquisition of any assets or properties, including the Assets, and (B) any merger or other business combination;

(vii)       all Contracts between Company, on the one hand, and any Affiliate of Company, on the other hand;

(viii)      all Contracts (other than this Agreement) that limit or contain restrictions on the ability of Company to incur Indebtedness or incur or suffer to exist any Lien, or to purchase or sell any Assets or to change the Business;

(ix)         all collective bargaining or similar union contracts covering an Employee or the Jai Alai players; and

(x)          all other Contracts that (A) involve the future payment or potential future payment, pursuant to the terms of any such Contract, by or to Company of more than Twenty Five Thousand Dollars ($25,000) annually or (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any cost or penalty to Company.

(b)          Each Contract required to be disclosed in Schedule 2.16(a) of the Seller Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, and neither Company nor any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

(c)          Except as set forth on Schedule 2.16(c) of the Seller Disclosure Schedule, the execution, delivery and performance by a Seller Party of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon either Seller Party or any of its assets and properties under any Contract.

2.17         Insurance. Schedule 2.17 of the Seller Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a “claims made” or an “occurrence” policy and a brief description of the interests insured thereby) of all liability, property, workers’ compensation and other insurance policies currently in effect that insure Company, the Business, the Employees or the Assets. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid, and Company has not received any notice of cancellation or termination in respect to any such policy or is in default thereunder. Such insurance policies are placed with financially sound and reputable insurers. Neither Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying Liability with respect to a claim thereunder or defending under a reservation of rights clause.

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2.18         Affiliate Transactions. Except as set forth on Schedule 2.18 of the Seller Disclosure Schedule, (i) no officer, director, partner, shareholder or Affiliate of any Seller Party provides or causes to be provided any assets, services or facilities used or held for use by Company or in connection with the Business; and neither Company nor the Business provides or causes to be provided any assets, services or facilities to any such officer, director, partner, shareholder or Affiliate; and (ii) Company has not entered into or is party to any other transaction with any officer, director, partner, shareholder or Affiliate of any Seller Party or any Affiliate of such Person.

2.19         Licenses; Environmental Matters.

(a)          Company holds and is in compliance with all permits and Licenses that are required in order to own and operate the Business and the Assets, including all Gaming Licenses and all environmental permits and Licenses (the “Environmental Permits”). Each such License is valid, binding, and in full force and effect, and neither the execution and delivery of this Agreement or any of the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby, including the purchase and sale and/or transfer of the Shares hereunder, will result in any impairment, conflict, violation, breach, default, termination, cancellation, acceleration or modification of any such License. There are no revocation proceedings by any Governmental or Regulatory Authority pending regarding the Licenses and nothing has occurred that would give rise to any such revocation. Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default under) any License, including the Gaming Licenses and the Environmental Permits. Each Environmental Permit is listed in Schedule 2.19(a) of the Seller Disclosure Schedule.

(b)          The Assets and all Real Property owned, operated or leased by Company have been and are in compliance with all applicable Environmental Laws.

(c)          Company has not been notified by any Governmental or Regulatory Authority or third party of any pending or threatened claim or investigation arising under Environmental Laws (an “Environmental Claim”) against the Assets, the Business or Company.

(d)          Company has not been notified by any Governmental or Regulatory Authority or third party of any pending or threatened claim that, or investigation to determine whether, either the Assets, the Business or Company may be a potential responsible party for environmental contamination or any Release of Hazardous Material, nor has Company been notified that any site or facility now or previously owned, operated or leased by Company is listed or proposed for listing on the NPL or any similar state or local list of sites requiring investigation or clean-up.

(e)          Company has not entered into or agreed to any consent decree or order relating to compliance with any Environmental Law, to claims of property or natural resource damage, injury, nuisance or trespass under any Environmental Law or to investigation or cleanup of Hazardous Material under any Environmental Law.

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(f)          Except for small above-ground tanks necessary to hold fuel for on-site generators, there are no aboveground or underground storage tanks located on, in or under any properties currently or formerly owned, operated or leased by Company or any predecessor of the Business or Company.

(g)          No Releases of Hazardous Material have occurred at, from, in, on, to or under any property currently or formerly owned, operated or leased by Company or any predecessor of the Business or Company, and no Hazardous Material is present in, on or about or is migrating to or from any such property that could give rise to an Environmental Claim by a Governmental or Regulatory Authority or third party against or any Liability or Losses to the Assets, the Business, or Company.

(h)          Neither Company nor, to the Knowledge of the Seller Parties, any predecessors thereof has transported or arranged for the treatment, storage, handling, disposal, recycling or transportation of any Hazardous Material to any location that could result in an Environmental Claim against or any Liability or Losses to the Assets, the Business or Company.

(i)          There is no material amount of asbestos, urea-formaldehyde material, polychlorinated biphenyl containing equipment or lead paint containing materials in, at or on any property owned, leased or operated by Company.

(j)          There are no other circumstances involving environmental conditions that could give rise to an Environmental Claim against or any Liability or Losses to the Assets, the Business or Company.

(k)          There have been no environmental investigations, studies, audits or tests that are in the possession, or control, of Company, or its agents, with respect to any property currently or formerly owned, leased or operated by Company which have not been delivered to Purchaser prior to execution of this Agreement.

2.20         Inventory; Accounts Receivable.

(a)          All the inventory of Company (i) is accounted for at the lower of cost or market with cost as determined by using the First-In First-Out method, in accordance with GAAP, (ii) consists of a quality and quantity useable and salable in the Ordinary Course of Business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. Except as set forth on Schedule 2.20 of the Seller Disclosure Schedule, all items included in the inventory are the property of Company, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

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(b)          All Accounts Receivable that are reflected on the balance sheet contained in Company’s most recent Financial Statements or on the accounting records of Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Company in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the balance sheet contained in Company’s most recent Financial Statements (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Company, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule VI contains a complete and accurate list of all Accounts Receivable as of the date of the balance sheet contained in Company’s most recent Financial Statements, which list sets forth the aging of each such Account Receivable.

2.21         Vehicles. Schedule VI of the Seller Disclosure Schedule contains a true and complete list of all motor vehicles owned or leased by Company. Company has good and valid title to, and has valid leasehold interests in or valid rights under Contract to use, each vehicle, free and clear of all Liens other than Permitted Liens.

2.22         No Guarantees. Except as set forth on Schedule 2.22 of the Seller Disclosure Schedule, none of the Liabilities of the Business or of Company incurred in connection with the conduct of the Business are guaranteed by or subject to a similar contingent obligation of any other Person, nor has Company guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom Company sells goods or provides services or with whom Company otherwise has business relationships.

2.23         Entire Business. The Assets constitute all of the assets necessary for the conduct of the Business as it is currently being conducted. The Sale will effectively convey to Purchaser ownership of Company and control of the entire Business and the Assets (free and clear of all Liabilities and Liens except for Included Liabilities and Permitted Liens), including all of the tangible and intangible property used by Company (whether owned, leased or held under license by Company) in connection with the conduct of the Business as heretofore conducted by Company including, without limitation, all tangible assets and properties of Company reflected in the balance sheet contained in Company’s most recent Financial Statements and all assets and properties acquired since the date of such balance sheet in the Ordinary Course of Business, other than the Excluded Assets. Except as set forth in Schedule 2.23 of the Seller Disclosure Schedule, there are no shared facilities or services relating to the Business, which are used in connection with any business or operations of Company or any of its Affiliates.

2.24         Labor Matters.

(a)          Schedule 2.24 sets forth the name, address and current rate of compensation of each of the Employees. Company is, and has at all times during the previous five (5) years been, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, ordinance or regulations.

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(b)          There is no labor strike, dispute, slowdown, stoppage or lockout pending or threatened against or affecting the Business or Company, and during the past three (3) years there has not been any such action.

(c)          No union represents any of the Employees other than the International Jai Alai Players Association, U.A.W. Local (“IJAPA” or “Jai Alai Players Association”) that represents jai alai players that perform and compete at the Miami Jai Alai and the Ft. Pierce Jai Alai frontons.

(d)          Company is not a party to nor bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to the Employees, other than the Union Agreement.

(e)          None of the Employees is represented by any labor organization in their capacities as employees of Company and there are no current union organizing activities among the Employees, nor does any question concerning representation exist concerning such Employees other than the Jai Alai Players Association.

(f)          Company has delivered to Purchaser a copy of all material written personnel policies, rules or procedures applicable to Employees.

(g)          Company has not received notice of any unfair labor practice charge or complaint related to the conduct of the Business pending or threatened before the National Labor Relations Board or any other Governmental or Regulatory Authority.

(h)          Company has not received notice of any grievance arising out of any collective bargaining agreement or other grievance procedure against either of such entities.

(i)          Company has not received notice of any charges with respect to or relating to any of such entities pending before the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority responsible for the prevention of unlawful employment practices.

(j)          Company has not received notice of the intent of any Governmental or Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Business or otherwise of Company.

(k)          Company has not received notice of any complaints, lawsuits or other proceedings pending or threatened in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship with Company.

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(l)          The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increases in benefits or obligation to fund benefits with respect to any Employee. The only severance agreements or severance policies applicable to Company or the Business with respect to Employees are the agreements and policies specifically listed in Schedule 2.24(l) of the Seller Disclosure Schedule.

2.25         Compliance with WARN Act. Except as contemplated by Section 2.25, since the enactment of the WARN Act, neither Company nor the Business has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of such entities or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any of such entities, nor has any of such entities been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Law. None of the Employees has suffered an “employment loss” (as defined in the WARN Act).

2.26         Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller and Company directly with Purchaser without the intervention of any other Person on behalf of Seller or Company in such manner as to give rise to any valid claim by any Person against any of Purchaser for a finder’s fee, brokerage commission or similar payment. Notwithstanding the foregoing, each of the Seller Parties agrees that it shall indemnify, defend, and hold Purchaser and Purchaser Indemnified Parties harmless from and against any and all Losses and all Costs and Expenses arising from or related to any claim for any finder’s fee, brokerage commission, other fee or commission or similar type of payment that may be asserted by any Person. Each of the Seller Parties’ indemnities and obligations under this Section 2.26 shall survive the Closing or any termination of this Agreement.

2.27         Disclosure of All Material Facts. The Seller Parties have disclosed to Purchaser in writing in or pursuant to this Agreement all material information requested by Purchaser. No representation or warranty to Purchaser contained herein, and no statement contained in any certificate, schedule, list or other writing furnished to any of Purchaser pursuant to the provisions of this Agreement, when considered in the context of the other representations, warranties, statements and information so delivered, contains any untrue statement of a material fact or (when taken in the aggregate) omits to state a material fact which is necessary in order to make the information given by or on behalf of any of the Seller Parties to Purchaser or its representatives not misleading.

2.28         Suppliers. Schedule 2.28 of the Seller Disclosure Schedule contains a true and complete list of the names and addresses of the twenty (20) largest suppliers (indicating approximate dollar volume for each) of products and services to Company in connection with the Business during the twelve (12) months ended prior to the date hereof, indicating the existing contractual arrangements, if any, for continued supply from each such firm. Company has not received any notice of, and none of the Seller Parties knows of any reasonable basis for, any development which threatens to affect adversely Company’s arrangements with its suppliers.

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2.29         Immigration Matters. Company has complied with all relevant provisions of Section 274A of the Immigration and Nationality Act, as amended (the “Immigration Act”). Without limiting the foregoing: (a) each “employee” (as that term is defined in the Immigration Act) of Company is permitted to be so employed in the United States under the Immigration Act; (b) Company has examined (and made copies of, if applicable) the documents presented by such employee to establish appropriate employment eligibility under the Immigration Act; (c) Company has completed and required each employee hired on or since November 11, 1986 to complete a Form I-9 verifying employment eligibility under the Immigration Act; (d) Company has retained each such respective completed Form I-9 for the length of time required under the Immigration Act; and (e) no monetary penalties have been assessed against Company for violation of Section 274A of the Act.

2.30         Jai Alai Performances. Company conducted a “full schedule of live racing or games” (as such term is defined in Section 550.002(11), Florida Statutes) at each of Miami Jai Alai and Ft. Pierce Jai Alai in each of the three (3) years preceding the Effective Date.

2.31         Intangible Personal Property. Company owns all of the Intangible Personal Property, free and clear of any and all Liens except for Permitted Liens.

2.32         SEC Filings; Internal Controls; Sarbanes-Oxley Act.

(a)          Seller has filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2009 (the “SEC Documents”). As requested by Purchaser, Seller has made available to Purchaser all such Company SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such SEC Documents. None of the SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Company is not required to file or furnish any forms, reports or other documents with the SEC.

(b)          Seller has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for Seller and Company. Seller’s system of internal control over financial reporting is designed in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are being made only in accordance with the authorization of management or Seller’s Board of Directors, as applicable, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Seller’s assets that could have a material effect on Seller’s financial statements.

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(c)          Seller has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Seller in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Seller’s management as appropriate to make the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act. Seller has disclosed to Seller’s auditors (A) any significant deficiencies, material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Seller’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard No. 2, as in effect on the date of this Agreement.

(d)          Each of the principal executive officer of Seller and the principal financial officer of Seller (or each former principal executive officer of Company and each former principal financial officer of Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Seller’s SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither Seller nor Company nor, to the Knowledge of Seller Parties, any of their respective directors, officers, auditors, accountants or representatives has received or has otherwise become aware of any substantive complaint, allegation, assertion or claim, whether written or oral, that Seller or Company has engaged in questionable accounting or auditing practices. No current or former attorney representing Seller or Company has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Seller or Company or any of their respective officers, directors, employees or agents, to the current Seller Board or any committee thereof or to any current director or executive officer of Seller or Company.

(e)          Neither Seller nor Company is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between Seller or Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Seller or Company in the Financial Statements or other SEC Documents.

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2.33         Proxy Statement. The proxy statement of Seller to be filed with the SEC in connection with the Sale (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”) and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of Seller, and at the time such shareholders vote on adoption of this Agreement and at the Closing, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 2.33 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to Seller in writing by Purchaser specifically for use therein.

2.34         Required Vote. The affirmative vote or consent of the holders of a majority of the outstanding shares of Seller’s common stock, par value $0.20 per share (“Seller’s Common Stock”), with respect to which votes are entitled to be cast in connection with the approval of this Agreement (the “Seller Shareholder Approval”), is the only vote or consent of the holders of any class or series of capital stock or other equity interests of Seller necessary to approve this Agreement or the Sale.

2.35         Antitakeover Provisions. No “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover Law applies to the Sale or any other transaction contemplated by this Agreement or the Ancillary Agreements. Neither of the Seller Parties has adopted a shareholder rights plan, “poison pill” or any similar anti-takeover device.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF Purchaser

Except as set forth in disclosure schedules delivered to Seller on or prior to the execution of this Agreement, Purchaser hereby represents and warrants to each Seller Party as follows:

3.01         Existence. Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations thereunder and hereunder and to consummate the transactions contemplated thereby and hereby.

3.02         Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder have been duly and validly authorized by the members and the managers of Purchaser, no other limited liability company action on the part of any of Purchaser being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and (b) is subject to general principles of equity.

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3.03         No Conflicts. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements do not and the consummation of the transactions contemplated hereby will not:

(a)          conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of organization or operating agreement of Purchaser;

(b)          subject to obtaining the consents, approvals and actions, making the filings and giving the notices with respect to HSR Act and applicable Gaming Laws, and except as set forth in Schedule 3.03(b), conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement); or

(c)          except as set forth in Section 3.03(b) or Schedule 3.03(b) or as could not, individually or in the aggregate, reasonably be expected to materially and adversely affect the ability of Purchaser to consummate the transactions contemplated hereby or to perform its obligations thereunder or hereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its assets or properties under, any material Contract or License to which Purchaser is a party or by which any of its assets and properties is bound.

3.04         Governmental Approvals and Filings. Except as set forth in Section 3.03(b) or Schedule 3.03(b), no consent, approval, action, order or authorization of, or registration, declaration or filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to materially and adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

3.05         Legal Proceedings. There are no Orders outstanding and no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

3.06         Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller and Company without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against any of the Seller Parties for a finder’s fee, brokerage commission or similar payment.

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3.07         Investment. Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for offer or resale in connection with, a “distribution” of any of the Shares, within the meaning of the Securities Act and the rules and regulations thereunder; provided, however, that nothing contained herein shall be deemed to restrict Purchaser from selling any or all of the Shares. Purchaser understands that the Shares have not been registered under the Securities Act or applicable state securities laws by reason of an exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the offer or sale of the Shares may be restricted under the applicable Federal and state securities laws.

3.08         Investigation. Purchaser has provided the Seller Parties with due diligence requests setting forth the categories of information and documents which it believes appropriate to review in connection with the acquisitions of the Shares, and Purchaser has reviewed the materials that have been provided by the Seller Parties prior to the date hereof in response to such due diligence requests (the “Due Diligence Material”). In making the decision to enter into this Agreement and any Ancillary Agreements, Purchaser has relied on the statements, representations, warranties, covenants and obligations of each of the Seller Parties set forth in this Agreement, the Ancillary Agreements and the Due Diligence Material as well as on the statements, representations, warranties by the senior management team of each of the Seller Parties and their respective Representatives in the discussions that Purchaser has had with such Persons prior to the date hereof, and on the accuracy of all such statements, representations and warranties. Purchaser confirms to Seller that Purchaser is sophisticated and is knowledgeable in the gaming business and is capable of evaluating the information set forth above.

ARTICLE IV

COVENANTS OF the seller parties

Seller covenants and agrees with Purchaser that, at all times from and after the Effective Date until the Closing, and with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, or if no period is specified therein, for three (3) years from the Closing Date, Seller will, and shall cause Company to, comply with all covenants and provisions of this Article IV and other provisions of this Agreement, except to the extent Purchaser may otherwise consent in writing. In addition, Company covenants and agrees with Purchaser that, at all times from and after the Effective Date until the Closing, Company will comply with all covenants and provisions of this Article IV and other provisions of this Agreement that are applicable to it, except to the extent Purchaser may otherwise consent in writing. For purposes of this Agreement, the covenant of Seller to cause Company to take any action or refrain from taking action shall be deemed to include a covenant of Seller to use its best efforts to cause any Receiver to take such action or refrain from taking such action.

4.01         Regulatory and Other Approvals; Seller Shareholder Approval. The Seller Parties will, promptly after the Effective Date, at Seller’s sole cost and expense:

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(a)          take all commercially reasonable steps necessary or desirable to obtain all consents, approvals, actions, orders or authorizations of, or make all registrations, declarations or filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of any of the Seller Parties, as applicable, to consummate the transactions contemplated hereby and by the Ancillary Agreements, including, without limitation, those described in Section 2.03(b), Section 2.03(c) and/or Schedule 2.03(b) of the Seller Disclosure Schedule, and will diligently and in good faith strive to consummate the transactions contemplated hereby, and promptly but no more than ten (10) days after the Effective Date, file any and all applications with the Division of Pari-Mutuel Wagering (jointly with Purchaser, if necessary), and take any and all other commercially reasonable steps necessary or reasonably required by Purchaser to obtain all consents, approvals, actions, orders or authorizations that may be required under the Gaming Laws in order to (x) permit Company to retain each of the Gaming Licenses that are held by Company, (y) permit Company to continue to operate the Business, and (z) permit Company to retain the Slot Machine Licenses and to retain, install and operate slot machines at the Miami Jai Alai Facility, in each case, upon and after the consummation of the transactions contemplated hereby, including the purchase and sale of the Shares hereunder (collectively, the “Gaming License Approvals”);

(b)          provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith; and

(c)          cooperate with Purchaser in connection with the performance of its obligations under Sections 5.01 and 5.02 below.

(d)          The Seller Parties will provide, or cause to be provided, prompt notification to Purchaser when any such consent, approval, action, order, authorization, registration, declaration, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

(e)          Seller shall (i) prepare as soon as reasonably practicable following the date hereof (but in any event no later than ten (10) Business Days following the date of this Agreement), and (ii) file with the SEC on the date Seller files a Current Report on Form 8-K reporting the execution of this Agreement, a preliminary Proxy Statement that includes the Seller Board Recommendation that Seller’s stockholders vote in favor of the Sale, and Purchaser and Purchaser shall cooperate with Seller in such preparation and filing. Notwithstanding anything contained in this Agreement to the contrary, Seller shall use its best efforts to (x) have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and (y) cause the Proxy Statement to be mailed to Seller’s stockholders as promptly as practicable and, in any event, within ten (10) Business Days after the Proxy Statement is cleared by the SEC. Seller or Purchaser, as the case may be, shall furnish all information concerning itself as the other may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Purchaser and its counsel shall in their reasonable judgment be given a reasonable opportunity to review and comment on the Proxy Statement before such document (or any amendment or supplement thereto) is filed with the SEC, and Seller shall include in such document any comments reasonably proposed by Purchaser and its counsel. Seller shall (i) as promptly as practicable after receipt thereof, provide Purchaser and its counsel with copies of any written comments, and advise Purchaser and its counsel of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (ii) provide Purchaser and its counsel a reasonable opportunity to review Seller’s proposed response to such comments, (iii) in its reasonable judgment include in Seller’s written response to such comments any comments reasonably proposed by Purchaser and its counsel, (iv) not file or mail such document, or respond to the SEC, prior to receiving the approval of Purchaser, which approval shall not be unreasonably withheld, and (v) provide Purchaser and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC. If Seller or Purchaser, in either party’s sole discretion, deems it necessary for Seller to engage a proxy solicitor, Seller shall retain a nationally recognized proxy solicitor in connection with the solicitation of Seller’s stockholders’ approval of this Agreement and the Sale.

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(f)          If at any time prior to the Closing any information relating to Seller or Purchaser, or any of their respective Affiliates, directors or officers, should be discovered by Seller or Purchaser which should have been included in the Proxy Statement or should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of Seller.

(g)          Neither the Seller Board nor any committee thereof shall directly or indirectly (x) withdraw (or modify or qualify in a manner adverse to Purchaser or Purchaser), or publicly propose to withdraw (or modify or qualify in a manner adverse to Purchaser or Purchaser), the Seller Board Recommendation, (y) recommend, adopt or approve or publicly propose to recommend, adopt or approve an Acquisition Proposal, or take any action or make any statement inconsistent with the Seller Board Recommendation (it being understood that taking a neutral position or no position with respect to any Acquisition Proposal shall be considered an adverse modification), or (z) take any other action or make any other public statement inconsistent with such Seller Board Recommendation (any action described in this sentence being referred to as a “Change of Recommendation”)

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(h)          Seller shall establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders, which meeting Seller shall cause to occur no later than the 30th calendar day (or, if such calendar day is not a Business Day, on the first Business Day subsequent to such calendar day) immediately following the date of mailing of the Proxy Statement (the “Seller Shareholders Meeting”), for the purpose of obtaining the Seller Shareholder Approval, regardless of whether the Seller Board determines at any time that this Agreement is no longer advisable or recommends that the shareholders of Seller reject it or any other Change of Recommendation has occurred at any time; provided, however, that (i) if Seller is unable to obtain a quorum of its shareholders at such time, Seller may adjourn the Seller Shareholders Meeting for no more than five (5) Business Days if necessary in order to obtain a quorum of its shareholders and Seller shall use its reasonable best efforts during such five (5) Business Day period to obtain such a quorum as promptly as practicable, (ii) Seller may adjourn or postpone the Seller Shareholders Meeting to the extent (and only to the extent) Seller reasonably determines that such adjournment or postponement is required by applicable Law and (iii) if Seller receives an Acquisition Proposal, or the price or material terms of a previously received Acquisition Proposal are modified or amended, in any such case during the five (5) Business Day period immediately prior to the day of the Seller Shareholders Meeting, Seller may delay the Seller Shareholders Meeting until the date that is the seventh (7th) Business Day after the date on which the Seller Shareholders Meeting would have been held but for such extension. Unless the Seller Board shall have effected a Change of Recommendation in accordance with Section 4.01(g), the Seller Board shall make the Seller Board Recommendation and Seller shall use its best efforts to obtain the Seller Shareholder Approval, and Seller shall otherwise comply with all applicable Laws applicable to the Seller Shareholders Meeting. Without limiting the generality of the foregoing, Seller agrees that (x) its obligations pursuant to this Section 4.01(h) shall not be affected by the commencement, public proposal, public disclosure or communication to Seller or any other Person of any Acquisition Proposal, and (y) Seller shall establish a record date for, call, give notice of, convene and hold the Seller Shareholders Meeting and the matters constituting the Seller Shareholder Approval shall be submitted to Seller’s shareholders at the Seller Shareholders Meeting whether or not (A) a Change of Recommendation shall have occurred or (B) any Acquisition Proposal or Superior Proposal shall have been publicly proposed or announced or otherwise submitted to Seller or any of its representatives. Seller agrees that it shall not submit to the vote of the shareholders of Seller any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of Seller’s shareholders with respect to the Sale at the Seller Shareholders Meeting. The notice of such Seller Shareholders Meeting shall state that a resolution to approve this Agreement and a resolution to adjourn the Seller Shareholders Meeting will be considered at the Seller Shareholders Meeting, and no other matters shall be considered or voted upon at the Seller Shareholders Meeting without Purchaser’s prior written consent

(i)          Seller and Purchaser shall coordinate and cooperate in connection with (a) the preparation of the Proxy Statement and any Other Filings, (b) determining whether any action by or in respect of, or filing with, any Governmental or Regulatory Authority is required, or any actions are required to be taken under, or consents, approvals or waivers are required to be obtained from parties to, any Seller Material Contracts, in connection with the Sale or the other transactions contemplated by this Agreement, and (c) timely taking any such actions, seeking any such consents, approvals or waivers or making any such filings or furnishing information required in connection therewith or with the Proxy Statement or any other filings.

4.02         HSR Filings. In addition to and not in limitation of the Seller Parties’ covenants contained in Section 4.01 above, the Seller Parties will (a) take promptly all actions necessary to make the filings required of it or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by it or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with Purchaser in connection with Purchaser’s filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general and (d) upon Purchaser’s request, request early termination of the waiting period with respect to the Sale under the HSR Act.

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4.03         Investigation by Purchaser.

(a)          Each of the Seller Parties will (i) provide Purchaser and its principals, affiliates, officers, directors, employees, agents, counsel, accountants, financial advisors, lenders, consultants and other representatives (together, “Representatives”) with full access, upon reasonable prior notice and during normal business hours, to all its officers, Employees, agents and accountants and the Business, Assets and Books and Records, and (ii) furnish Purchaser and such Representatives with all such information and data (including, without limitation, copies of Contracts, Licenses, Benefit Plans and other Books and Records) concerning the Shares, the Business, the Assets, the Included Liabilities and Company as Purchaser or any of such Representatives reasonably may request in connection with such investigation. Without limiting the generality of the foregoing, Purchaser shall have the right to designate one or more Representatives to access and observe the Business and its operations at all times during normal business hours.

(b)          The Seller Parties will deliver to Purchaser promptly after they become available and in any case within fifteen (15) days after the end of each calendar month, an unaudited balance sheet of Company as of the end of such month and unaudited statements of income of Company for the one (1) month period then ending and the period since September 30, 2012. Such balance sheets and statements of income shall be consistent with GAAP (except for the exclusion of footnote disclosures and subject to year end audit adjustments made in accordance with GAAP). All such balance sheets and statements of income shall be prepared in good faith, consistent with prior periods and derived from the Books and Records of Company.

(c)          The Seller Parties will deliver to Purchaser monthly reports setting forth all hirings of, terminations of and resignations by any Employees of Company, which reports shall specify (i) the age, gender and race (if known) of each such Employee; (ii) the date of termination or resignation; and (iii) the stated reason or cause (if known) for such termination or resignation.

(d)          As promptly as practicable, the Seller Parties will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses relating to the Business or Company as may be prepared or received by Company, or as Purchaser may otherwise reasonably request.

(e)          Prior to Closing, the Seller Parties shall permit and hereby grant the right to Purchaser to enter upon, inspect and examine, the Real Property and other Assets and to have such inspections thereof performed as Purchaser shall desire, as determined in Purchaser’s sole discretion, including, without limitation, inspections, tests and assessments pertaining to environmental matters, title, survey, zoning, land use, the physical condition of the Real Property and Improvements including structural and roof inspections, engineering studies, and otherwise do that which is necessary or desirable to determine the condition of the Real Property, the Assets and/or any part thereof and to make all necessary or desirable tests of the Real Property, the Assets and/or any part thereof including but not limited to, environmental assessments of the Real Property (the “Inspections”). Purchaser shall pay for all costs and expenses of the Inspections (excepting therefrom the Surveys).

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(f)          As promptly as practicable, the Seller Parties will deliver copies of all governmental License applications and other filings made by Company in connection with the operation of the Business or otherwise after the date hereof and before the Closing Date with any Governmental or Regulatory Authority.

(g)          Notwithstanding anything contained in this Agreement or any other Ancillary Agreement, if at any time on or prior to the Due Diligence Termination Date, Purchaser is not satisfied with the Real Property, the other Assets, the Business, the Shares, the Excluded Liabilities or the Included Liabilities for any reason whatsoever, Purchaser may, in its sole and absolute discretion, terminate this Agreement by written notice to Seller, provided such notice is received by Seller on or prior to the Due Diligence Termination Date, whereupon the Deposit shall be refunded to Purchaser by the Escrow Agent. Upon any such termination, neither Purchaser nor any of its Representatives shall have any Liability or obligation whatsoever to any party hereto or any other Person under or pursuant to this Agreement, any of the Ancillary Agreements or applicable Law.

4.04         Conduct of Business. Seller shall cause Company to (and Company agrees that it will) conduct and operate the Business only in the Ordinary Course of Business. In addition, from the Effective Date through and including the Closing Date, Seller shall cause Company to (and Company agrees that it will):

(a)          preserve and maintain all Licenses, including all Gaming Licenses;

(b)          preserve the goodwill of those suppliers and customers having material business relationships with Company and the Business;

(c)          to the extent available, maintain policies of insurance with substantially the same insurance coverage as exists as of the Effective Date against loss or damage to the Assets and as regulated by applicable Law;

(d)          maintain the Assets, in the aggregate, in a condition comparable to their current condition, reasonable wear, tear and depreciation excepted, and except for Tangible Personal Property disposed of, sold or consumed in the Ordinary Course of Business; and

(e)          maintain at all times reserves for working capital, capital improvement, replacements and/or contingencies to the extent, and in the amounts, required by all applicable Laws.

4.05         Employee Matters.

(a)          Seller shall cause Company to (and Company agrees that it will) administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Seller shall cause Company to (and Company agrees that it will) promptly notify Purchaser in writing of each receipt by Company (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

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(b)          Seller shall cause Company to (and Company agrees that it will) fully comply with all Laws governing and/or regulating the termination of the employment relationship and satisfy all obligations arising on or prior to the Closing as an employer, including, without limitation, those imposed by the WARN Act, ERISA, COBRA, IRCA, OSHA, Title VII, the NLRA and any state or Federal law and/or regulation regulating wages, hours and/or working conditions of current and/or former employees, including, without limitation, applicants, retirees and those who in the future could be classified as such. The Seller Parties will deliver any and all appropriate notices required under the WARN Act no later than five (5) days after the date of this Agreement (or such other date as Purchaser shall approve in its sole and absolute discretion).

4.06         Certain Restrictions. From the Effective Date through and including the Closing Date, Seller shall cause Company to not (and Company agrees that it shall not) and, with respect to the provisions of Section 4.06(o), each of the Seller Parties shall not:

(a)          acquire or dispose of, or create any Lien other than a Permitted Lien on, any Assets or waive, cancel, compromise or release any rights;

(b)          engage in any merger or other business combination;

(c)          enter into, amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to any Included Contract or any other Contract, except in the Ordinary Course of Business, without Purchaser’s prior written consent;

(d)          enter into, amend, replace, modify, supplement, terminate (partially or completely), grant any waiver under or give any consent with respect to any Approved Gaming Contract or the Union Agreement;

(e)          violate, breach or default under, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of any Contract relating to the Business, the Assets or Company;

(f)          incur, purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, or waive any right of Company under, any Liability of or owing to Company;

(g)          engage in any transaction with any officer, director or Affiliate of Company;

(h)          except as reasonably necessary to install a sprinkler system and emergency lighting at the Miami Jai Alai Facility, as required by the City of Miami and described in Schedule 2.13(d), make capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an amount exceeding Fifty Thousand Dollars ($50,000) with respect to any one project or related projects or in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any twelve (12) month period;

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(i)          materially increase the salary, bonus or other compensation of any Employees of Company, as applicable, other than pursuant to bonus plans that have been approved prior to the Effective Date and increases pursuant to employment agreements entered into prior to the Effective Date;

(j)          amend its articles of incorporation or bylaws or adopt any corporate action in any manner that would have an adverse effect on any of the transactions contemplated hereby;

(k)          fail to preserve intact the existing relationships with its suppliers, customers and Employees and others with whom Company has business relationships, and Seller shall cause Company to (and Company shall) continue marketing programs, billboard advertisements, promotions, advertising, player tournaments and events, bus programs and similar activities in the Ordinary Course of Business consistent with past practice. In that regard, Company will not curtail marketing expenditures from historic levels, and will preserve billboard leases, marketing Contracts and bus programs. In the event a billboard, marketing Contract or bus program is subject to renewal, Company will notify Purchaser and will consult with Purchaser as to whether such a Contract or program should be renewed. Seller shall cause Company to (and Company shall) permit Purchaser, in consultation and cooperation with the representatives of such entities, to contact suppliers, customers and Employees;

(l)          change any of Company’s current policies or practices relating to the extension of credit to customers or the collection from customers of receivables arising from gaming operations;

(m)          make or adopt any change in their accounting practices or policies;

(n)          make any adjustment to the Books and Records other than in respect of the conduct of Business in the Ordinary Course Business;

(o)          issue, sell, pledge, transfer, dispose of, encumber or lease, or authorize the issuance, sale, pledge, transfer, disposition or lease of, or grant of an encumbrance on, any shares of capital stock of Company of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or partnership interests, or any other ownership interest of Company, including the Shares (except to Purchaser in accordance with the provisions of this Agreement);

(p)          declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, of or with respect to its capital stock, partnership interests or other securities;

(q)          reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, partnership interests or other securities; or

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(r)          acquire any interest in any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities, contributions of capital or property transfer.

4.07         Delivery of Books and Records, Etc.; Removal of Property.

(a)          On the Closing Date, the Seller Parties will deliver to Purchaser all of the Books and Records and will deliver or make available to Purchaser at the location at which the Business is conducted all other Assets as are in such Person’s possession at other locations, and if at any time after the Closing, Seller discovers in its possession or under its control any other Books and Records or other Assets, it will forthwith deliver such Books and Records or other Assets to Purchaser.

(b)          Unless otherwise agreed to in writing, within sixty (60) days after the Closing Date, Seller shall remove all items of tangible Excluded Assets from the Real Property and Improvements. Such removal shall be at the sole cost and risk of Seller, including risk of loss and damage to such assets and properties. Purchaser shall have any Liability to Seller with respect to such removal and transportation. Seller shall be responsible for all repairs to the Real Property and Improvements due to any damage caused by any of them and their employees and agents in connection with the removal of such assets and properties.

4.08         No Solicitation.

(a)          Subject to Section 4.08(b), from and after the Effective Date hereof and until any termination of this Agreement, none of the Seller Parties nor any Affiliate thereof shall authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting on behalf of any of the Seller Parties or any such Affiliate to, nor shall any of the Seller Parties or any Affiliate directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party or otherwise (i) solicit, initiate, negotiate, assist, facilitate, or encourage (including by way of furnishing information about or permitting access to the Assets, Real Property and Books and Records) or take any other action to facilitate any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender or exchange offer), direct or indirect acquisition of the Shares, the Assets or the Business or similar transaction involving Company, the Shares, the Assets or the Business, other than the transactions with Purchaser contemplated by this Agreement (an “Acquisition Proposal”), (ii) engage in negotiations or discussions with any Person or group of Persons (including, without limitation, Summit or any of the Summit Lenders or any of their respective Affiliates) (a “Third Party”) concerning, or provide any non-public information to any Person or entity relating to, any Acquisition Proposal, (iii) enter into any merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal or enter into any agreement or agreement in principle requiring Seller or Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, (iv) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation, or any restrictive provision of any applicable anti-takeover provision in either Seller Party’s articles of incorporation or bylaws, inapplicable to any transactions contemplated by an Acquisition Proposal (and, to the extent permitted thereunder, each Seller Party shall promptly take all steps necessary to terminate any waiver that may have been heretofore granted, to any Person other than Purchaser or any of Purchaser’s Affiliates, under any such provisions), (v) continue any prior discussions or negotiations with any Third Party concerning any Acquisition Proposal or (vi) resolve or agree to do any of the foregoing. The Seller Parties shall immediately cease and promptly hereafter (but in no event later than twenty-four (24) hours after the date hereof) cause to be terminated any solicitation, discussion or negotiation with any Persons conducted heretofore by any of the Seller Parties, or any of the Seller Parties’ Representatives with respect to any Acquisition Proposal and shall use its commercially reasonable efforts to cause to be returned or destroyed all confidential information provided by or on behalf of Seller or Company to such Person.

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(b)          Notwithstanding anything to the contrary contained in Section 4.08(a), if at any time following the Effective Date and prior to Seller’s receipt of the Seller Shareholder Approval (i) Seller has received a bona fide written Acquisition Proposal from a Third Party and (ii) the Seller Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or would be likely to result in a Superior Proposal, then Seller may (A) furnish information with respect to Seller and Company to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided that the Seller Parties will not, and Seller will not allow Company to, and will instruct the Seller Parties’ Representatives not to, disclose any information to such Person without first entering into an Acceptable Confidentiality Agreement and (y) will promptly provide to Purchaser any information concerning Seller and Company provided to such other Person which was not previously provided to Purchaser.

(c)          The Seller Parties shall promptly (and in any event within 24 hours) notify Purchaser in the event that Seller, Company or any of the Seller Parties’ Representative receives (i) any Acquisition Proposal, (ii) any request for information relating to Seller or Company other than requests for information in the Ordinary Course of Business and unrelated to an Acquisition Proposal, (iii) any inquiry or request for discussions or negotiations regarding or which could reasonably be expected to result in an Acquisition Proposal; or (iv) any information, written or oral, that could be reasonably be expected to adversely affect the consummation of the Sale. The Seller Parties shall promptly (and in any event within 24 hours) provide to Purchaser a copy of such Acquisition Proposal, request or inquiry (or, where no such copy is available, a reasonable description of the material terms of such Acquisition Proposal, request or inquiry), including any modifications thereto. The Seller Parties shall keep Purchaser reasonably informed on a current basis (and in any event at Purchaser’s request and otherwise no later than 24 hours after the occurrence of any material changes, developments, discussions or negotiations) of the status of any Acquisition Proposal, request or inquiry (including the material terms and conditions thereof and of any material modification thereto), and any material developments, discussions and negotiations. Without limiting the foregoing, the Seller Parties shall promptly (and in any event within 24 hours) notify Purchaser if Seller determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 4.08(b) and shall give advance written notice of at least five (5) Business Days to Purchaser (the “Notice Period”) before effecting a Change of Recommendation relating to a Superior Proposal pursuant to clause (x) of Section 4.08(d) or terminating this Agreement pursuant to clause (y) of Section 4.08(d) (which notice shall specify the material terms and conditions of any such Superior Proposal, including the identity of the Person making such Superior Proposal).

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(d)          Notwithstanding anything to the contrary contained in Section 4.08(a), if Seller receives an Acquisition Proposal which the Seller Board concludes in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, the Seller Board may, at any time prior to Seller’s receipt of the Seller Shareholder Approval (x) effect a Change of Recommendation with respect to such Superior Proposal, or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, in each case so long as it has determined in good faith after consultation with outside counsel and after giving due consideration to all adjustments to the terms of this Agreement which may be offered by Purchaser, that such action would be required by its fiduciary duties to the shareholders of Seller under applicable Law; provided, however, that the Seller Board may not effect a Change of Recommendation relating to a Superior Proposal pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless Seller shall have negotiated, and shall have caused its Representatives (including members of the Seller Board and its advisors) to negotiate during the Notice Period with Purchaser in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

(e)          Nothing contained in this Section 4.08 shall prohibit the Seller Board from (i) taking and disclosing to the shareholders of Seller a position contemplated by Rule 14e-2(a) or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to its shareholders if the Seller Board has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to the shareholders of Seller under applicable Law; provided, however, that any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any applicable Acquisition Proposal or an express reaffirmation of its recommendation to its shareholders in favor of approval of this Agreement shall be deemed to be a Change of Recommendation.

4.09         Fulfillment of Conditions. Each of the Seller Parties, as applicable, (a) will execute and deliver at the Closing each Ancillary Agreement, certificate, document and instrument that it is hereby required to execute and deliver as a condition to Closing, (b) will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith (i) to satisfy each condition to the obligations of Purchaser contained in this Agreement and (ii) to consummate all of the transactions contemplated by this Agreement, and (c) will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any obligation of any of the Seller Parties or Purchaser contained in this Agreement.

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4.10         Noncompetition.

(a)          Seller will, for a period of three (3) years from the Closing Date (provided that with respect to the confidentiality obligations set forth in Section 4.10(a)(ii) below, Seller’s obligation hereunder shall continue indefinitely), refrain from, either alone or in conjunction with any other Person, or directly or indirectly through any of their present or future Affiliates:

(i)          causing or attempting to cause (A) any client, customer or supplier of the Business or Company to terminate or materially reduce its business with Company or Purchaser; or (B) any officer, Employee or consultant of Company, Purchaser or any of their Affiliates to resign or sever a relationship with Company, Purchaser or any of their Affiliates;

(ii)         disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information or proprietary information relating to the Business, Company or any client, customer or supplier of the Business, Company; or

(iii)        directly or indirectly, engaging, or participating in, or having any interest as a shareholder, partner, joint venturer, proprietor, employee, officer, director, agent, security holder, creditor or consultant, or in any other capacity (other than through the ownership of 5% or less of any class of securities registered under the Exchange Act, as amended), or having any other direct or indirect financial interest in or in connection with, the business or operations of any business, firm, person, partnership, corporation, enterprise or concern, which owns or operates a jai alai facility within a 100 mile radius of Miami-Dade County, Florida, St. Lucie County, Florida or Hillsborough County, Florida.

(b)          For a period of three (3) years following the Closing, Seller shall not, directly or indirectly, solicit, induce or encourage any employee or consultant or group of employees or consultants who are then employed or retained by Company or Purchaser or any of their Affiliates to leave the faithful employment of or terminate consultation with any of Company, Purchaser or any of their Affiliates.

(c)          The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction. If any of the covenants contained in this Section 4.10, or any part thereof, is held to be unenforceable because of the duration of such provisions or the area covered thereby, Seller agrees that the court making such determination shall have the power to reduce the duration and the area or both of any such provision and, in its reduced form, said provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Section 4.10 upon the courts of any Florida court within the geographical scope of such covenants. The parties acknowledge and agree that on and after the Closing, Purchaser shall be deemed to become the owner of the confidential information and proprietary information described in the Letter of Intent as it relates to the Assets or the Business owned by Company.

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(d)          The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section 4.10 would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained. Seller acknowledges and agrees that the scope and duration of the provisions of this Section 4.10 are reasonable in all respects.

4.11         Notice and Cure. Each Seller Party will notify Purchaser in writing of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, promptly after it becomes known to it, occurring after the date of this Agreement that causes any covenant or agreement of any Seller Party under this Agreement to be breached or that renders untrue any representation or warranty of any Seller Party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice or update given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit (i) Purchaser’s rights and remedies against any Seller Parties with respect to such breach or inaccuracy nor (ii) any Purchaser Indemnified Party’s right to seek indemnity under Article XI.

4.12         Employees. Following the issuance of the press release announcing the existence of this Agreement and the transactions contemplated herein, the Seller Parties and Purchaser shall hold joint meetings with all Employees to provide preliminary information relating to this transaction, and thereafter, the Seller Parties shall provide Purchaser with access to all Employees upon the terms and conditions set forth in this Agreement. Prior to the date of such joint meeting with all Employees, Purchaser shall be entitled to conduct one-on-one meetings with select employees employed by Company in connection with the Business on or after the date of this Agreement at such times as Purchaser shall reasonably request, and at such location in Miami, Florida and Ft. Pierce, Florida as shall be reasonably acceptable to Purchaser and Company. In connection therewith, the Seller Parties shall provide Purchaser with access to complete personnel files of all employees employed by Company on or after the date of this Agreement provided such access and disclosure does not violate any Laws. Following the issuance of the press release discussed above, the parties may mutually agree that Company provide Purchaser with space at the Real Property upon which Purchaser may establish an information center to be staffed and equipped by Purchaser at its sole cost and expense. Purchaser shall also be entitled to make general distributions to all Employees of newsletters, company brochures and other information relating to this transaction and their operations and the operations of their Affiliates. Such distributions may include distributions through the information center or by direct mail to the Employees. Within ten (10) days prior to the Closing, Purchaser shall provide Company (i) a written list of all Employees of Company that Purchaser intends for Company, as applicable, to continue to employ immediately after the Closing (collectively, the “Continuing Employees”); and (ii) a written list of all Employees that Purchaser does not intend for Company, as applicable, to retain as of the Closing (collectively, the “Affected Employees”), and the parties agree that Purchaser may cause Company at or immediately following the Closing, to terminate all existing employment agreements or arrangements with the Affected Employees effective on or immediately following the Closing, and Seller shall be liable for all severance, vacation pay, and accrued compensation relating to such terminated Employees. While it is the current intention of Purchaser to cause Company to continue to employ the Continuing Employees on an at-will basis following the Closing, the parties acknowledge and agree that Purchaser and Company have and retain the right to terminate any such Continuing Employee at any time at or after the Closing. Seller shall not interfere or compete with Company or Purchaser with respect to the employment of any Employee by Company or Purchaser after the Closing, and shall cooperate with Company or Purchaser with respect to the employment of Employees by Company or Purchaser. The Seller Parties represent and warrant that except pursuant to the Player Contracts and the Union Agreement, no Contract restricts the ability of Company to terminate the employment of the Affected Employees and no such termination will result in any Liability for severance, vacation pay or other compensation under any Contract or arrangement.

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4.13         Transition Cooperation. It is the intention of Purchaser that Purchaser be in a position to operate Company and the Business immediately following the Closing. Seller agrees to cooperate with Purchaser to effect the orderly transition at Closing from Company’s accounting, payroll, human resources, general ledger, point of sale and similar information technology/information systems to those of Purchaser. In that regard, each of the Seller Parties agrees to cooperate with Purchaser prior to Closing in effecting such system conversions including any necessary testing, installations, runthroughs, data input and the like on Purchaser’s communications equipment, human resources, data lines, information technology/information, network, inventory, accounts receivable, payroll and any other systems or networks to effect a smooth transition of the Business as of the Closing.

4.14         Conveyance of Portions of the Real Property. Seller further covenants that on or before the Closing, it shall cause the portions of the Real Property that are currently owned by Seller (as indicated on Schedule 2.13(a)) to be conveyed to Company.

ARTICLE V

COVENANTS OF Purchaser

Purchaser covenants and agrees with the Seller Parties that, at all times from and after the date hereof until the Closing, it will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

5.01         Regulatory and Other Approvals. Purchaser will as promptly as practicable, at its sole cost and expense:

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(a)          take all commercially reasonable steps necessary or desirable to obtain all consents, approvals, actions, orders or authorizations of, or make all registrations, declarations or filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Ancillary Agreements, including without limitation, promptly but no more than ten (10) days after the later to occur of (1) the Effective Date, or (2) the date on which the applicable Seller Parties provide to Purchaser all information, documentation, plans and other items that are required under applicable Law to be submitted by such Seller Parties, file any and all applications with the Division of Pari-Mutuel Wagering (jointly, with the Seller Parties, if necessary) that may be necessary or reasonably required of Purchaser to obtain all Gaming License Approvals;

(b)          provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith; and

(c)          provide reasonable cooperation to the Seller Parties in connection with the performance of their obligations under Section 4.01(a) and Section 4.02 above.

(d)          Purchaser will provide, or cause to be provided, notification to the Seller Parties when any such consent, approval, action, order, authorization, registration, declaration, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Seller Parties of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

5.02         HSR Filings. In addition to and not in limitation of Purchaser’s covenants contained in Section 5.01 above, Purchaser will (a) take promptly all actions necessary to make the filings required of it or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by it or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with the Seller Parties in connection with Seller Parties’ filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

5.03         Fulfillment of Conditions. Purchaser (a) will execute and deliver at the Closing each Ancillary Agreement, certificate, document and instrument that it is hereby required to execute and deliver as a condition to the Closing, (b) will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith (i) to satisfy each condition to the obligations of the Seller Parties contained in this Agreement, and (ii) to consummate all of the transactions contemplated in this Agreement, and (c) will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any obligation of any of the Seller Parties or Purchaser contained in this Agreement.

5.04         Employees. Purchaser agrees to cause Company to continue the employment of a certain amount of Employees of Company at the Closing so that a WARN Act notification shall not be required to be issued by Company. The Seller Parties shall (or shall cause Company to) provide to Purchaser, (i) within twenty (20) days but no later than ten (10) days prior to the Closing; and (ii) on the Closing Date, a list of all full time employees (as such term is defined under the WARN Act) of Company whose employment have been terminated during the ninety (90) day period prior to each such date.

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ARTICLE VI

CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder to purchase the Shares and to consummate the transactions contemplated hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

6.01         Representations and Warranties. All of the representations and warranties made by any one or more of the Seller Parties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been true and correct as of the Effective Date (except that those representations and warranties that address matters only as of a specified date shall be true and correct in all respects as of that specified date), and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date. Purchaser shall have received a certificate executed by an executive officer of Seller and by an executive officer of Company, to such effect.

6.02         Performance. Each of the Seller Parties shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it, at or before the Closing (including, without limitation, the delivery by the Seller Parties of all of the documents and other instruments required to be so delivered at the Closing), and Purchaser shall have received a certificate executed by an executive officer of Seller and by an executive officer of Company, to such effect.

6.03         Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Ancillary Agreements to Purchaser, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment or promulgation of any such Law or which could reasonably be deemed applicable to Purchaser or the transactions contemplated by this Agreement or any of the Ancillary Agreements.

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6.04         Regulatory Consents and Approvals. All consents, approvals, actions, orders or authorizations of, all registrations, declarations or filings with and all notices to any Governmental or Regulatory Authority necessary to permit Purchaser and each of the Seller Parties to perform their respective obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, shall be in form and substance satisfactory to Purchaser in its sole and absolute discretion, shall be in full force and effect, shall not be subject to any condition that has not been satisfied or waived and not subject to any condition or contingency and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including under the HSR Act, shall have occurred. Without limiting the generality of the foregoing, Purchaser shall have received evidence, satisfactory to Purchaser in its sole and absolute discretion, of the issuance of all consents, approvals, actions, orders or authorizations (or in lieu thereof waivers) under Gaming Laws described in Section 4.01(a) or Section 5.01(a) (which include the Gaming License Approvals), and evidence of effectiveness of each Gaming License as of the Closing Date. As of the Closing Date, each of Company’s Gaming Licenses, including the Slot Machine Licenses, shall be valid and binding, Company shall not be in default under Company’ Gaming Licenses, including the Slot Machine Licenses, there shall be no revocation proceedings by any Governmental or Regulatory Authority pending regarding Company’s Gaming Licenses, including the Slot Machine Licenses, and nothing shall have occurred that would give rise to any such revocation.

6.05         Consents. (i) The consents (or in lieu thereof waivers) listed in Schedule 6.05 of the Seller Disclosure Schedule, and (ii) all other consents (or in lieu thereof waivers) to the performance by Purchaser or the Seller Parties of their obligations under this Agreement and the Ancillary Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which any such Person is a party or by which any of their respective assets and properties are bound (a) shall have been obtained, (b) shall be in form and substance satisfactory to Purchaser in its sole and absolute discretion, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, (d) shall be on terms no less favorable to Purchaser than the existing terms, and (e) shall be in full force and effect.

6.06         Seller Shareholder Approval. The Seller Shareholder Approval shall have been received, and, to the extent required, this Agreement shall have been adopted and, to the extent required, the Sale and the other transactions contemplated under this Agreement shall have been approved, by Seller’s Shareholders in accordance with any other applicable Law and the organizational and governing documents of Seller.

6.07         Opinion of Counsel. Purchaser shall have received the opinion of Frost Brown Todd LLC, counsel to the Seller Parties, dated as of the Closing Date, in form and substance acceptable to Purchaser and its counsel.

6.08         Absence of Changes. From the Effective Date through the Closing Date, (i) there shall have been no Material Adverse Change, or any event or development, which individually or together with other such events, could be reasonably expected to result in a Material Adverse Change, and (ii) none of the Assets shall have been damaged or destroyed by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) or condemned or appropriated. The Seller Parties shall have delivered to Purchaser a certificate to that effect, dated the Closing Date and duly signed by an executive officer of Seller and an executive officer of Company.

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6.09         Title Insurance. Purchaser shall have received the Fee Title Policy in accordance with Article IX hereof or a commitment to provide such policy in a form and with terms satisfactory to Purchaser.

6.10         FIRPTA Certificate. Purchaser shall have received from Seller an affidavit (the “FIRPTA Affidavit”) in the form required by the Treasury Regulations issued pursuant to Section 1445 of the Code. Notwithstanding anything to the contrary set forth herein, if Seller fails to provide Purchaser with such affidavit, Purchaser shall be entitled to waive the requirement above for a FIRPTA Affidavit and withhold the requisite amounts from the Purchase Price payments in accordance with Section 1445 of the Code.

6.11         Employment Agreements. William B. Collett, Jr. shall have entered into an employment agreement with the Company, effective as of the Closing, in form and substance consistent with the terms set forth in the letter agreement dated as of October, 2012 between William B. Collett, Jr. and Silvermark LLC and acceptable to the Purchaser (“Collett Employment Agreement”). Daniel Licciardi shall have entered into an employment agreement with Company, effective as of the Closing, in form and substance consistent with the terms set forth in the letter agreement dated as of October, 2012 between Daniel Licciardi and Silvermark LLC and acceptable to Purchaser (“Licciardi Employment Agreement”; and together with the Collett Employment Agreement, the “Employment Agreements”).

6.12         No Claim Regarding Shares or Sales Proceeds. There shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any shares of stock of, or any other voting, equity, or ownership interest in, Company, or (b) is entitled to all or any portion of the Purchase Price. Purchaser shall have received a certificate executed by an executive officer of Seller and by an executive officer of Company, to such effect.

6.13         Payoff Letters, Estoppel Certificates and Pre-Closing Releases. The Seller Parties shall have delivered to Purchaser the payoff letters, Estoppel Certificates and Pre-Closing Releases, executed by or on behalf of all of the Creditors, beneficiaries, other contract parties and claimants under the agreements, guaranties, instruments, proceedings and claims described in Section 1.04(b) and Section 1.04(c).

6.14         Resignations and Company Releases. The officers and directors of Company, including William B. Collett, Sr., William B. Collett, Jr. and Daniel Licciardi, shall have resigned, effective at the Closing and subject to the condition that the Closing shall occur, from positions as officers, directors and/or Receiver, as applicable, and from any other position which such Persons may hold in Company (and the Seller Parties shall have delivered evidence of such resignations to Purchaser). At the Closing, Company, shall have no Liabilities to such officers, directors and Receiver, to any of its former officers or directors, or to Seller or any of its Affiliates, and each of the officers and directors of Company and/or Seller and each Affiliate shall have executed and delivered to Company and Purchaser a release in the form and substance satisfactory to Purchaser (each, a “Company Release” and collectively, the “Company Releases”). Without limiting the foregoing, Company and each of William B. Collett, Sr., William B. Collett, Jr. and Daniel Licciardi shall have terminated any and all employment agreements that each such Person may have with Company, and each such Person shall have released Company from any and all Liability and obligations under such agreements.

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6.15         Stock Certificates; Books and Records. Seller shall have delivered to Purchaser the original certificates representing the Shares, free and clear of all Liens, together with duly executed stock powers in form and substance acceptable to Purchaser in its sole and absolute discretion. Seller shall have delivered to Purchaser the Books and Records.

6.16         Termination of the Summit Loan and Security Agreements. The Summit Pledge Agreements, the Summit Warrants, and the other Summit Loan and Security Agreements and the rights and obligations of the parties thereto and the Liens arising thereunder shall have been fully satisfied, released and terminated immediately prior to the Closing without any Liability to Company or Purchaser, and Purchaser shall have received a Pre-Closing Release, satisfaction, termination agreement and/or other evidence or termination and release from the Summit Lenders in form and substance acceptable to Purchaser in its sole and absolute discretion.

6.17         Termination of MCM Agreements. The MCM Agreements and the rights and obligations of the parties thereto and the Liens arising thereunder shall have been fully satisfied, released and terminated immediately prior to the Closing without any Liability to Company or Purchaser, and Purchaser shall have received a Pre-Closing Release, satisfaction, termination agreement and/or other evidence or termination and release from MCM in form and substance acceptable to Purchaser in its sole and absolute discretion.

6.18         Title Affidavits. Seller shall deliver a title affidavit and other documentation in sufficient form and as reasonably required by the Title Insurer in order for the Title Insurer to delete all Schedule B-1 requirements and pre-printed title exceptions (except those that pertain to the new survey or updated Surveys or any tenants in possession under existing Real Property Leases at the Closing [which shall be specifically listed]).

6.19         Receivership. Company shall not be in receivership on the Closing Date, and there shall not be in effect on the Closing Date any Order or Law appointing any Receiver, custodian, trustee or liquidator of or for Company or with respect to any of its Assets (and the Seller Parties shall have delivered to Purchaser evidence of the termination of the Receivership Order and the removal of any Receiver, each in form and substance acceptable to Purchaser in its sole and absolute discretion).

6.20         Court Authorization Order. The Court shall have issued the Court Authorization Order, and such Order shall not have been terminated or revoked.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

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7.01         Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties that address matters only as of a specified date shall be true and correct in all material respects as of that specified date). Seller shall have received a certificate executed by an executive officer of Purchaser to such effect.

7.02         Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing, and Seller shall have received a certificate executed by an executive officer of Purchaser to such effect.

7.03         Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

7.04         Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and each of the Seller Parties to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby, shall have been duly obtained, made or given, and shall be in full force and effect and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including under the HSR Act, shall have occurred.

7.05         Seller Shareholder Approval. This Agreement shall have been adopted and, to the extent required, the Sale and the other transactions contemplated under this Agreement shall have been approved, by Seller’s Shareholders in accordance with the DGCL, any other applicable Law and the governing documents of Seller.

ARTICLE VIII

TAX MATTERS AND POST-CLOSING TAXES

8.01         Transfer Taxes. Seller shall pay all of the sales, use, value added, transfer, stamp, documentary, registration, recording, stock transfer and other similar taxes and fees (including taxes relating to income or gains realized by Seller, which shall be solely payable by Seller) in connection with the transactions contemplated hereby (collectively, “Transfer Taxes”), and shall indemnify, defend, and hold harmless Purchaser and Company with respect to such Transfer Taxes. At Purchaser’s option, which may be exercised by Purchaser in its sole and absolute discretion, Purchaser may file all necessary documentation and Tax Returns with respect to such Transfer Taxes, together with payment of such Taxes, if applicable, provided that in such case, Seller shall furnish to Purchaser such Taxes prior to the time required for payment, and provided further that to the extent required by law, Seller will file such Tax Returns and pay such Taxes or will join in the execution of any such Tax Returns.

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8.02         Tax Indemnification.

(a)          After the Closing Date, Seller will indemnify and hold harmless each of Purchaser and Company from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating (i) to any Income Taxes of Company or Seller (including, without limitation, any Income Tax Liability that arises solely by reason of Company being severally liable for any Tax of any Federal or state or local consolidated or combined group of which it is a member pursuant to Treasury Regulation §1.1502-6 or any analogous state or local Tax provision) and (ii) to any Taxes (other than Income Taxes) subject to Section 1.05 relating to (x) the Assets or operations of the Business, or Company for all taxable periods ending before the Closing Date (“Pre-Closing Period”) and (y) that portion of any taxable period including the Closing Date that ends on or after the Closing Date (“Straddle Period”) in excess of the amount of such Taxes shown as accrued expenses on the Operations Settlement Statement.

(b)          Company will be responsible for and indemnify and hold Seller harmless against any and all liabilities with respect to Taxes relating to the Assets or operations of the Business or Company for all taxable periods beginning after the Closing Date and ending after the Closing Date (“Post-Closing Period”) other than Taxes for which Seller is responsible pursuant to Sections 1.05, 8.01 and 8.02(a) above.

8.03         Tax Cooperation. After the Closing Date, Seller will cooperate with Purchaser and Company, and Company and Purchaser will cooperate with Seller, in the preparation of all Tax Returns and will provide (or cause to be provided) any records and other information the other so requests (as such records or other information relates to such party’s respective Tax Return), and will provide access to, and the cooperation of its auditors. Seller will cooperate with Purchaser and Company, and Company and Purchaser will cooperate with Seller, in connection with any Tax investigation, audit or other proceeding. Without limiting the generality of the foregoing, the parties agree as follows:

(a)          If Purchaser determines to make the Section 338(h)(10 Election, the Seller will prepare and file, or cause to be prepared and filed, Tax Returns for Income Tax of Company with respect to any Pre-Closing Period. In order to assist Seller in the preparation of all Tax Returns for Income Tax of Company that Seller is required to prepare, Purchaser will prepare (or cause Company to prepare in accordance with prior practices) and deliver to Seller, as soon as reasonably practical after their receipt of a request therefor from Seller, all data (including but not limited to the annual tax reporting package) regarding Company, reasonably requested by Seller, that is necessary to prepare any Tax Returns for Income Tax of Company and properly report the operations of Company thereon.

(b)          Purchaser will prepare and file, or cause Company to prepare and file, all Tax Returns for Income Tax of Company due after the Closing Date for Straddle Periods.

(c)          Purchaser will prepare and file, or cause Company to prepare and file, all Tax Returns for the Income Tax of Company with respect to any Post-Closing Period.

(d)          Except as otherwise provided for in this Agreement, no party shall make an election with respect to Taxes on any Tax Return to be prepared and filed by a party in accordance with Section 2.09 or this Section 8.03, without the consent of the other party, if the making of such election would, or could, have an adverse effect on the other party.

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8.04         Notification of Proceedings; Control. Seller shall have the right to control any audit or examination relating to Taxes for which Seller is solely responsible pursuant to Section 8.02 by any taxing authority, including without limitation, the right to contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes for which Seller are solely responsible pursuant to Section 8.02. Seller shall promptly inform Purchaser of, and permit the participation of Purchaser in, any actions referred to in this Section 8.04 which could affect the Assets or the Business or Company, and will not take any such action without the prior written consent of Purchaser. In addition, Seller shall promptly inform Purchaser of, and permit the participation of Purchaser and Company in, any proceedings referred to in this Section 8.04, and will not consent to the settlement or final determination in such proceeding without the prior written consent of Purchaser and Company.

ARTICLE IX

TITLE INSURANCE

9.01         Title Commitment. Before the Due Diligence Termination Date, Purchaser will obtain (and deliver a copy to Seller of), at Purchaser’s expense, a title insurance commitment (the “Title Commitment”) issued by a title insurance company authorized to transact business in the State of Florida (the “Title Insurer”), committing to insure the title to the Real Property and Improvements in the amount determined by Purchaser and subject to the Schedule B-2 exceptions therein (the “Exceptions”), upon satisfaction of the Schedule B-1 requirements therein. Purchaser will have until the Due Diligence Termination Date, to examine the Title Commitment. It is a condition of Purchaser’s obligation to close and pay to Seller the Purchase Price that title to the Real Property and Improvements is marketable and insurable subject only to: (i) real property taxes and assessments for the year in which the Closing occurs, which shall be prorated as provided for herein, and for subsequent years, (ii) zoning and other regulatory laws and ordinances affecting the Real Property, (iii) those Exceptions accepted by Purchaser pursuant to this Section 9.01 (collectively, the “Permitted Exceptions”). If Purchaser determines, in its sole and absolute discretion, that any Exception is unacceptable, Purchaser will notify Seller in writing on or before the Due Diligence Termination Date of Purchaser’s objections (the “Objection Notice”). If Purchaser timely delivers the Objection Notice to Seller, Seller will use reasonable good faith efforts to cure the title matters described in the Objection Notice prior to Closing. In the event that Seller, using reasonable good faith efforts, is unable to cure the title matters described in the Objection Notice prior to Closing, then Purchaser shall have the option of either (x) proceeding to Closing and accepting title to the Property “as is”, without diminution in the Purchase Price, or (y) terminating this Agreement by written notice to Seller, in which event this Agreement shall be cancelled, the Deposit shall be returned to Purchaser, and neither party shall have any further obligations to each other with respect to the matters contained in this Agreement, except for those matters which survive the termination of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, at the Closing, Seller shall be obligated to: (a) discharge, satisfy and/or caused to be dismissed, as applicable, either at or before Closing, all Liens, including, without limitation, mortgages, construction Liens, Notices of Commencement, Tax Liens, and the Summit Actions; (b) remove or cause to be cured or discharged any Exception that was caused by the negligent or intentional act of any of the Seller Parties or an Affiliate of any Seller Party (including any Additional Title Defects shown on any Updated Survey pursuant to Section 9.05 below), it being agreed by Seller that the creation of any such Exceptions shall be prohibited by the terms of this Agreement; (c) cause all Schedule B-1 Requirements set forth in the Title Commitment to be satisfied, except for those pertaining to Purchaser, any Tenants in possession of the Real Property pursuant to their Real Property Leases; and (d) cause all pre-printed exceptions set forth in Schedule B-II of the Title Commitment to be deleted.

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9.02         Updated Title Commitment. On or before the Closing, Purchaser will have the right, from time to time, to obtain (and deliver to Seller a copy of) an endorsement bringing the effective date of the Title Commitment forward to the most current date available (the “Updated Commitment”). If the Updated Commitment discloses any matters that are not Permitted Exceptions (“Additional Title Defects”), then Purchaser shall have the right to object to such Additional Title Defects by providing written notice of same to Seller, within the earlier of (i) ten (10) Business Days after receipt of such Updated Commitment or (ii) the Closing Date. If Purchaser timely delivers notice of such Additional Title Defects to Seller, Seller will use reasonable good faith efforts to cure such Additional Title Defects prior to Closing; provided that Purchaser, as determined in it sole and absolute discretion, shall have the right, from time to time, to extend the Closing for a period not longer than 150 days in order for Seller to cure such Additional Title Defects. In the event that Seller, using reasonable good faith efforts, is unable to timely cure such Additional Title Defects, then Purchaser shall have the option of either (x) proceeding to Closing and accepting title to the Property “as is”, without diminution in the Purchase Price, or (y) terminating this Agreement by written notice to Seller, in which event this Agreement shall be cancelled, the Deposit shall be returned to Purchaser, and neither party shall have any further obligations to each other with respect to the matters contained in this Agreement, except for those matters which survive the termination of this Agreement. Notwithstanding anything in this Section 9.02 to the contrary: (i) Seller shall be obligated to cure any Additional Title Defects to the extent provided in the last sentence of Section 9.01 above; and (ii) in the event that any Additional Title Defects are created or recorded in violation of and result in a default by Seller under the terms of this Agreement, including, without limitation, Section 9.01 above, then nothing in this Section 9.02 shall affect Purchaser’s rights or remedies with respect to such default.

9.03         Premium. Purchaser shall pay the premium for the title insurance policy issued pursuant to the Title Commitment and for all endorsements thereto.

9.04         Surveys. On or before the Due Diligence Termination Date , Purchaser, at Purchaser’s cost and expense, may order a new survey of the Real Property and the Improvements or an update to the Surveys, which shall be certified to Purchaser, Company, the Title Insurer, and any other parties reasonably requested by Purchaser, which certification shall be in form and substance satisfactory to Purchaser. In addition, Purchaser may cause the new survey or updated Surveys to be prepared and be certified as having been prepared in accordance with “ALTA/ACSM Land Title Surveys”. To the extent that the new survey or updated Survey reflects any matter that would be considered an Exception that is unacceptable to Purchaser, as determined by Purchaser in its sole and absolute discretion, , Purchaser shall give Company an Objection Notice in accordance with the provisions of Section 9.01 on or before the Due Diligence Termination Date The Seller Parties shall respond to such Objection Notice in accordance with Section 9.01, and Purchaser shall have the same rights and remedies set forth in Section 9.01 with respect to such Exception.

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9.05         Updated Surveys. On or before the Closing, Purchaser will have the right, from time to time, to obtain (and deliver to Seller a copy of) an update of a new or previously updated survey (the “Updated Survey”). If the Updated Survey discloses any matters that are not listed on Purchaser’s prior survey, the same shall be considered Additional Title Defects and Purchaser shall have the right to object to such Additional Title Defects by providing written notice of same to Seller, within the earlier of (i) ten (10) Business Days after receipt of such Updated Survey or (ii) the Closing Date. If Purchaser timely delivers notice of such Additional Title Defects to Seller, Seller will use reasonable good faith efforts to cure such Additional Title Defects prior to Closing; provided that Purchaser, as determined in it sole and absolute discretion, shall have the right, from time to time, to extend the Closing for a period not longer than 150 days in order for Seller to cure such Additional Title Defects. In the event that Seller, using reasonable good faith efforts, is unable to timely cure such Additional Title Defects, then Purchaser shall have the option of either (x) proceeding to Closing and accepting title to the Property “as is”, without diminution in the Purchase Price, or (y) terminating this Agreement by written notice to Seller, in which event this Agreement shall be cancelled, the Deposit shall be returned to Purchaser, and neither party shall have any further obligations to each other with respect to the matters contained in this Agreement, except for those matters which survive the termination of this Agreement. Notwithstanding anything in this Section 9.05 to the contrary: (i) Seller shall be obligated to cure any such Additional Title Defects to the extent provided in the last sentence of Section 9.01 above; and (ii) in the event that any such Additional Title Defects are the result of a default by Seller under the terms of this Agreement, including, without limitation, Section 9.01 above, then nothing in this Section 9.05 shall affect Purchaser’s rights or remedies with respect to such default.

ARTICLE X

SURVIVAL; RIGHT TO RELY

10.01         Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser to investigate the Shares, Company or the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The right to indemnification, damages, payment for Losses or other remedy based on such representations, warranties, covenants, and agreements will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, damages, payment for Losses or other remedy based on such representations, warranties, covenants, and agreements. Except as otherwise provided in this Agreement, each of the representations and warranties of each of the parties contained in this Agreement will survive the Closing until the later of (i) three (3) years following the Effective Date, and (ii) one hundred eighty (180) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by such representation or warranty. Except as otherwise provided in this Agreement, each of the covenants and agreements of each of the parties contained in this Agreement will survive the Closing until the later of (i) three (3) years following the Effective Date, (ii) twelve (12) months following the last date on which such covenant or agreement is to be performed, and (iii) one hundred eighty (180) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by such agreement or covenant.

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ARTICLE XI

INDEMNIFICATION

11.01       Other Indemnification.

(a)          Subject to the other Sections of this Article XI, the Seller Parties, jointly and severally, shall, if the Closing has not occurred, and Seller shall, if the Closing has occurred, indemnify, defend, pay and reimburse the Purchaser Indemnified Parties in respect of, and hold each of them harmless for, from and against any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach or inaccuracy of any representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of any one or more of the Seller Parties contained in this Agreement, (ii) any Excluded Liability; (iii) any Excluded Asset, (iv) operation of the Business and/or Company on or prior to Closing except for Included Liabilities; (v) any and all other Liabilities, obligations and costs of Company arising on or prior to the Closing Date (other than the Included Liabilities) and/or (vi) any and all other liabilities, obligations and costs of Company arising on or prior to the Closing Date (other than the Included Liabilities) but which are brought against Purchaser, Company, or any Affiliate of Purchaser or Company prior to, on or after the Closing Date. In addition, subject to the other Sections of this Article XI, the Seller Parties, shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless for, from and against any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (x) the failure of Seller to transfer and/or deliver good and marketable title to the Shares, free and clear of any Liens, (y) the failure of Company to have at Closing the Gaming Licenses, including the Slot License, or (z) any claim that is asserted by any Person, to the effect that such Person (1) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any shares of stock of, or any other voting, equity, or ownership interest in, Company, or (2) is entitled to all or any portion of the Purchase Price.

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(b)          Subject to the other Sections of this Article XI, Purchaser shall indemnify Seller Indemnified Parties in respect of, and hold each of them harmless for, from and against any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement, or (ii) an Included Liability.

(c)          The remedies provided in this Section 11.01 will not be exclusive of or limit any other remedies that may be available to any Indemnified Party.

11.02       Method of Asserting Claim. All claims for indemnification by any Indemnified Party under Section 11.01 will be asserted and resolved as follows:

(a)          In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller, Purchaser, Company, or any Affiliate of Seller, Purchaser or Company (a “Third Party Claim”), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its Liability to the Indemnified Party under Section 11.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

  (i)          If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its Liability to the Indemnified Party under Section 11.01 with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnifying Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this Section 11.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party waives its right to indemnity under Section 11.01 with respect to such Third Party Claim and the Indemnifying Party is not named as a party to such Third Party Claim. The Indemnified Party may retain separate counsel to represent it in any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.02(a)(i), and the Indemnified Party will bear its own Costs and Expenses with respect to such separate counsel except that the Indemnifying Party will pay the all Costs and Expenses of such separate counsel if (A) in the Indemnified Party’s judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (B) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines, based on advice of counsel, that defenses may be available to it that may not be available to the Indemnifying Party. Notwithstanding anything in this Section 11.02(a)(i) to the contrary, the Indemnifying Party shall not have the right to retain, assume, take over or otherwise control any defense or settlement of a Third Party Claim that (A) involves a claim or claims to which the Indemnified Party reasonably believes will individually or in the aggregate (i) result in a material adverse effect on the Indemnified Party’s business, liabilities, financial condition, gaming licenses, operations or results of operations (if the Indemnified Party is a Purchaser Indemnified Party), or (ii) result in a Material Adverse Change (if the Indemnified Party is Company), (B) seeks solely non-monetary relief from the Indemnified Party, (C) involves criminal allegations with respect to the Indemnified Party, or (D) is one in which the Indemnifying Party is also a party and joint representation would result in a conflict of interests or as to the principal allegations there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party.

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(ii)         If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party is deemed not eligible to defend the Third Party Claim under any of the circumstances described in Section 11.02(a)(i), then the Indemnified Party will have the right to defend, at the sole Cost and Expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole Cost and Expense of the Indemnifying Party, reasonably cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own Costs and Expenses with respect to such participation.

(iii)        If the Indemnifying Party notifies the Indemnified Party that it does not dispute its Liability to the Indemnified Party with respect to the Third Party Claim under Section 11.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its Liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a Liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the determination thereof.

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(b)          In the event any Indemnified Party has a claim under Section 11.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party; provided that the failure by any Indemnified Party to give such Indemnity Notice shall not impair such party’s rights hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a Liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the determination thereof.

11.03       Indemnification Escrow.         Upon notice to Seller, Purchaser may give one or more Claim Notices or Indemnity Notices under the Indemnification Escrow Agreement with respect to any amount or amounts to which Purchaser or any Purchaser Indemnified Party may be entitled under this Article XI. Neither the exercise of nor the failure to give a Claim Notice or Indemnity Notice under the Indemnification Escrow Agreement will constitute an election of remedies or limit any Indemnified Party in any manner in the enforcement of any other remedies that may be available to it.

11.04       No Contribution by Company Post-Closing; No Obligation to Company Post-Closing.

(a)          Notwithstanding anything contained in this Agreement or any of the Ancillary Agreements to the contrary, in the event that the Closing occurs, Company shall have no liability for contribution or otherwise to Seller based on any covenant, obligation, representation or warranty made under this Agreement or any of the Ancillary Agreements (including without limitation as a result of any inaccuracy or breach thereof), and Seller hereby irrevocably releases and waives any right to contribution or any other rights it may have against Company as a result of any covenant, obligation, representation or warranty made by Company under this Agreement or any of the Ancillary Agreements (including without limitation as a result of any inaccuracy or breach thereof) or as a result of Seller’s agreement to indemnify the Purchaser Indemnified Parties under this Agreement or any of the Ancillary Agreements, and Seller hereby irrevocably releases Company from any and all such Liabilities.

(b)          Furthermore, notwithstanding anything contained in this Agreement or any of the Ancillary Agreements to the contrary, in the event that the Closing occurs, Purchaser shall have no Liability or Obligation to Company based on any covenant, obligation, representation or warranty made under this Agreement or any of the Ancillary Agreements (including without limitation as a result of any inaccuracy or breach thereof), and Company hereby irrevocably releases and waives any right it may have against Purchaser as a result of any covenant, obligation, representation or warranty made by Purchaser under this Agreement or any of the Ancillary Agreements (including without limitation as a result of any inaccuracy or breach thereof) or as a result of Purchaser’s agreement to indemnify the Seller Indemnified Parties under this Agreement or any of the Ancillary Agreements, and Company hereby irrevocably releases Purchaser from any and all such Liabilities.

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ARTICLE XII

TERMINATION

12.01       Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a)          at any time before the Closing, by mutual written agreement of the Seller Parties, on the one hand, and Purchaser, on the other; or

(b)          at any time before the Closing, by Purchaser, on the one hand, or the Seller Parties, on the other hand, in the event that any (i) final non-appealable Order of any Governmental or Regulatory Authority, or (ii) Law becomes effective, in either case restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, upon notification by the terminating party to the non-terminating party provided that the terminating party is not then in material breach of this Agreement and, with respect to any Order described in clause (i) above, such Order shall not have been initiated or caused, in whole or in part, by the terminating party; or

(c)          at any time before the Closing, by the Seller Parties, on the one hand, or Purchaser, on the other, (i) in the event of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such breach within twenty (20) Business Days following notification thereof by the terminating party, or (ii) upon notification by the terminating party to the non-terminating party, if any of the conditions to the terminating party’s obligations under this Agreement as set forth in Article VI shall not have been fulfilled on or before 11:59 P.M., E.T. on April 30, 2013 (or such later date as the parties may agree upon in writing) (the “Expiration Time”), or if any of such conditions will be impossible or impracticable, with the use of commercially reasonable efforts, to be fulfilled by the Expiration Time if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

(d)          at any time after the Expiration Time, by the Seller Parties, on the one hand, or Purchaser, on the other, upon notification by the terminating party to the non-terminating party, if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; or

(e)          at any time before the Closing by Purchaser in the event that any of the Gaming Licenses has been cancelled, terminated, suspended or modified in any material respect; or

(f)          by Purchaser, at any time prior to receipt of the Seller Shareholder Approval if (i) a Change of Recommendation shall have occurred (whether or not in compliance with Section 4.08), (ii) Seller shall have breached any of its obligations set forth in Section 4.08 or otherwise shall have determined to accept a Superior Proposal, (iii) Seller shall have failed to include the Seller Board Recommendation in the Proxy Statement that is mailed to shareholders in accordance herewith, or (iv) Seller or the Seller Board (or any committee thereof) shall publicly propose to do any of the foregoing; or

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(g)          by Seller, subject to and in accordance with the provisions of Section 4.08(d); or

(h)          by Purchaser, at any time before the Closing, in the event that Seller or Company enters into a definitive agreement relating to an Acquisition Proposal or consummates the transactions contemplated by such Acquisition Proposal; or

(i)          at any time on or before the Due Diligence Termination Date by Purchaser pursuant to the provisions of Section 4.03(g); or

(j)          at any time on or before the Due Diligence Termination Date by Purchaser pursuant to the provisions of Section 1.01(b); or

(k)          by Purchaser, at any time before the Closing, in the event that any or all of the Summit Lenders foreclose or otherwise realize upon their mortgage or security interest in any or all of the Assets and/or the Shares.

12.02       Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.01 above, then, except as set forth in this Section 12.02, this Agreement will forthwith become null and void and neither the Seller Parties nor Purchaser (nor any of their respective officers, directors, employees, agents or other Representatives or Affiliates) shall have any Liability or further obligation under this Agreement, except that the provisions of Article XIV and any other provision of this Agreement which specifically provides that it will survive termination will continue to apply in accordance with their terms following any such termination. Notwithstanding any other provision in this Agreement to the contrary, (i) upon termination of this Agreement pursuant to clauses (b), (c), (d), (e), (f), (g), (h), (j) or (k) of Section 12.01 above, the Seller Parties, jointly and severally, will remain liable to Purchaser for any breach of this Agreement by any of the Seller Parties existing at the time of such termination, and (ii) upon termination of this Agreement pursuant to clauses (b), (c) or (d) of Section 12.01 above, Purchaser will remain liable to the Seller Parties for any breach of this Agreement by Purchaser existing at the time of such termination, and the Seller Parties or Purchaser, as the case may be, may seek such remedies, including damages and Costs and Expenses, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity; provided however, that to the extent that a Termination Fee is paid by the Seller Parties to Purchaser under Section 14.03(b)(i) or Section 14.03(b)(iv) hereof, then such Termination Fee shall be deemed to constitute Purchaser’s sole and exclusive remedy for damages with respect to any such breach, as liquidated damages due to the inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the parties acknowledge and agree that the amount of such Termination Fee is fair, reasonable and valid.

ARTICLE XIII

DEFINITIONS

13.01       Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

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“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality, standstill and other provisions that are no less favorable to Seller than those contained in the confidentiality agreements that are customary and reasonable for the type of transaction contemplated under the Superior Proposal.

“Accounts Receivable” has the meaning ascribed to it in the definition of “Assets” set forth below.

“Acquisition Proposal” has the meaning ascribed to it in Section 4.08.

“ACSM” means the American Congress on Surveying and Mapping.

“Actions or Proceedings” means any action, suit, investigation, proceeding, or arbitration, including but not limited to any action, suit, investigation, proceeding, or arbitration by any Governmental or Regulatory Authority.

“Additional Title Defects” has the meaning ascribed to it in Section 9.02.

“Advance Reservations” has the meaning ascribed to it in the definition of “Assets” set forth below.

“Affected Employees” has the meaning ascribed to it in Section 4.12.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

“Agreement” means this Stock Purchase Agreement and the Exhibits, the Seller Disclosure Schedule, any Purchaser disclosure schedules delivered under Article III, any other schedules hereto and the certificates delivered in accordance with Section 7.01, as the same shall be amended from time to time.

"Allocation Schedule" has the meaning set forth in Section 1.02(c)(ii).

“ALTA” means the American Land Title Association.

“Alternative Purchaser” has the meaning ascribed to it in Section 14.17(b)(iii).

“Alternative Purchaser’s Deposit” has the meaning ascribed to it in Section 14.17(b)(v)(G).

“Alternative Structure Transaction” has the meaning ascribed to it in Section14.17(a).

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“Ancillary Agreement” means each of those agreements necessary to Close this transaction, including the Joinder, the Deposit Escrow Agreement, the Indemnification Escrow Agreement, the Employment Agreements, Seller’s counsel’s legal opinion, the stock certificates, stock powers, FIRPTA Affidavit, Seller’s affidavits, releases, certificates of resolutions, organizational documents, good standing and incumbency, and such other documents, instruments, or agreements reasonably requested by any party or the Title Insurer.

“Approval Order” has the meaning ascribed to it in Section 14.17(b)(i).

“Approved Gaming Contracts” has the meaning ascribed to it in the definition of “Assets” set forth below.

“Assets” means, collectively, all of the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise, and whether now existing or hereafter acquired (other than the Excluded Assets) used or held for use in connection with the Business or otherwise owned by Company, free and clear of all Liens except for Permitted Liens, including but not limited to such properties, assets and rights in the following:

(a)          The Real Property. The real property described in Schedule I of the Seller Disclosure Schedule, and all of the rights arising out of the ownership thereof or appurtenant thereto (including, without limitation, any and all easements relating thereto) (the “Real Property”), together with all buildings, structures, facilities, fronton, fixtures and other improvements thereto (the “Improvements”) and all licenses, permits, approvals, entitlements, land use/zoning rights and qualifications relating to the Real Property issued to Company by any Governmental or Regulatory Authority;

(b)          Included Contracts. Subject to Section 1.06, the following contracts (collectively the “Included Contracts”): (A) each of the player contracts between Company and the Jai Alai players set forth on Schedule II of the Seller Disclosure Schedule (collectively, the “Player Contracts”); (B) the Union Agreement; (C) the Operating Agreements; and (D) such other contracts as set forth on Schedule II of the Seller Disclosure Schedule;

(c)          Tangible Personal Property. All furniture, fixtures, slot machines, gaming equipment, other equipment, machinery, appliances, consumables, inventory, merchandise, liquor, food, supplies, spare and replacement parts, computers, radio frequencies, gaming and betting tables and paraphernalia, inventory, cards, wagering tickets, chips and tokens and other related wagering equipment, point of sale equipment, maintenance equipment, signs and signage, cleaning supplies, uniforms, jai alai sports equipment and paraphernalia, silverware, glassware, chinaware, pots, pans and utensils and supplies used or held for use in connection with the operation of the Business, and other tangible personal property owned, used or held for use by Company, including, without limitation, the items listed in Schedule III of the Seller Disclosure Schedule (the “Tangible Personal Property”);

(d)          Other Rights. All third party guarantees, warranties, indemnities and similar rights in favor of Company or with respect to any Asset;

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(e)          Reservations Customer Credit Files and Telephone Numbers. All advance reservations, bookings, security deposits and payments made to Company on or prior to the Closing Date with regard to any reservations for events following the Closing Date (the “Advance Reservations”), and original customer credit files with respect to the conduct of the Business and any telephone numbers used exclusively in connection with the Business;

(f)          Books and Records. All Books and Records, including customer lists and customer databases relating to the Business (the “Business Customer Lists”) and all Books and Records required by Law to be maintained at the Business;

(g)          Intangible Personal Property. All (i) Gaming Licenses (including Company’s Slot Machine License), (ii) other Licenses relating or pertaining to the Intellectual Property, the Business or the Assets, (iii) Intellectual Property used or held for use and necessary to conduct the Business as it is presently conducted (including, without limitation, player tracking systems, the URLs and http://www.fla-gaming.com/miami/index.html, http://www.jaialai.net/, http://www.casinomiami.net, http://www.casinomiamijaialai.com and any other websites used in connection with the Business, including the design and content thereof, cashless wagering systems and intangible associated equipment, and all goodwill associated therewith), and all rights, privileges, claims, causes of action and options relating or pertaining to the Intellectual Property, the Business or the Assets, including without limitation the Intangible Personal Property listed in Schedule IV of the Seller Disclosure Schedule (collectively, the “Intangible Personal Property”);

(h)          Surveys. All surveys, as-built surveys, plans and specifications in the possession, or control, of Company or its agents (e.g., surveyors) relating to the Real Property as set forth on Schedule V of the Seller Disclosure Schedule (the “Surveys”);

(i)           Accounts Receivable. All accounts receivable and other rights to payment of Company resulting from the operation of the Business prior to the Closing, and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered by Company; all other accounts or notes receivable of Company and the full benefit of all security for such accounts or notes; and any claim, remedy or other right related to any of the foregoing;

(j)           Cash on Hand, insurance proceeds and condemnation awards with respect to Assets;

(k)          Other Assets. All other assets and properties, other than the Excluded Assets, of Company used or held for use in connection with the Business, including but not limited to those set forth on Schedule VI of the Seller Disclosure Schedule (the “Other Assets”); and

(l)           Credits. The Tax Credits.

“Bankruptcy Code” has the meaning ascribed to it in Section 14.17(b).

“Bankruptcy Court” has the meaning ascribed to it in Section 14.17(b).

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“Bankruptcy Proceedings” has the meaning ascribed to it in Section 14.17(b).

“Bidding Procedures” has the meaning ascribed to it in Section 14.17(b)(v).

“Benefit Plan” means any Plan established by Company, or any predecessor or Affiliate of Company, existing at the Closing Date or prior thereto, to which Company contributes or has contributed, or under which any employee, former employee or director of Company or any dependent or beneficiary thereof is covered, is eligible for coverage or has benefit rights.

“Books and Records” means all files, documents, instruments, papers, books and records relating to the Business, Assets, Shares, Indebtedness, Liabilities, Company, or condition of Company, including, without limitation, lists of suppliers, books of accounts, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, stock transfer books, corporate seals, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans, environmental studies, audits, plans, surveys, designs, models and specifications, whether contained in an electronic database or any other form.

“Break-Up Fee” has the meaning ascribed to it in Section 14.17(b)(iii).

“Business” has the meaning ascribed to it in the forepart of this Agreement.

“Business Customer Lists” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Florida or the State of New York are authorized or obligated to close.

“Cash on Hand” has the meaning ascribed to it in Section 1.09.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

“Change of Recommendation” has the meaning ascribed to it in Section 4.01(g).

“Claim Notice” means written notification pursuant to Section 11.02(a) of a Third Party Claim as to which indemnity under Section 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for the Indemnified Party’s claim against the Indemnifying Party under Section 11.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

“Closing” means the closing of the transactions contemplated by Section 1.02.

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“Closing Date” means (a) the fifth (5th) Business Day after the day on which the last of the conditions described in Articles VI and VII hereof has been satisfied or waived, provided however that the Closing Date shall not occur until after the Due Diligence Termination Date unless Purchaser waives this condition in writing, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Colletts” has the meaning ascribed to it in the forepart of this Agreement.

“Common Stock” has the meaning ascribed to it in Section 1.01.

“Company” has the meaning ascribed to it in the forepart of this Agreement.

“Company Bankruptcy Proceeding” has the meaning ascribed to it in Section 14.17(b).

“Company Plans” has the meaning ascribed to it in Section 2.12(a).

“Company Release” has the meaning ascribed to it in Section 6.14.

“Company’s Group” has the meaning ascribed to it in Section 2.09(a).

“Competing Agreement” has the meaning ascribed to it in Section 14.17(b)(v)(C).

“Condition of the Business” means the business, financial condition, results of operations, Assets and Properties and prospects of the Business and Company.

“Continuing Employees” has the meaning ascribed to it in Section 4.12.

“Contract” means any written, oral, implied or other agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement, understanding, arrangement, instrument, guaranty, indemnity, warranty, deed, assignment, power of attorney, certification, purchase order, work order, insurance policy, Plan, commitment, covenant, assurance, or other contract of any nature to which such Person is a party or by which it or its properties may be bound or affected or under which it or its respective business, properties or assets receive benefits.

“Conversion” has the meaning ascribed to it in Section 1.02(c)(i).

“Court” has the meaning ascribed to it in the forepart of this Agreement.

“Cost and Expense” and “Costs and Expenses” has the meaning ascribed to it in the definition of “Loss” set forth below.

“Creditor Payments” has the meaning ascribed to it in Section 1.04(c).

“Creditors” has the meaning ascribed to it in Section 1.04(b).

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“Deposit” means the sum of Fifty Thousand and No/100 Dollars ($50,000.00).

“Deposit Escrow Agreement” means that certain Deposit Escrow Agreement dated as of the date hereof by the among Seller, Purchaser and the Escrow Agent in the form attached hereto as Exhibit B.

“Dispute Period” means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

“Division of Pari-Mutuel Wagering” shall mean the Division of Pari-Mutuel Wagering within the Department of Business and Professional Regulation of the State of Florida, together with any other state or local body with oversight of gaming or gambling in the State of Florida.

“Due Diligence Material” has the meaning ascribed to it in Section 3.08.

“Due Diligence Termination Date” means 11:59 p.m. on the ninetieth (90th) day after the Effective Date.

“Effective Date” has the meaning ascribed to it in the forepart of this Agreement.

“Employee” means each employee, officer or consultant of Company.

“Employment Agreements” shall have the meaning ascribed to it in Section 6.11.

“Environmental Claim” has the meaning ascribed to it in Section 2.19(c).

“Environmental Law” means any Federal, state, or local Law (including common law), statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization, or other legally binding and enforceable requirement by any Governmental or Regulatory Authority relating to any environmental, health or safety matters.

“Environmental Permits” has the meaning ascribed to it in Section 2.19(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” has the meaning ascribed to it in Section 2.12(a).

“Escrow Agent” means:

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard, Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.,

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

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“Estoppel Certificate” means the written certification, issued not more than thirty (30) days prior to the Closing Date by a lender, lender’s agent, lessor, sublessor, lessee, sublessee or licensee or other party to a loan agreement, credit agreement, mortgage, promissory note, lease or occupancy agreement, or other evidence of or agreement for Indebtedness, stating (a) that such loan agreement, credit agreement, mortgage, promissory note, lease or occupancy agreement, or other agreement is (i) in full force and effect and (ii) has not been modified or amended except as described therein, (b) the date to which principal, interest, rental, fees or other amounts has been paid, (c) that no default or event of default exists thereunder and (d) that to the best of the knowledge of the issuer thereof, no event has occurred which, with the giving of notice or lapse of time or both, would be a default or event of default thereunder.

“Excess Proceeds” has the meaning ascribed to it in Section 14.17(b)(v)(K).

“Exceptions” has the meaning ascribed to it in Section 9.01.

“Excluded Assets” means, collectively, the following assets and properties of Company:

(a)          Cash and Investments. All cash (including checks received prior to the close of business on the Closing Date, whether or not deposited or cleared prior to the Closing Date), including, without limitation, cage cash, drop boxes, valet register, commercial paper, certificates of deposit and other bank deposits and other cash equivalents, except for Cash on Hand, insurance proceeds and condemnation awards with respect to Assets;

(b)          Excluded Contracts. The rights of Company in, to and under any Contract that is not an Included Contract (collectively, the “Excluded Contracts”), including the MCM Agreements, the Summit Loan and Security Agreements, and those Contracts listed in Schedule VII of the Seller Disclosure Schedule; and

(c)          Additional Excluded Assets. The rights of Company in and to those other Excluded Assets listed on Schedule IX of the Seller Disclosure Schedule, including without limitation, that the personal property owned by Company’s employees (as listed on Schedule IX of the Seller Disclosure Schedule) that may currently be located at the Real Property.

“Excluded Contracts” has the meaning ascribed to it in the definition of “Excluded Assets” set forth above.

“Excluded Creditor Claims and Liabilities” has the meaning ascribed to it in Section 1.04(c).

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“Excluded Liabilities” means (i) any and all Liabilities of Company (or any of its subsidiaries or Affiliates) of any kind, character or description whatsoever arising prior to the Closing, whether or not asserted, existing, pending, or threatened prior to, on or after the Closing Date (other than the Included Liabilities) and (ii) any and all Liabilities of Seller or any of its Affiliates of any kind, character or description whatsoever. Without limiting the generality of the foregoing, the term Excluded Liabilities, includes, without limitation, the Summit Liabilities, the MCM Liabilities, those Liabilities listed in Schedule X of the Seller Disclosure Schedule and any and all Liabilities under obligations arising, created or entered into prior to the Closing, whether or not asserted, existing, pending, or threatened prior to, on or after the Closing Date (other than the Included Liabilities), whether oral or written, to which Company is a party or otherwise affecting the Business or Company. Purchaser shall have no Liability for any Excluded Liability, and Company shall have no Liability for any Excluded Liability after the Closing, and Seller shall discharge in a timely manner or shall make adequate provisions for all of the Excluded Liabilities. Excluded Liabilities include, without limitation, the following:

(a)          Tort and Product Liabilities. Any Liability with respect to the Business, Company arising from accidents, occurrences, misconduct, negligence, trespass, nuisance, breach of fiduciary duty, or statements made or omitted to be made on or prior to the Closing Date, whether or not covered by workers’ compensation or other forms of insurance in effect either at the time of the accident, occurrence, or relevant conduct or at the time at which the claim with respect thereto is made, or claims for injuries, property damage, or other losses arising with respect to the operation of the Business, the Assets, Company on or prior to the Closing Date;

(b)          Employee and Agent Liabilities. Any Liability with respect to the Business, Company arising from tort, statute, code, ordinance or contract, or otherwise relating to employees or agents of Company, or persons asserting claims on their behalf, or in respect of their condition, injury, or death, in any case arising from or related to a condition in existence or any act or omission occurring on or prior to the Closing Date, whether or not covered by workers’ compensation or other forms of insurance in effect either at the time of the accident, act, omission, or relevant conduct or at the time at which the claim with respect thereto is made, including any Liability relating to (A) any claim relating to an employee, employment compensation (including, but not limited to claims for salary, bonuses, minimum wages, overtime compensation or other compensation), benefits, and similar matters arising on or prior to the Closing (or arising after the Closing, from events that occur prior to the Closing); (B) the termination of employment of any employee of Company on or prior to the Closing Date (including vacation and severance obligations), including any Affected Employee; (C) any claim for any injury suffered, illness contracted, condition developed, or exposure received, by any employee or agent of Company prior to the Closing (including any Liability incurred after the Closing Date for the pre-Closing portion of any such pre-existing injury, illness, condition, or exposure); (D) any claim based on alleged discrimination, harassment, the failure to provide accommodation, whistle blowing or violation of any Law arising prior to the Closing (or arising after the Closing, from events that occur prior to the Closing); or (E) any and all claims (arising prior to Closing or arising after the Closing from events that occur prior to the Closing) brought under The Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1991, 42 USC §§ 1981-86, as amended, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Florida Civil Rights Act of 1992 f/k/a Human Rights Act of 1977, the Florida Whistle-Blower Law (Fla. Stat. § 448.101 et seq), the Florida Equal Pay Act, The Fair Labor Standards Act and any claims under the Florida Constitution.

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(c)          Environmental Liabilities. Any Liability for Environmental Claims and all Losses of any kind or nature whatsoever in connection with or in any way arising from (i) the presence of any Hazardous Materials on, in, under, emitted from, or affecting all or any portion of the Assets on or prior to the Closing Date (or any condition resulting therefrom); (ii) the presence of any Hazardous Materials on, in, under, emitted from, or affecting all or any portion of the Assets on or after the Closing Date (or any condition resulting therefrom) attributable to conditions existing during any period prior to the Closing; (iii) the transportation or presence at any other location of Hazardous Materials relating to the Business or Company during any period prior to the Closing (or any condition resulting therefrom), including any such Losses incurred as a result of any natural resource damages; (iv) any failure to comply with, or any violation of any Environmental Law during any period prior to the Closing (or any condition resulting therefrom); or (v) any act, omission, event, occurrence or condition caused by Company or a Predecessor Entity during any period prior to the Closing, whether or not asserted, pending, or threatened before the Closing Date, including, without limitation, any such Environmental Claims or Losses relating to any investigation, site monitoring, containment, clean-up, removal, restoration, or other remedial work (or any condition resulting therefrom);

(d)          Certain Liabilities Related to Included Contracts. Any Liability of Company under or with respect to any Included Contract with respect to matters arising or accruing prior to the Closing, whether or not asserted, pending, or threatened prior to, on or after the Closing Date, and any other Liability of Company arising out of a breach occurring prior to the Closing Date of any provision of an Included Contract, and any misrepresentation or omission to make any statement on or prior to the Closing Date related to any Included Contract, and any and all accounts payable under any Included Contract that are outstanding on the Closing Date or arising or accruing prior to the Closing;

(e)          Litigation Liabilities. Any Liability for any claim, or arising in any legal proceeding, relating to the Business, Company, or to which Company is a party, to the extent relating to any act, omission, event, occurrence, or condition before the Closing Date, whether or not asserted, pending, or threatened before the Closing Date, and any Liability arising under any and all litigation of Company against third parties arising out of or relating to events prior to the Closing Date (collectively, the “Excluded Litigation”), including those matters listed in Schedule VIII of the Seller Disclosure Schedule;

(f)          Liabilities for Violation of Law. Any Liability of Company for any failure to comply with, or any violation of, any Law, which failure or violation (x) occurred, (y) was alleged and proven to have occurred, or (z) was settled and where it was uncontested to have occurred, on or prior to the Closing Date;

(g)          Liabilities for Infringement. Any Liability of Company to the extent relating to periods on or before the Closing Date whether or not asserted, pending or threatened, for any infringement of the rights of any other Person relating to the use of the Intangible Personal Property, or any rights of any other Person relating to the Intangible Personal Property pursuant to any license, sublicense, or agreement;

(h)          Liabilities Related to Excluded Assets. Any Liability of Company under or relating to an Excluded Asset;

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(i)          Liabilities to Affiliates. Any Liability of Company to any shareholder, or Affiliate of Company or Seller;

(j)          Tax Liabilities. Subject to Section 1.05 hereof, any Liability of Company for Taxes arising on or prior to the Closing, and any Liability of Seller for Taxes whether arising on, prior to or after the Closing, including without limitation (A) any Liability for Taxes on the transfer contemplated; (B) any liabilities for Taxes attributable to the ownership of the Assets or operations of the Business for any period on or prior to the Closing Date; (C) any Liability for the Taxes of any other Person, whether as a transferee or successor, by Contract, or otherwise;

(k)          Employee Benefit Plans. Any Liability related to any Benefit Plan of Company or any other employee benefit plan currently or previously maintained or contributed to by any ERISA Affiliate, arising prior to the Closing, whether or not asserted, pending, or threatened prior to, on or after the Closing Date.

(l)          Liabilities from Prior Operation of the Business. To the extent not specifically included in any of the foregoing provisions of this definition, all Liabilities incurred in connection with the operation of the Business or Company up to and including the Closing Date (including all Liabilities arising from the conduct of the Business resulting from events or conditions occurring prior to and including the Closing Date), unless any such Liability or obligation has been specifically identified as an Included Liability hereunder;

(m)        Accounts Payable. All obligations of Company with respect to accounts payable of the Business outstanding on the Closing Date; and

(n)         Commissions. Any Liability for claims for brokerage commissions or finder’s fees incurred by reason of any action taken by any of the Selling Parties or any Affiliate thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Litigation” has the meaning ascribed to it in the definition of “Excluded Assets” set forth above.

“Expiration Time” has the meaning ascribed to it in Section 12.01(c).

“Facilities” shall mean each of the Miami Jai Alai Facility and the Ft. Pierce Jai Alai Facility.

“Fee Title Policy” has the meaning ascribed to it in Section 9.03.

“Financial Statements” has the meaning ascribed to it in Section 2.06(a).

“FIRPTA Affidavit” has the meaning ascribed to it in Section 6.10.

“Ft. Pierce Jai Ala Facility” shall mean the Ft. Pierce Jai Alai pari-mutuel location currently operated by Company.

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“GAAP” means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

“Gaming Laws” means the Chapter 550, the Chapter 551 and Section 849.086, Florida Statutes, and the rules and regulations promulgated thereunder and any additional gaming laws of any jurisdiction to which either Seller Party is subject as a result of the operation of its Assets and/or Business.

“Gaming License Approvals” has the meaning ascribed to it in Section 4.01(a).

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, administrative or other agency, commission, gaming authority, official or other authority or instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision. Without limiting the generality of the foregoing, the term “Governmental or Regulatory Authority” shall include, without limitation, the Division of Pari-Mutuel Wagering.

“Hazardous Material” means any waste, chemical, or other material, or substance regulated under any Environmental Law including, without limitation, any which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “infectious waste,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances” or “toxic pollutants” under any Environmental Law.

“Holdback Amount” has the meaning ascribed to it in Section 1.04(c).

“HSR Act” means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

“IJAPA” has the meaning ascribed to it in Section 2.24(c).

“Immigration Act” has the meaning ascribed to it in Section 2.29.

“Improvements” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Included Contracts” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Included Liabilities” means, collectively, the following Liabilities of Company, in each case to the extent arising out of or relating to the Business or the Assets as the same shall exist at the Closing Date, and no other Liabilities:

(a)          Included Contracts. Subject to the provisions of Section 1.07, all obligations of Company under the Included Contracts arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

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(b)          Reservations. All obligations of Company with respect to Advance Reservations; and

(c)          Uncashed Tickets. Subject to Section 1.09, Liabilities for Uncashed Tickets.

“Income Taxes” means any and all Taxes based upon or measured by gross or net income, receipts (other than sales and use taxes), capital or net worth.

“Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the purchase price of goods or services, (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Indemnification Escrow Agreement” means that certain Indemnification Escrow Agreement in the form attached hereto as Exhibit C to be executed and delivered as of the Closing Date by and among Seller, Purchaser and the Escrow Agent.

“Indemnified Party” means any Person claiming indemnification under any provision of Article XI.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

“Indemnity Notice” means written notification pursuant to Section 11.02(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

“Inspections” has the meaning ascribed to it in Section 4.03(e).

“Intangible Personal Property” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Intellectual Property” means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks, copyrights, trade secrets and other intellectual property rights.

“IRS” means the Internal Revenue Service.

“Jai Alai Players Association” shall have the meaning ascribed to it in Section 2.24(c).

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“Joinder” has the meaning ascribed to it in the forepart of this Agreement.

“Knowledge” - an individual will be deemed to have “Knowledge” of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time during the thirty six (36) months preceding the Effective Date served, as a director, officer, division or department head, manager, partner, executor, or trustee of such Person (or in any similar capacity) (including, with respect to a Seller Party or the Seller Parties, William B. Collett, Sr., William B. Collett, Jr. and Daniel Licciardi) has, or at any time had, Knowledge (as defined in clauses (a) and (b) above) of such fact or other matter.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

“Letter of Intent” shall mean that certain letter of intent dated October 16, 2012 between Silvermark LLC and Seller.

“Liabilities” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority, including without limitation, with respect to any Seller Party, the jai alai, slot machine and other pari-mutuel and gaming permits and licenses of Company described in Schedule IV hereto (collectively, the “Gaming Licenses”). Without limiting the foregoing, the Gaming Licenses of Company include the Miami Pari-Mutuel Permit Number 273, the Fort Pierce Pari-Mutuel Permit Number 278, the Tampa Pari-Mutuel Permit Number 272, the Miami Pari-Mutuel Operating License Number 273, the Fort Pierce Pari-Mutuel Operating License Number 278, the Miami Slot Machine Operating License Number 273, the Miami Card Room Operating License Number 273 and the Fort Pierce Card Room Operating License Number 278.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, hypothecation, mortgage, equity, trust, equitable report, claim, preference, right of possession, lease, tenancy, license, enrichment, covenant, infringement, interference, Order, proxy, option, warrant, right of first refusal, preemptive right, community property interest, defect, exception, limitation, impairment, imperfection of title, condition, restriction or other encumbrance of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership), or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

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“Loss” or “Losses” means any and all damages, fines, penalties, deficiencies, losses, costs and expenses (which term shall include, without limitation interest, court costs, reasonable fees of attorneys, paralegals, accountants and other experts or other reasonable expenses of litigation or other proceedings or investigations or of any claim, default or assessment or costs of environmental investigation, monitoring, containment, clean-up, removal, restoration, remedial work or natural resource damages (collectively, the “Costs and Expenses” or the “Cost and Expense”)).

“Material Adverse Change” shall mean changes, events or effects, that are materially adverse to (i) the Business, the Condition of the Business, the Assets, Company, the Included Liabilities, the Liabilities, the Shares, or the Gaming Licenses, or any part or component thereof, or (ii) the ability of any Seller Party to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement, provided, that, if such Material Adverse Change can be quantified to a dollar amount, such amount shall not be less than One Hundred Thousand Dollars ($100,000).

“Maximum Cure Amount” has the meaning ascribed to it in Section 9.02.

“Miami Jai Ala Facility” shall mean the Miami Jai Alai pari-mutuel location currently operated by Company.

“MCM” shall mean Miami Casino Management, LLC, a Florida limited liability company.

“MCM Agreements” shall mean the Casino Development Management Agreement dated April 25, 2011 by and between Florida Gaming Centers, Inc. and MCM.

“MCM Liabilities” shall mean any and all Indebtedness of Company and/or its Affiliates to MCM and/or its Affiliates, and any and all Liabilities arising from any of the MCM Agreements.

“Notice Period” has the meaning ascribed to it in Section 4.08(c).

“NPL” means the National Priorities List under CERCLA.

“Objection Notice” has the meaning ascribed to it in Section 9.01.

“Offsite Wagering” has the meaning ascribed to it in Section 1.08.

“Operating Agreements” means each service contract, equipment lease, billboard lease, software license agreement, sign lease, Real Property Leases and other Contract affecting the Real Property, Assets or the Business that (i) Purchaser has agreed to accept as an Included Contract by initialing the Contract on Schedule 2.16(a) of the Seller Disclosure Schedule, (ii) Purchaser has otherwise consented to in writing pursuant to the terms of this Agreement, (iii) was entered into in the Ordinary Course of Business and does not provide for payments of more than $25,000 in the aggregate in any year (or can be cancelled without penalty upon not more than thirty (30) days written notice); provided, that, the aggregate annual payment obligations after Closing of all Contracts under this clause (iii) shall not exceed $100,000.

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“Operations Settlement Statement” means a final accounting, as of the Closing Date, prepared by Company accountants and reviewed by and acceptable to Purchaser and Purchaser accountants in the period between 11:59 P.M., E.T. on the day immediately preceding the Closing Date and 9:00 A.M., E.T. on the Closing Date, the results of which shall be incorporated into a written Operations Settlement Statement which shall be executed by Seller and Purchaser.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Ordinary Course of Business” means an action recurring in nature, consistent with the Person’s past practices and taken in the ordinary course of the Person’s normal day-to-day operations, taken in accordance with sound and prudent business practices, not required to be authorized by the Person’s Board of Directors or shareholders and similar in nature and amount to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are engaged in business similar to the Business and, as it relates to the Assets, the maintenance and repair of such Assets, ordinary wear and tear excepted, consistent with past practice.

“Other Assets” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Permitted Exceptions” has the meaning ascribed to it in Section 9.01.

“Permitted Lien” means (i) any Lien for Taxes not yet due or delinquent, (ii) any statutory Lien arising in the Ordinary Course of Business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title, or similar Liens which individually or in the aggregate with other such Liens do not materially impair the value of the property subject to the Lien or the value of such property in the conduct of the Business.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, limited liability limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers’ compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Player Contracts” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Post-Closing Period” has the meaning ascribed to it in Section 8.02(b).

“Pre-Closing Checks” has the meaning ascribed to such term in Section 1.09.

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“Pre-Closing Period” has the meaning ascribed to it in Section 8.02(a).

“Pre-Closing Releases” has the meaning ascribed to it in Section 1.04(c).

“Predecessor Entity” means any predecessor to Company.

“Prepaid Deposits” has the meaning ascribed to it in Section 1.05(f).

“Prepaid Expenses” has the meaning ascribed to it in Section 1.05(e).

“Proxy Statement” has the meaning ascribed to it in Section 2.33.

“Purchase Price” has the meaning ascribed to it in Section 1.03(a).

“Purchaser” has the meaning ascribed to it in the forepart of this Agreement.

“Purchaser Indemnified Parties” means Purchaser, Company and their respective officers, directors, employees, shareholders, members, managers, agents and Affiliates.

“Qualified Bids” has the meaning ascribed to it in Section 14.17(b)(v)(H).

“Real Property” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Real Property Leases” means leases, subleases, occupancy and concession agreements with respect to the Real Property described in of Schedule 2.13(a).

“Receiver” means a Person appointed pursuant to an Order to be the receiver or receiver and manager of the Company or any Assets, including an interim or temporary receiver.

“Receivership Order” has the meaning ascribed to it in the forepart of this Agreement.

“Related Persons” has the meaning ascribed to it in Section 3.08.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

“Remaining Purchase Price” has the meaning ascribed to it in Section 1.02(a).

“Representatives” has the meaning ascribed to it in Section 4.03(a).

“Retention Amount” has the meaning ascribed to it in Section 1.03.

“Revenue Sharing Agreements” has the meaning ascribed to it in Section 1.04(b).

“Sale” has the meaning ascribed to it in Section 1.01.

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“Sale Hearing” has the meaning ascribed to it in Section 14.17(b)(v)(A).

“Sale Motion” has the meaning ascribed to it in Section 14.17(b)(iv).

“Sale Order” has the meaning ascribed to it in Section 14.17(b)(v).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 338(h)(10) Election” has the meaning ascribed to it in Section 1.03(c).

“Section 363 Sale” has the meaning ascribed to it in Section 14.17(b).

“Section 363 Sale Provisions” has the meaning ascribed to it in Section 14.17(b).

“Seller”, “Seller Party” and “Seller Parties” have the meanings ascribed to such terms in the forepart of this Agreement.

“Seller Bankruptcy Proceeding” has the meaning ascribed to it in Section 14.17(b).

“Seller Board” has the meaning ascribed to it in the forepart of this Agreement.

“Seller Board Recommendation” has the meaning ascribed to it in the forepart of this Agreement.

“Seller Disclosure Schedule” has the meaning ascribed to it in the first paragraph of Article II.

“Seller Indemnified Parties” means Seller and its officers, directors, employees, agents and Affiliates.

“Seller Shareholder Approval” has the meaning ascribed to such term in Section 2.34.

“Seller Shareholders Meeting” has the meaning ascribed to it in Section 4.01(h).

“Seller’s Common Stock” has the meaning ascribed to it in Section 2.34.

“Shares” has the meaning ascribed to such term in Section 1.01.

“Slot Machine License” shall mean the slot machine licenses contemplated in Chapter 551, Florida Statutes, including without limitation, Section 551.104, Florida Statutes. With respect to Company, the term Slot Machine License shall include the Miami Slot Machine Operating License Number 273 issued to Company with respect to the Miami Jai Alai Facility.

“Straddle Period” has the meaning ascribed to it in Section 8.02(a).

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“Submission Date” has the meaning ascribed to it in Section 4.01(a).

“Summit” or “Summit Lenders” shall mean Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., FS Investment Corporation, Canyon Value Realization Fund, L.P., and ABC Funding, LLC, as administrative agent.

“Summit Actions” has the meaning ascribed to it in Section 1.04(c).

“Summit Liabilities” shall mean any and all Indebtedness of Company and/or its Affiliates to Summit, the Summit Lenders and/or their respective Affiliates, and any and all Liabilities arising from any of the Summit Loan and Security Agreements.

“Summit Loan and Security Agreements” shall mean (i) the Credit Agreement dated April 25, 2011 by and among Florida Gamin Centers, Inc., Florida Gaming Corporation, Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., FS Investment Corporation, Canyon Value Realization Fund, L.P., and ABC Funding, LLC, as administrative agent; (ii) the Credit Party Guaranty dated April 25, 2011 by and among Florida Gaming Corporation, Freedom Holding, Inc., City National Bank of Florida, as Trustee under the Land Trust Agreement, dated January 3, 1979, known as Trust Number 5003471 and certain other Affiliates of Florida Gaming Centers, Inc., in favor of ABC Funding, LLC, as administrative agent; (iii) the Summit Pledge Agreements; (iv) the Summit Warrants; (v) the Collateral Assignment of Beneficial Interest Under Land Trust Agreement dated April 25, 2011 from Florida Gaming Centers, Inc. to and for the benefit of ABC Funding, LLC as administrative agent, (vi) such other Contracts with any one or more of the Summit Lenders as are listed in Schedule VII, and (vii) any and all other agreements, instruments and documents executed and/or delivered in connection with any of the foregoing; in each case, as amended, modified, supplemented and/or restated.

“Summit Pledge Agreements” shall mean (i) the Pledge and Security Agreement dated April 25, 2011 by and among Freedom Holding, Inc., Florida Gaming Corporation, Florida Gaming Centers, Inc.., and certain Affiliates thereof, in favor of ABC Funding, LLC, as administrative agent; (ii) the Pledge Agreement dated April 25, 2011 by and between Freedom Holdings, Inc. and ABC Funding, LLC as administrative agent; and (iii) the Pledge Agreement dated April 25, 2011 by and among William B. Collett, William B. Collett, Jr., Hurd Family Limited Partnership and ABC Funding, LLC as administrative agent; in each case, as amended, modified, supplemented and/or restated.

“Summit Warrants” shall mean (i) the Warrant Agreement dated April 25, 2011 (the “Summit FGC Warrant Agreement”) by and among Florida Gaming Corporation, Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., FS Investment Corporation and Canyon Value Realization Fund, L.P., as amended, modified, supplemented and/or restated; (ii) the Warrant Agreement dated April 25, 2011 (the “Summit FGCI Warrant Agreement”) by and among Florida Gaming Centers, Inc., Florida Gaming Corporation, Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., FS Investment Corporation and Canyon Value Realization Fund, L.P., as amended, modified, supplemented and/or restated (the Summit FGC Warrant Agreement and the Summit FGCI Warrant Agreement are collectively referred to herein as the “Summit Warrant Agreements”), and (iii) any and all warrants, rights, securities and instruments issued or issuable by the Seller and/or the Company to any of the Summit Lenders and/or their respective successors, transferees and assigns, including any and all warrants, rights, securities and instruments issued or issuable under the Summit Warrant Agreements, and any and all shares of capital stock issued or issuable upon exercise of such warrants and/or rights.

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“Superior Proposal” means an Acquisition Proposal (except the references therein to “20% or more” shall be replaced by “all or substantially all”) made by a third party which, in the good faith judgment of the Seller Board (after consultation with its financial advisor and outside counsel), taking into account the various legal, financial and regulatory aspects of the proposal, including the financing terms thereof, and the Person making such proposal (i) if accepted, is reasonably likely to be consummated, and (ii) if consummated would result in a transaction that is more favorable to Seller’s shareholders, from a financial point of view, than the Sale and the transactions contemplated hereby (taking into account any changes to the terms of and conditions of this Agreement proposed by Purchaser in writing in response to such proposal after Purchaser’s receipt of the notice contemplated by Section 4.08(d)).

“Surveys” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Tangible Personal Property” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any Tax Liability.

“Tax Authority” means any governmental entity, domestic or foreign, responsible for the imposition of any Taxes.

“Tax Credit” means the aggregate amount of all pari-mutuel tax credit carryforwards related to the Business as of the Closing, including all future pari-mutuel tax credit carryforwards related to the Business equal to the amount of pari-mutuel taxes incurred in excess of the Business’ current year’s operating profit (as defined in F.S. 550.09511(1)(b)).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Costs and Expenses” has the meaning ascribed to it in Section 14.03

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“Termination Fee” has the meaning ascribed to it in Section 14.03.

“Termination Payment” has the meaning ascribed to it in Section 14.03

“Third Party” has the meaning ascribed to it in Section 4.08.

“Third Party Claim” has the meaning ascribed to it in Section 11.02(a).

“Title Commitment” has the meaning ascribed to it in Section 9.01.

“Title Insurer” has the meaning ascribed to it in Section 9.01.

“Transfer Taxes” has the meaning ascribed to it in Section 8.01.

“Uncashed Tickets” has the meaning ascribed to it in Section 1.08.

“Union Agreement” means that certain Agreement, dated on or about October 16, 2007 by and between Company and the International Jai Alai Players Association.

“Updated Commitment” has the meaning ascribed to it in Section 9.02.

“Updated Survey” has the meaning ascribed to it in Section 9.05.

“Vehicles” has the meaning ascribed to it in Section 2.21.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988.

13.02         Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; and (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

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ARTICLE XIV

MISCELLANEOUS

14.01       Notices. Unless otherwise provided herein, all notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party to whom notice is given, on the same day if sent by confirmed facsimile transmission, on the date of actual delivery if sent by email transmission or on the date of actual delivery if sent by or overnight commercial courier or by first-class mail, registered or certified, with postage prepaid, and in each case, properly addressed to the party at its address set forth below, or at any other address that any party may from time to time designate by written notice to the others:

If to Purchaser (and to Company after the Closing occurs), to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: Alexander D. Silverman, Member

Facsimile No.: (212) 308-9265

Email: alexs@andalex.com

with a copy to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: William S. Kogan, Esq., General Counsel

Facsimile No.: (212) 308-9265

Email: wkogan@andalex.com

and

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

If to Seller, Company or the Seller Parties (but not to Company after the Closing occurs), to:

Florida Gaming Corporation

3500 NW 37th Avenue

Miami, FL 33142

Attn: William B. Collett, Jr.

Facsimile No.: (305) 634-1712

Email: bcollett@casinomiami.net

with a copy to:

Frost Brown Todd LLC

400 West Market Street

Suite 3200

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Louisville, KY 40202-3363

Attn:    R. James Straus, Esq.

Facsimile No.: (502) 581-1087

Email: jstraus@fbtlaw.com

Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

14.02       Entire Agreement. This Agreement and Ancillary Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof (including the Letter of Intent) and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

14.03       Expenses; Termination Payment.

(a)          Except as specifically provided in this Agreement (including under Section 14.03(b)), whether or not the transactions contemplated hereby are consummated, Purchaser, Seller, and Company each shall pay the costs and expenses incurred by such party in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby and thereby; provided however that any and all filing fees, if any, required under the HSR Act with respect to any and all HSR filings which may be required with respect to the transactions contemplated under this Agreement shall be shared and paid equally by Purchaser and Seller; and provided further, that each of the Seller Parties shall indemnify and hold harmless Purchaser and any Purchaser Indemnified Party, and promptly pay and reimburse Purchaser and any Purchaser Indemnified Party for (i) any and all Costs and Expenses incurred by Purchaser with respect to matters that are required or contemplated to be undertaken by Seller and/or Company under this Agreement or that are otherwise customarily undertaken by the seller in transactions of the type contemplated under this Agreement, and Seller either fails or otherwise requests Purchaser to perform the same (provided that in no event shall Purchaser be obligated to do so), and (ii) any and all Losses (including any and all Costs and Expenses) incurred by Purchaser in any claim or Actions or Proceedings arising out of this Agreement and/or any of the transactions contemplated under this Agreement (all amounts for which Seller and/or Company may be responsible under this Section 14.03(a) may be credited against the Purchase Price at the Closing, provided however that nothing herein shall be deemed to limit the Seller Parties’ Liability to Purchaser or any of the Purchaser Indemnified Parties for such amounts if the Closing does not occur or for such amounts that remain or become due and payable thereafter).

(b)          Notwithstanding the provisions of Section 14.03(a),

(i)          in the event this Agreement is terminated by Purchaser pursuant to Section 12.01(c)(i), Section 12.01(f) or Section 12.01(h) or by Seller pursuant to Section 12.01(g) or Section 4.08(d) or by either or both of the Seller Parties in a manner that is not permitted under Section 12.01, the Seller Parties shall pay the Termination Payment to Purchaser within two (2) Business Days after such termination;

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(ii)         in the event this Agreement is terminated by Purchaser pursuant to Section 12.01(j) or Section 12.01(k) or by Purchaser or Seller pursuant to Section 12.01(b)(i), the Seller Parties shall pay up to Five Hundred Thousand Dollars ($500,000.00) of the Termination Costs and Expenses to Purchaser within two (2) Business Days after such termination;

(iii)        in the event (x) this Agreement is terminated pursuant to Section 12.01(c)(ii) or Section 12.01(d), and (y) prior to the Expiration Time, an Acquisition Proposal has been publicly proposed or disclosed, and not publicly withdrawn at the time of the Seller Shareholders Meeting, and (z) within 12 months of such termination Seller or Company enters into a definitive agreement relating to an Acquisition Proposal or consummates the transactions contemplated by such Acquisition Proposal with the Person (or its Affiliate) who made the Acquisition Proposal referred to in clause (y) above (whether or not the terms and conditions (including the purchase price terms) of such definitive agreement or transactions contemplated therein is the same as or different from any Acquisition Proposal made prior to such termination), in which case the Termination Payment shall be paid by the Seller Parties to Purchaser at the closing (and as a condition for closing) of the transactions contemplated by the Acquisition Proposal; and

(iv)        in the event this Agreement is terminated pursuant to Section 12.01(c)(ii) or Section 12.01(d) and, prior to such time, a Change of Recommendation shall have occurred for any reason other than in connection with an Acquisition Proposal, then the Seller Parties shall pay the Termination Payment to Purchaser within two (2) Business Days after such termination.

(c)          As used in this Agreement, “Termination Payment” means (x) Four Million Six Hundred Thousand and No/100 Dollars ($4,600,000.00) (the “Termination Fee”) plus (y) any and all costs and expenses incurred or paid by Purchaser and/or its Affiliates in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby (collectively, the “Termination Costs and Expenses”), including the following that have been incurred or paid by Purchaser and/or any Affiliate of Purchaser in connection with the transactions contemplated under this Agreement: any and all (i) Costs and Expenses, (ii) Governmental or Regulatory Authority applications, filings and registrations fees and costs, (iii) fees, costs and expenses of advisors, lenders, counsel and accountants, (iii) lobbying fees, costs and expenses, (iv) due diligence, investigation and inspection fees, costs and expenses, (v) all costs and expenses to enforce the provisions of this Section 14.03 and any and all rights and remedies of Purchaser or any of its Affiliates under this Agreement; and (vi) the Deposit.

(d)          All payments under Section 14.03(b) shall be made by wire transfer of immediately available funds to an account designated in writing by Purchaser. The Liability and obligation of the Seller Parties to pay the Termination Payment, the Termination Fee and/or the Termination Costs and Expenses, as applicable, under Section 14.03(b) shall be the joint and several Liability and obligation of Seller and the Company.

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14.04         Public Announcements. At all times at or before the Closing, no party hereto shall issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld; provided, however, that the parties acknowledge and agree that upon execution of this Agreement, Seller will issue a press release that has prior written approval of Purchaser announcing such execution, and will file a Form 8-K and a Proxy Statement with the SEC in connection therewith, and if required by applicable Law, at least one of such filings will attach a copy of this Agreement as an exhibit thereto (provided however, that if the attachment of this Agreement is so required, then Seller will use its best efforts to obtain confidential treatment from the SEC with respect to any proprietary information, trade secrets and other appropriate information contained in this Agreement). If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party’s disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller will obtain Purchaser’s prior written approval of any press release to be issued immediately following the execution of this Agreement and the Closing announcing the consummation of the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld. Purchaser will obtain Seller’s prior written approval of any press release to be issued immediately following the execution of this Agreement and the Closing announcing the consummation of the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld.

14.05         Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

14.06         Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by Purchaser (on behalf of itself and, after the Closing, Company), on the one hand, and Seller (on behalf of itself and, prior to the Closing, Company), on the other hand.

14.07         No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than (i) any Person entitled to indemnity pursuant to Article XI hereof and (ii) any and all Affiliates of Purchaser under Section 14.03.

14.08         Assignment; Binding Effect. This Agreement and the rights hereunder may not be assigned by a party to any other Person without the mutual written consent of all parties, which consent may be unreasonably withheld by any party; provided however that notwithstanding the foregoing or anything contained in this Agreement or any Ancillary Agreement to the contrary, this Agreement and the rights and/or obligations of Purchaser hereunder may be assigned and/or delegated, as applicable, by Purchaser to one or more Affiliates of Purchaser without any consent or requirement for consent by any party, and upon such assignment and/or delegation, Purchaser shall be released of any and all Liabilities hereunder and such assignee(s) shall be deemed to be the “Purchaser” as such term is defined in this Agreement.

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14.09         Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

14.10         Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

14.11         Consent to Jurisdiction and Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida or any court of the State of Florida located in Miami-Dade County in any action, suit or proceeding arising out of or relating to this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 14.11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Florida other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court. Each party further irrevocably waives and agrees not to plead or claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

14.12         Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

14.13         Attorneys’ Fees. In the event of a dispute between the parties hereto relating to this Agreement, the prevailing party to such dispute will be entitled to recover its reasonable attorneys’ fees and other Costs and Expenses relating to such dispute from the non-prevailing party.

14.14         Time of the Essence. Time is of the essence in performing covenants and agreements hereunder as to which time is relevant.

14.15         Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange or delivery of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes.

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14.16         Remedies Cumulative. Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto. The parties hereto agree that the Business is a unique asset and that damages suffered by Purchaser as a result of a breach of this Agreement by Company would be impracticable to determine. Accordingly, the parties hereto agree that Purchaser shall be entitled to seek specific performance of the terms of this Agreement in the event of a breach of the terms of this Agreement.

14.17         Alternative Structure; Section 363 Sale.

(a)            In the event that Shares cannot be sold, transferred, assigned or conveyed by Seller to Purchaser on or before the Expiration Time in the manner and under the terms contemplated in this Agreement (including with the Shares being sold to Purchaser free and clear of any Liens), or in the event that such sale would be impossible or impracticable, with the use of commercially reasonable efforts, to be accomplished in such manner and terms on or before the Expiration Time, then at Purchaser’s written request, which Purchaser may exercise or not in its sole and absolute discretion, the parties will cooperate in good faith to revise the structure of the transaction into an asset purchase transaction or other alternative form of transaction as may be requested by Purchaser (in each case, an “Alternative Structure Transaction”); provided, that, any such Alternative Structure Transaction shall be designed to mirror the economic and substantive elements of this Agreement and not alter in any material respect the substantive effect of the allocation of risks and benefits to the parties under this Agreement, including not (i) increasing or decreasing in any material respect the Assets to be purchased, or the Included Liabilities to be assumed, by Purchaser, or the Excluded Liabilities or Excluded Assets to be retained by Seller, or the Purchase Price, (ii) increasing the breadth or scope of the representations, warranties or covenants of the parties (other than non-material changes to reflect the revised form of the transaction), (iii) increasing the aggregate amount of Tax liabilities to be borne by any of the parties beyond that contemplated in this Agreement, or (iv) increasing the indemnification obligations of any party hereto. In the event the transaction is restructured as contemplated by this paragraph, the parties shall negotiate consistent with the foregoing the new form of acquisition agreement for the Alternative Structure Transaction. In the event the new form of transaction/acquisition agreement requires changes to the disclosure schedule of any of the parties hereto, such disclosure schedule shall be updated and any change from the original disclosure schedule delivered by a party that is solely attributable to the new form of the transaction or the new acquisition agreement shall be deemed to qualify ab initio the original disclosure schedule delivered by that party hereunder.

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(b)          In the event that Seller and/or Company files a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in any U.S. Bankruptcy Court (the “Bankruptcy Court”) or an involuntary proceeding under the Bankruptcy Code is filed against Seller and/or Company in any U.S. Bankruptcy Court which proceeding is not dismissed within sixty (60) days or which Seller or Company, as applicable, consents to the entry of an order of relief (“Bankruptcy Proceedings”), then the transactions contemplated under this Agreement shall be consummated under the terms and conditions of this Agreement in the Bankruptcy Proceedings under Bankruptcy Code Section 363 as a sale of the Shares, in the case of a Bankruptcy Proceeding in which Seller is the debtor (a “Seller Bankruptcy Proceeding”) or as an asset sale under the Alternative Structure Transaction provisions, in the case of a Bankruptcy Proceeding in which Company is the debtor (a “Company Bankruptcy Proceeding”) (either such sale being a “Section 363 Sale”), with such revisions to the terms and conditions of this Agreement that may be necessary to effectuate the Section 363 Sale; provided however, that, (i) any such revision shall be consistent with the parameters set forth in Section 14.17(a), above, with respect to an Alternative Structure Transaction; and (ii) the following additional provisions shall be deemed automatically added to this Agreement (the “Section 363 Sale Provisions”)(notwithstanding the foregoing or anything contained in this Agreement, the Section 363 Sale Provisions shall not become applicable, and shall have no force or effect, until and unless a Bankruptcy Proceeding has been filed and is in effect):

(i)          Purchaser’s Conditions. In addition to the conditions set forth in the Agreement, Purchaser’s obligation to consummate the Section 363 Sale shall be subject to the satisfaction or waiver, prior to the Closing, of the following: The Bankruptcy Court presiding over the Bankruptcy Proceedings shall have entered a final non-appealable order approving the sale under this Agreement and the assumption by Purchaser and assignment to Purchaser of the Included Contracts to which Purchaser exercises its right to so assume (the "Approval Order"), whose form and substance shall be reasonably satisfactory to Purchaser, on the one hand, and Seller or Company, as applicable, on the other hand, authorizing the sale of the Assets to Purchaser free and clear, pursuant to Bankruptcy Code Section 363(f), of all Liens, claims, and interests, except as provided in this Agreement, and finding Purchaser to be a good faith purchaser within the meaning of 11 USC §363(m).

(ii)         Seller and/or Company’s Conditions.  In addition to the conditions set forth in the Agreement, Seller’s or Company’s obligation, as applicable, to consummate the Section 363 Sale shall be subject to the satisfaction or waiver, prior to the Closing, of the following: The Bankruptcy Court presiding over the Bankruptcy Proceedings shall have entered the Approval Order, whose form and substance shall be reasonably satisfactory to Purchaser, on the one hand, and Seller or Company, as applicable, on the other hand, authorizing the sale of the Shares or the Assets to Purchaser free and clear, pursuant to Bankruptcy Code Section 363(f), of any liens, claims, and interests, except as provided in this Agreement, and finding Purchaser to be a good faith purchaser within the meaning of 11 USC §363(m).

(iii)        Break-Up Fee.  Seller and Company acknowledges Purchaser has expended, and will expend, considerable sums and time to perform due diligence on Seller and Company and analyze the historical and present operations of Seller and Company. Accordingly, in the event Purchaser is not in default hereunder and is ready, willing, and able to close on the purchase in the Section 363 Sale, and should Seller and/or Company, as applicable, accept a higher or better offer to sell the Shares or the Assets, as applicable, to another purchaser (“Alternative Purchaser”) which sale is approved by the Bankruptcy Court in the Bankruptcy Proceedings, then, Seller and Company agree that Purchaser shall be entitled to receive Two Million and No/100 Dollars ($2,000,000.00) as a break-up fee to reimburse Purchaser for the value of its time, costs, and expenses incurred in connection with this transaction (the "Break-Up Fee"). The Break-Up Fee shall be entitled to status as an administrative expense under Bankruptcy Code section 501(b)(1) and shall be secured by a Lien on the deposit of the Alternative Purchaser or the closing proceeds in the event the transaction with the Alternative Purchaser closes. Any sums becoming payable to Purchaser pursuant to this Section 14.17(b)(iii) shall be paid to Purchaser simultaneously with the closing to any such Alternative Purchaser approved in the Bankruptcy Proceedings or, if applicable, when the deposit on such transaction is forfeited. In no event, however, shall any Break Up Fee be payable to Purchaser if no closing occurs with respect to a sale by Seller and/or Company, on the one hand, and the Alternative Purchaser, on the other hand, if the Alternative Purchaser’s deposit related thereto is not forfeited (it being understood and agreed that the Break Up Fee shall only be payable out of either the sale proceeds or deposit and not the debtor’s other assets).

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(iv)        Sale Motion and Auction. Promptly upon filing of the Bankruptcy Proceeding, Seller and/or Company, as applicable, shall file a motion (the "Sale Motion") pursuant to sections 363 and 365 of the Bankruptcy Code seeking entry of an order, among other things, (i) authorizing the sale of the Shares or the Assets, as applicable, and all of the other assets and properties of Seller and/or Company, as applicable (i.e., the Excluded Assets), on substantially the terms and conditions set forth in this Agreement, (ii) approving the bidding procedures (the "Bidding Procedures"), (iii) approving the Break-Up Fee, (iv) scheduling an auction date (the "Auction") and final hearing on the sale (the “Sale Hearing”) to consider approval of the sale of the Shares or the Assets, as applicable, resulting from the Auction, and (v) approving the form and manner of notice of the Sale Motion and Sale Hearing.

(v)         Bidding Procedures Order. Seller and/or Company, as applicable, shall use commercially reasonable efforts to obtain entry of an order (the "Bidding Procedures Order") approving the Sale Motion, and to set the earliest possible hearing date for the Sale Hearing, and in all events the hearing on the Bidding Procedures Order shall be held not less than ten (10) days before the scheduled Auction. The Bidding Procedures Order and any order approving the sale to Purchaser (the “Sale Order”) shall be in form and content reasonably satisfactory to Seller and/or Company, as applicable, and Purchaser and shall provide, among other things, the following:

(A)         that the hearing to consider entry of the Bankruptcy Court approval (the "Sale Hearing") shall be set not later than April 30, 2013;

(B)         that the Bidding Procedures shall include a requirement that there be minimum bidding increments of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), which would require an initial offer from a third party to offer consideration equal to the Purchase Price, plus the Break-Up Fee of Two Million and No/100 Dollars ($2,000,000.00), plus the minimum bidding increment of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

(C)         that a proposal for a competing bid must be in writing and evidenced by a written agreement specifying without limitation, the price and the specific assets to be purchased and Assumed Closing Liabilities, along with any other bid package requirements (a "Competing Agreement");

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(D)         subject to the foregoing provisions, that the Bidding Procedures shall govern the terms and conditions of competing bids and of the Sale and the Auction;

(E)         that Seller and/or Company, as applicable, will commence the Auction pursuant to the time schedule set forth in the Bidding Procedures. The Auction shall be concluded and the highest and best offer determined and announced at the conclusion of the Auction, which determination and announcement shall be final (subject to the Sale Order);

(F)         that a bid by any Alternative Purchaser will not be considered by Seller and/or Company, as applicable, as qualified for the Auction if such bid or other information submitted by the bidder does not contain satisfactory evidence that the Person submitting it has sufficient financial wherewithal to consummate the purchase contemplated thereby;

(G)         that any Alternative Purchaser submitting a competing bid to provide an earnest money cash deposit (the "Alternative Purchaser's Deposit") in accordance with the Bidding Procedures of an amount not less than the Break Up Fee, and Seller and/or Company, as applicable, shall cause the Alternative Purchaser to place the Alternative Purchaser's Deposit (in the amount of Break-Up Fee) in cash in escrow with the counsel for Seller and/or Company, as applicable, for payment to Purchaser subject to the terms of this Agreement, provided that Seller and/or Company, as applicable, has not previously notified Purchaser in writing that it is in material breach of this Agreement;

(H)         that if one or more bids are submitted in accordance with the Bidding Procedures (the "Qualified Bids"), Seller and/or Company, as applicable, will conduct the Auction pursuant to the time schedule set forth in the Bidding Procedures. At the Auction, Purchaser shall submit this Agreement as its initial bid (or any higher or better bid amount in excess of the Purchase Price and terms of this Agreement), and Seller and/or Company, as applicable, shall have the right, in its sole discretion, to select the highest and best bid from Purchaser and any Alternative Purchaser who submitted a Qualified Bid (the "Highest and Best Bid"), subject to resolution of any dispute by the Bankruptcy Court;

(I)         that only the Persons who submitted Qualified Bids and any other Person permitted to participate in the Auction by order of the Bankruptcy Court may participate in the Auction;

(J)         that the Break-Up Fee shall be payable by Seller and/or Company, as applicable, to Purchaser subject to the other terms of this Agreement provided that Purchaser submits this Agreement (or a higher price) as the first bid in the Auction;

(K)         that in the event one or more Alternative Purchaser enters into an agreement with Seller and/or Company, as applicable, to consummate an Alternative Transaction (for higher and better consideration than the Purchase Price; i.e., that would generate Excess Proceeds as defined below) in accordance with the Bidding Procedures, and consummates such transaction or suffers the loss of the Alternative Purchaser's Deposit, as defined below, then Purchaser shall be entitled to the Break-Up Fee from the Alternative Purchaser's Deposit, as defined below (or from the proceeds of the consummated sale in excess of the Purchase Price; the "Excess Proceeds");

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(L)         that in the event of a competing bid, Purchaser shall be entitled to submit successive overbids and shall be entitled, in the calculation of the amount of Purchaser's overbids, to credit bid in the sum of the Break-Up Fee (but Purchaser shall be entitled to the Break-Up Fee whether or not it submits overbids in the Auction); and

(M)         that in the event this Agreement is terminated by Seller and/or Company, as applicable, for any reason or circumstance other than termination due to the material and uncured default or breach by Purchaser when Seller is not in default or breach and has satisfied all conditions to Closing, and Seller and/or Company, as applicable, consummates a sale of the Shares or the Assets to any Alternative Purchaser for a price higher than the Purchase Price within six months of such termination, then Purchaser shall be entitled to payment from Seller and/or Company, as applicable, of the Break Up Fee (to the extent of such increased Purchase Price), and Purchaser's right to payment thereof shall be protected and secured with a Lien upon the proceeds of the Alternative Purchaser's deposit or Excess Proceeds.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

“PURCHASER”:

SILVERMARK LLC,
a Delaware limited liability company

By:	/s/ Alexander Silverman
Managing Member

“SELLER”:

FLORIDA GAMING CORPORATION,
a Delaware corporation

By:	/s/ W. Bennett Collett, Jr.
CEO and President

“COMPANY”:

FLORIDA GAMING CENTERS, INC.,
a Florida corporation

By:	/s/ W. Bennett Collett, Jr.
CEO and President

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EXHIBIT A

GUARANTEE AND JOINDER

This Guarantee and Joinder (this “Joinder”) is made and entered into as of the 25th day of November, 2012 by WILLIAM B. COLLETT, SR., an individual resident of the State of Florida and WILLIAM B. COLLETT, JR., an individual resident of the State of Florida (William B. Collett, Sr. and William B. Collett, Jr. are collectively referred to herein as the “Principals,” and each individually as a “Principal”), in favor of SILVERMARK LLC, a Delaware limited liability company (“Purchaser”).

PRELIMINARY STATEMENT

Capitalized terms that are used but are not otherwise defined in this Joinder shall have the meanings ascribed to such terms in the Stock Purchase Agreement dated as of the date hereof (the “Agreement”) between Purchaser, FLORIDA GAMING CORPORATION, a Delaware corporation (“Seller”) and FLORIDA GAMING CENTERS, INC., a Florida corporation (“Company”). The Principals are the direct or indirect shareholders of Seller and will derive substantial benefit from the consummation of the transactions contemplated by the Agreement. The Principals acknowledge and agree that as a condition to Purchaser entering into the Agreement with Seller, Purchaser requires that the Principals execute and deliver this Joinder.

NOW THEREFORE, in consideration of and as an inducement to Purchaser entering into the Agreement with Seller and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby conclusively acknowledged, each of the Principals, intending to be legally bound, hereby agree in favor of Purchaser as follows:

Section 1.          Guarantee.

(a)          The Principals hereby jointly and severally and irrevocably, absolutely and unconditionally guarantee, as primary obligor and not merely as surety, the payment and performance of all of Seller’s and/or the Company’s agreements, covenants, indemnities and other liabilities and obligations pursuant to the Agreement and/or any of the Ancillary Agreements. Without limiting the generality of the foregoing, the Principals jointly and severally agree (i) to pay to Purchaser and each of the Purchaser Indemnified Parties, as applicable, when due all sums due from Seller and/or the Company pursuant to or in connection with the Agreement or any of the Ancillary Agreements, including without limitation, the Termination Fee, the Termination Costs and Expenses, the Termination Payment, the Deposit, the prorations and credits payable or due by the Seller pursuant to the Agreement, any and all Losses suffered by Purchaser or any of the Purchaser Indemnified Parties, as applicable, the indemnity provided by Seller and/or the Company pursuant to the Agreement (under Article XI of the Agreement or otherwise), and the amount of any judgment or award that may be obtained by any of the Purchaser Indemnified Parties against Seller and/or the Company in connection with the Agreement, inclusive of interest on any such award, and (ii) to perform or cause to be performed any obligation of Seller and/or the Company pursuant to the Agreement or any of the Ancillary Agreements in accordance with the terms of the Agreement or any of the Ancillary Agreements, as applicable.

(b)          Each Principal hereby agrees that in the event of any breach or default by Seller and/or the Company under the Agreement or any of the Ancillary Agreements, Purchaser shall be entitled to proceed against each Principal immediately for such payment and performance without prior demand or notice. Each Principal expressly waives presentment, demand, protest, notice of default and non-payment, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement of this Joinder, and consents to any extension or modification of the terms of the Agreement without notice. All payments under this Joinder shall be made without counterclaim, offset or defense of any kind, and each Principal hereby waives any and all defenses and rights of set off that it may have under applicable law.

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(c)          This is an irrevocable, absolute, continuing guaranty of payment and performance (inter alia) and not merely a guaranty of collection; and each Principal waives any right to require that any action be brought against Seller and/or the Company or any other Person or to require that resort be had to any security. Each right, power and remedy of Purchaser and/or any of the Purchaser Indemnified Parties provided for in this Joinder or the Agreement or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. Without limiting the generality of the foregoing, Purchaser or any Purchaser Indemnified Party may, at its option, proceed against each Principal individually, in the first instance to collect any monies, the payment of which is guaranteed hereby, without first proceeding against Seller and/or the Company or any other Person, and without first resorting to any security held by it as collateral or to any other remedies, at the same or different times, as it may deem advisable; and the liability of each Principal hereunder shall be in no way affected or impaired by an acceptance by Purchaser or any Purchaser Indemnified Party of any security for, or other guarantors upon, any indebtedness, liability or obligation of Seller and/or the Company to Purchaser or any Purchaser Indemnified Party, or by any failure, delay, neglect or omission by Purchaser or any Purchaser Indemnified Party to realize upon or protect any such indebtedness, liability or obligation or any collateral or security therefor. No failure on the part of Purchaser or any Purchaser Indemnified Party to exercise and no delay in exercising any right granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(d)          Each Principal agrees to pay all Costs and Expenses of collection in the enforcement of Purchaser’s and each Purchaser Indemnified Party’s rights with respect to Seller’s and/or the Company’s Liabilities and obligations and this Joinder, including without limitation, actual attorneys’ fees, paralegals’ fees, court costs, other costs expended in the collection or enforcement process, default interest at the highest rate permitted by law and such other and further relief as may be proper.

(e)          Whenever possible, each provision of this Joinder shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Joinder is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Joinder. All issues and questions concerning the construction, validity, enforcement and interpretation of this Joinder shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of this Joinder shall be brought against any of the parties in the courts of the State of Florida, County of Miami-Dade, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

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Section 2.          Joinder.

The Principals agree that by execution and delivery of this Joinder, the Principals hereby jointly and severally join in the execution of and agree to those agreements, covenants, undertakings and acknowledgments of the Seller and the Company set forth in the Agreement and the Ancillary Agreements as fully as if each Principal were an original party thereto and as if each Principal were making such agreements, covenants, undertakings and acknowledgements, and agrees to be bound by all of the terms and conditions contained therein. The Principals further agree to deliver each certificate, document and agreement as Purchaser may reasonably require to be delivered by them from time to time to better support, secure or perfect the rights and remedies granted or provided to Purchaser by the Principals hereunder, including certificates of the type described under Section 6.01 and Section 6.02 of the Agreement with respect to and from the Principals.

Section 3.          Representations, Warranties and Acknowledgements of the Principals.

The Principals, jointly and severally, hereby represent and warrant to Purchaser as follows as of the Effective Date and as of the Closing Date, and acknowledges as follows:

Section 3.01.    Ownership of Seller. The Principals are shareholders and Affiliates of Seller and will be shareholders and Affiliates of Seller as of the Closing Date.

Section 3.02.    Authorization of Joinder.

(a)    Each Principal has the legal capacity to enter into this Joinder and to consummate the transactions contemplated by the Joinder and any Ancillary Agreement to which he is a party.   This Joinder has been duly executed and delivered by each Principal and constitutes a legal, valid and binding obligation of each Principal, enforceable against each Principal in accordance with its terms.

(b)    The execution and delivery of this Joinder and the consummation of the transactions contemplated hereby by each Principal will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, (i) the provisions of any agreement to which any Principal is a party, or (ii) applicable Law.

(c)    No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from, any Governmental or Regulatory Authority is required by or with respect to any Principal in connection with the execution and delivery of the Agreement, this Joinder or any of the Ancillary Agreements by Seller, the Company or the Principals, as applicable, or the consummation by Seller, the Company or the Principals of the transactions contemplated hereby or thereby, except for the required consents that are listed in Schedule 2.03(b) of the Agreement.

Section 4.          Miscellaneous.

Section 4.01.    Expenses. In the event of a dispute between the parties in connection with this Joinder and the transactions contemplated hereby, each of the parties hereto hereby agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

Section 4.02.    Notices. Unless otherwise provided herein, all notices or other communications required or permitted by this Joinder shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party to whom notice is given, on the same day if sent by confirmed facsimile transmission, on the date of actual delivery if sent by email transmission or on the date of actual delivery if sent by or overnight commercial courier or by first-class mail, registered or certified, with postage prepaid, and in each case, properly addressed to the party at its address set forth below, or at any other address that any party may from time to time designate by written notice to the others:

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If to Purchaser, to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: Alexander D. Silverman, Member

Facsimile No.: (212) 308-9265

Email: alexs@andalex.com

with a copy to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: William S. Kogan, Esq., General Counsel

Facsimile No.: (212) 308-9265

Email: wkogan@andalex.com

and

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

If to any one or more Principals, to:

William B. Collett, Sr.

William B. Collett, Jr.

3500 NW 37th Avenue

Miami, FL 33142

Facsimile No.: (305) 634-1712

Email: bcollett@casinomiami.net

with a copy to:

Frost Brown Todd LLC

400 West Market Street

Suite 3200

Louisville, KY 40202-3363

Attn: R. James Straus, Esq.

Facsimile No.: (502) 581-1087

Email: jstraus@fbtlaw.com

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Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Section 4.03.    Entire Agreement; Amendment; Waiver. This Joinder constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes all other understandings and negotiations with respect thereto. This Joinder may be amended only in a writing signed by all parties hereto. Any provision of this Joinder may be waived only in a writing signed by the party to be charged with such waiver. No course of dealing between the parties shall be effective to amend or waive any provision of this Joinder.

Section 4.04.    Severability. If any term or other provision of this Joinder is invalid, illegal, or incapable of being enforced under applicable Law, all other conditions and provisions of this Joinder shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Joinder so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

Section 4.05.    Parties in Interest. This Joinder shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Joinder, except as set forth below, express or implied, is intended to confer upon any other Person (other than the Purchaser Indemnified Parties) any rights or remedies of any nature whatsoever under or by reason of this Joinder.

Section 4.06.    Interpretation. Any and all exhibits, annexes and schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Joinder as if set forth in full herein. Any capitalized terms used in any exhibit, annexes or schedule but not otherwise defined therein shall have the meaning as defined in this Joinder. References to defined terms in the singular shall include the plural and references to defined terms in the plural shall include the singular.

Section 4.07.    Governing Law; Jurisdiction and Venue. This Joinder shall be governed by the internal laws of the State of Florida, without giving effect to the conflicts of laws principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida or any court of the State of Florida located in Miami-Dade County in any action, suit or proceeding arising out of or relating to this Joinder, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.07 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Florida other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court. Each party further irrevocably waives and agrees not to plead or claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

Section 4.08.    Captions. The captions in this are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.

Section 4.09.    Counterparts. This Joinder may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange or delivery of copies of this Joinder and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Joinder as to the parties and may be used in lieu of the original Joinder for all purposes. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes.

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Section 4.10. Remedies Cumulative. Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto. The parties hereto agree that the Business is a unique asset and that damages suffered by Purchaser as a result of a breach of this Joinder by the Principals would be impracticable to determine. Accordingly, the parties hereto agree that Purchaser shall be entitled to seek specific performance of the terms of this Joinder in the event of a breach of the terms of this Joinder.

Section 4.11. WAIVER OF JURY TRIAL. each of the parties to this joinder hereby irrevocably waive all rights to a trial by jury in the event of any dispute or court action or proceeding, including a counterclaim, arising from, growing out of, or relating to this joinder, the agreement, the other transaction documents or any other documents or instruments executed and delivered in connection herewith or therewith. The parties acknowledge that this waiver is a significant consideration to, and a material inducement for, the parties to enter into this joinder.

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IN WITNESS WHEREOF, each Principal has executed this Joinder as of the date first set forth above.

PRINCIPALS:

WILLIAM B. COLLETT, SR.

WILLIAM B. COLLETT, JR.

STATE OF FLORIDA                 )

) ss:

COUNTY OF MIAMI-DADE    )

I hereby certify that on this 25th day of November, 2012, personally appeared William B. Collett, Sr., who is personally known to me or who produced the following identification (_________________________), and he acknowledged before me that he executed the foregoing document as his free act and deed, for the uses and purposes therein mentioned, and that said instrument is his act and deed.

In Witness Whereof, I have hereunto set my hand and seal in the County and State aforesaid as of this 25th day of November, 2012.

(Name of Notary)
Notary Public
State of Florida
Commission or Serial No.:
My Commission Expires:

STATE OF FLORIDA                 )

) ss:

COUNTY OF MIAMI-DADE   )

I hereby certify that on this 25th day of November, 2012, personally appeared William B. Collett, Jr., who is personally known to me or who produced the following identification (_________________________), and he acknowledged before me that he executed the foregoing document as his free act and deed, for the uses and purposes therein mentioned, and that said instrument is his act and deed.

In Witness Whereof, I have hereunto set my hand and seal in the County and State aforesaid as of this 25th day of November, 2012.

(Name of Notary)
Notary Public
State of Florida
Commission or Serial No.:
My Commission Expires:

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EXHIBIT B

DEPOSIT ESCROW AGREEMENT

This DEPOSIT ESCROW AGREEMENT (this “Agreement”) dated as of November 25, 2012 (the “Effective Date”) among SILVERMARK LLC, a Delaware limited liability company (“Purchaser”) or its assignee(s), FLORIDA GAMING CORPORATION, a Delaware corporation (“Seller”) and GUNSTER, YOAKLEY & STEWART, P.A., as escrow agent (“Escrow Agent”).

This is the Deposit Escrow Agreement referred to in the Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), among Purchaser, Seller, and FLORIDA GAMING CENTERS, INC., a Florida corporation (“Company”). Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.          Establishment of Escrow.

a.          Pursuant to the Purchase Agreement, Purchaser is depositing the Deposit with Escrow Agent an amount equal to Fifty Thousand and NO/100 dollars ($50,000.00) in immediately available funds.

b.          Escrow Agent hereby agrees to hold all of the Deposit in escrow in an interest-bearing account subject to the terms and conditions contained in this Agreement. Any interest earned on the Deposit shall be applied in the same manner as the Deposit.

2.          Investment of Funds.

Except as Purchaser and Seller may from time to time jointly instruct Escrow Agent in writing, until disbursement of the Deposit as contemplated under this Agreement, the Deposit shall be invested from time to time, to the extent possible, in (i) one or more interest bearing deposit accounts (which may be money market deposit accounts) with one or more financial institutions as may be selected by Escrow Agent in its sole and absolute discretion, and/or (ii) U.S. government securities, securities guaranteed by the U.S. government or insured fixed deposits with one or more financial institutions, in each case as may be selected by Escrow Agent in its sole and absolute discretion. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Deposit consisting of investments to provide for payments required to be made under this Agreement.

3.          Release of Deposit.

Escrow Agent agrees to release the Deposit in accordance with the terms and conditions set forth in this Agreement. Subject to the terms of this Section 3, the Deposit shall be non-refundable to Purchaser in the event that the Closing fails to occur due to a default under the Purchase Agreement by Purchaser and the Purchase Agreement is terminated by the Seller Parties pursuant to Section 12.01(c)(i) of the Purchase Agreement, in which event, upon such termination of the Purchase Agreement as a result thereof, the Deposit shall be paid by Escrow Agent to Seller; otherwise, the Deposit shall be refunded to Purchaser by Escrow Agent in the event that the Closing fails to occur. Escrow Agent shall be required to obtain the consent of both parties to release the Deposit pursuant to the immediately preceding sentence, provided, however, that if Escrow Agent is releasing the Deposit as a result of the termination of the Purchase Agreement under any provision of Section 12.01 other than a termination by the Seller Parties as provided in Section 12.01(c)(i) of the Purchase Agreement, then Escrow Agent is not required to obtain the consent of Seller to release the Deposit, unless Seller disputes such release by written notice to Escrow Agent which much be received by Escrow Agent prior to such release.

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4.           Duties of Escrow Agent.

(a)          Escrow Agent shall not be under any duty to give the Deposit held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b)          Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Deposit or any loss of interest incident to any such delays.

(c)          Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d)          Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e)          Escrow Agent does not have any interest in the Deposit deposited hereunder but is serving as escrow holder only and has only possession thereof. Any payments of income from the Deposit shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or nonresident alien certifications. This Section 4(e) and Section 4(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

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(f)          Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(g)          Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h)          Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Deposit to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Deposit until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, nonappealable order of a court of competent jurisdiction.

(i)          In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Deposit or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Deposit until Escrow Agent shall have received (i) a final, nonappealable order of a court of competent jurisdiction directing delivery of the Deposit or (ii) a written agreement executed by the other parties hereto directing delivery of the Deposit, in which event Escrow Agent shall disburse the Deposit in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j)          Purchaser and Seller agree to pay and reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such payment and reimbursement to which Escrow Agent is entitled shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. Any fees, expenses, disbursements and advances of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

(k)          No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

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(l)          The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

6.           Limited Responsibility.

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.           Ownership for Tax Purposes.

Seller agrees that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of the Deposit and that Seller will report all income, if any, that is earned on, or derived from, the Deposit as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.           Acknowledgement.

Seller acknowledges and agrees that Gunster, Yoakley & Stewart, P.A. serves as legal counsel to Purchaser and/or its Affiliates from time to time and that nothing contained herein or any performance by the Escrow Agent or any party hereunder shall impair or affect Gunster, Yoakley & Stewart, P.A.’s ability and full right and authority to represent Purchaser and/or its Affiliates in connection with any matter (including, without limitation, any interpleader action instituted by it as Escrow Agent arising from this Agreement), whether or not related to the subject matter hereof, nor shall the Escrow Agent’s agreement to act as escrow agent hereunder create any impropriety or conflict of interest (or any appearance thereof) in connection with the Escrow Agent’s representation of Purchaser and/or its Affiliates. By signing below, Purchaser, Seller and Escrow Agent acknowledge that they have read this Agreement and agree to the terms contained herein and, for the purposes of avoidance of any doubt, Seller hereby expressly waives any claim of conflict of interest against Gunster, Yoakley & Stewart, P.A. arising from its status as Escrow Agent hereunder and as counsel to the Purchaser.

9.           Notices.

Unless otherwise provided herein, all notices, Consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party to whom notice is given, on the same day if sent by confirmed facsimile transmission, on the date of actual delivery if sent by email transmission or on the date of actual delivery if sent by or overnight commercial courier or by first-class mail, registered or certified, with postage prepaid, and in each case, properly addressed to the party at its address set forth below, or at any other address that any party may from time to time designate by written notice to the others:

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If to Purchaser, to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: Alexander D. Silverman, Member

Facsimile No.: (212) 308-9265

Email: alexs@andalex.com

with a copy to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: William S. Kogan, Esq., General Counsel

Facsimile No.: (212) 308-9265

Email: wkogan@andalex.com

and

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

If to the Seller, to:

Florida Gaming Corporation

3500 NW 37th Avenue

Miami, FL 33142

Attn: William B. Collett, Jr.

Facsimile No.: (305) 634-1712

Email: bcollett@casinomiami.net

with a copy to:

Frost Brown Todd LLC

400 West Market Street

Suite 3200

Louisville, KY 40202-3363

Attn: R. James Straus, Esq.

Facsimile No.: (502) 581-1087

Email: jstraus@fbtlaw.com

If to Escrow Agent, to:

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Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

10.         Jurisdiction; Service of Process.

Any Actions or Proceedings arising out of or relating to this Agreement may be brought in the courts of the State of Florida, County of Miami-Dade, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Actions or Proceedings and waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Actions or Proceedings shall be heard and determined only in any such court and agrees not to bring any Actions or Proceedings arising out of or relating to this Agreement in any other court. Process in any Actions or Proceedings referred to in the preceding sentence may be served on any party anywhere in the world.

10.         Execution of Agreement.

This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange or delivery of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes.

11.         Section Headings, Construction.

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

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12.         Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.         Entire Agreement and Modification.

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Purchaser, Seller and Escrow Agent.

14.         Governing Law.

This Agreement shall be governed by the laws of the State of Florida without regard to conflicts of law principles that would require the application of any other Law.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

“PURCHASER”:

SILVERMARK LLC,
a Delaware limited liability company

By:
Name:
Title:

“SELLER”:

FLORIDA GAMING CORPORATION,
a Delaware corporation

By:
Name:
Title:

“ESCROW AGENT”:

GUNSTER, YOAKLEY & STEWART, P.A.

By:
Name:
Title:

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EXHIBIT C

INDEMNIFICATION ESCROW AGREEMENT

This INDEMNIFICATION ESCROW AGREEMENT (this “Agreement”) dated as of ___________, 2013 (the “Closing Date”) among SILVERMARK LLC, a Delaware limited liability company (“Purchaser”) or its assignee(s), FLORIDA GAMING CORPORATION, a Delaware corporation (“Seller”) and GUNSTER, YOAKLEY & STEWART, P.A., as escrow agent (“Escrow Agent”).

This is the Indemnification Escrow Agreement referred to in the Stock Purchase Agreement dated as of November 25, 2012 (the “Purchase Agreement”), among Purchaser, Seller, and FLORIDA GAMING CENTERS, INC., a Florida corporation (“Company”). Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.           Establishment of Escrow.

(a)          Purchaser is depositing with Escrow Agent an amount equal to Seven Million Five Hundred Thousand and NO/100 Dollars ($7,500,000.00) in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under Section 5(j), or losses on investments, the “Escrow Fund”).

(b)          Escrow Agent hereby agrees to act as escrow agent and, upon receipt of the Escrow Fund, to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.           Investment of Funds.

Except as Purchaser and Seller may from time to time jointly instruct Escrow Agent in writing, until disbursement of the Escrow Fund as contemplated under this Agreement, the Escrow Fund shall be invested from time to time, to the extent possible, in (i) one or more interest bearing deposit accounts (which may be money market deposit accounts) with one or more financial institutions as may be selected by Escrow Agent in its sole and absolute discretion, and/or (ii) U.S. government securities, securities guaranteed by the U.S. government or insured fixed deposits with one or more financial institutions, in each case as may be selected by Escrow Agent in its sole and absolute discretion. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.           Claims.

(a)          From time to time on or before [______________, 2016]1, Purchaser may give one or more Claim Notices, Indemnity Notices or other notices (each, a “Notice”) to Seller and Escrow Agent with respect to any one or more claims (each, a “Claim”) that Purchaser or any Purchaser Indemnified Party may have under Article XI of the Purchase Agreement; Purchaser may make more than one claim with respect to any underlying state of facts. Neither the exercise of nor the failure to give a Claim Notice, Indemnity Notice or such other notice under this Agreement will constitute an election of remedies or limit any Purchaser Indemnified Party in any manner in the enforcement of any other remedies that may be available to it.

1 INSERT DATE THAT IS THE THIRD ANNIVERSARY OF THE CLOSING DATE.

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(i)          If Seller gives notice to Purchaser and Escrow Agent disputing any Claim (a “Counter Notice”) within thirty (30) days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(b). If no Counter Notice is received by Escrow Agent within such thirty-day (30-day) period, then the dollar amount of damages claimed by Purchaser as set forth in its Notice with respect to such Claim shall be deemed established for purposes of this Agreement and the Purchase Agreement and, at the end of such thirty-day (30-day) period, Escrow Agent shall pay to Purchaser (or to the Purchaser Indemnified Party, as applicable) the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund.

(ii)         Notwithstanding anything contained in this Agreement, the Purchase Agreement or any Ancillary Agreement to the contrary, (A) Seller shall have no right to, and shall not, dispute or deliver a Counter Notice with respect to any Claim for which Liability has been determined or established under Article XI of the Purchase Agreement or with respect to any Claim relating to any matter described under Schedule VIII, Schedule 2.10 or Schedule 2.11 of the Purchase Agreement, (B) the dollar amount of damages claimed by Purchaser as set forth in its Notice with respect to such Claim shall be deemed established upon delivery of such Notice under Section 3(a) for purposes of this Agreement and the Purchase Agreement, and (C) the Escrow Agent shall pay to Purchaser (or to the Purchaser Indemnified Party, as applicable) the dollar amount claimed in such Notice, from (and only to the extent of) the Escrow Fund, within five (5) Business Days after Escrow Agent receives such Notice under Section 3(a).

(b)          If a Counter Notice is given with respect to a Claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Purchaser and Seller or (ii) a final, nonappealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

(c)          Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement or this Agreement.

4.           Termination of Escrow.

(a)          Commencing on [______________, 2013]2, and on the ___3 day of each calendar month thereafter until [______________, 2016]4 (each, a “Monthly Release Date”), Escrow Agent shall pay and distribute to Seller up to Seventy Thousand and No/100 Dollars ($70,000) from the amount then remaining in the Escrow Fund, if any (the “Monthly Release Amount”), unless (i) the amount then remaining in the Escrow Fund equals or is less than Five Million and No/100 Dollars ($5,000,000.00), in which case no Monthly Release Amount shall be payable, paid or distributed under this Agreement, (ii) any Claims are then pending on such Monthly Release Date, in which case, subject to the provisions of clause (iii) of this Section 4(a), the Monthly Release Amount shall only be paid and distributed to Seller from the amount then remaining in the Escrow Fund in the event that (x) the amount then remaining in the Escrow Fund on such Monthly Release Date, minus (y) an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims), equals or exceeds the Monthly Release Amount, or (iii) Purchaser has given notice to Seller and Escrow Agent specifying in reasonable detail (A) the nature of any other claim it may have under Article XI of the Purchase Agreement with respect to which it is unable to specify the amount of Losses or potential Losses, or (B) of any outstanding Excluded Liability or Excluded Litigation with respect to which it is unable to specify the amount of Losses or potential Losses, in which case the Monthly Release Amount that is otherwise payable on such Monthly Release Date hereunder shall not be payable, paid or distributed to Seller. Any right of Seller to receive payment and distribution of the Monthly Release Amounts shall not accumulate, and no Monthly Release Amount that is not paid or distributed in accordance this Section 4(a) shall accrue or become payable at any time after the applicable Monthly Release Date.

2 INSERT DATE THAT IS ONE CALENDAR MONTH AFTER THE CLOSING DATE.

3 INSERT THE SAME DAY OF THE MONTH.

4 INSERT DATE THAT IS THE THIRD ANNIVERSARY OF THE CLOSING DATE.

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(b)          On [______________, 2016]5, Escrow Agent shall pay and distribute the then remaining amount of the Escrow Fund, if any, to Seller, unless (i) any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance, if any, paid to Seller), or (ii) Purchaser has given notice to Seller and Escrow Agent specifying in reasonable detail (A) the nature of any other claim it may have under Article XI of the Purchase Agreement with respect to which it is unable to specify the amount of Losses or potential Losses, or (B) of any outstanding Excluded Liability or Excluded Litigation with respect to which it is unable to specify the amount of Losses or potential Losses, in which case the entire Escrow Fund shall be retained by Escrow Agent, in either case until it receives joint written instructions of Purchaser and Seller or a final, nonappealable order of a court of competent jurisdiction as contemplated by Section 3(b).

5.           Duties of Escrow Agent.

(a)          Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b)          Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.

5 INSERT DATE THAT IS THE THIRD ANNIVERSARY OF THE CLOSING DATE.

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(c)          Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d)          Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e)          Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and has only possession thereof. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or nonresident alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f)          Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(g)          Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h)          Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, nonappealable order of a court of competent jurisdiction.

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(i)          In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final, nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j)          Purchaser and Seller agree to pay and reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such payment and reimbursement to which Escrow Agent is entitled shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. Any fees, expenses, disbursements and advances of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

(k)          No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

(l)          The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

6.           Limited Responsibility.

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

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7.           Ownership for Tax Purposes.

Seller agrees that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of the Escrow Fund and that Seller will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.           Acknowledgement.

Seller acknowledges and agrees that Gunster, Yoakley & Stewart, P.A. serves as legal counsel to Purchaser and/or its Affiliates from time to time and that nothing contained herein or any performance by the Escrow Agent or any party hereunder shall impair or affect Gunster, Yoakley & Stewart, P.A.’s ability and full right and authority to represent Purchaser and/or its Affiliates in connection with any matter (including, without limitation, any interpleader action instituted by it as Escrow Agent arising from this Agreement), whether or not related to the subject matter hereof, nor shall the Escrow Agent’s agreement to act as escrow agent hereunder create any impropriety or conflict of interest (or any appearance thereof) in connection with the Escrow Agent’s representation of Purchaser and/or its Affiliates. By signing below, Purchaser, Seller and Escrow Agent acknowledge that they have read this Agreement and agree to the terms contained herein and, for the purposes of avoidance of any doubt, Seller hereby expressly waives any claim of conflict of interest against Gunster, Yoakley & Stewart, P.A. arising from its status as Escrow Agent hereunder and as counsel to the Purchaser.

9.           Notices.

Unless otherwise provided herein, all notices, Consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party to whom notice is given, on the same day if sent by confirmed facsimile transmission, on the date of actual delivery if sent by email transmission or on the date of actual delivery if sent by or overnight commercial courier or by first-class mail, registered or certified, with postage prepaid, and in each case, properly addressed to the party at its address set forth below, or at any other address that any party may from time to time designate by written notice to the others:

If to Purchaser, to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: Alexander D. Silverman, Member

Facsimile No.: (212) 308-9265

Email: alexs@andalex.com

with a copy to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: William S. Kogan, Esq., General Counsel

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Facsimile No.: (212) 308-9265

Email: wkogan@andalex.com

and

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

If to the Seller, to:

Florida Gaming Corporation

3500 NW 37th Avenue

Miami, FL 33142

Attn: William B. Collett, Jr.

Facsimile No.: (305) 634-1712

Email: bcollett@casinomiami.net

with a copy to:

Frost Brown Todd LLC

400 West Market Street

Suite 3200

Louisville, KY 40202-3363

Attn: R. James Straus, Esq.

Facsimile No.: (502) 581-1087

Email: jstraus@fbtlaw.com

If to Escrow Agent, to:

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

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10.         Jurisdiction; Service of Process.

Any Actions or Proceedings arising out of or relating to this Agreement may be brought in the courts of the State of Florida, County of Miami-Dade, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Actions or Proceedings and waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Actions or Proceedings shall be heard and determined only in any such court and agrees not to bring any Actions or Proceedings arising out of or relating to this Agreement in any other court. Process in any Actions or Proceedings referred to in the preceding sentence may be served on any party anywhere in the world.

11.         Execution of Agreement.

This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange or delivery of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes.

12.         Section Headings, Construction.

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

13.         Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

14.         Entire Agreement and Modification.

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Purchaser, Seller and Escrow Agent.

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15.         Governing Law.

This Agreement shall be governed by the laws of the State of Florida without regard to conflicts of law principles that would require the application of any other Law.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

“PURCHASER”:

SILVERMARK LLC,
a Delaware limited liability company

By:
Name:
Title:

“SELLER”:

FLORIDA GAMING CORPORATION,
a Delaware corporation

By:
Name:
Title:

“ESCROW AGENT”:

GUNSTER, YOAKLEY & STEWART, P.A.

By:
Name:
Title:

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